Exhibit 4.1

TABLE OF CONTENTS

DEFINITIONS

ACP Test Safe Harbor Matching Contributions	1
Actual Deferral Percentage (ADP)	1
Adopting Employer	1
Adoption Agreement	1
ADP Test Safe Harbor Contributions	1
Aggregate Limit	1
Alternate Payee	1
Annual Additions	1
Annuity Starting Date	1
Applicable Life Expectancy	2
Average Contribution Percentage (ACP)	2
Basic Matching Contributions	2
Basic Plan Document	2
Beneficiary	2
Break in Eligibility Service	2
Break in Vesting Service	2
Code	2
Compensation	2
Contributing Participant	3
Contribution Percentage	4
Contribution Percentage Amounts	4
Deductible Employee Contributions	4
Defined Benefit Fraction	4
Defined Contribution Dollar Limitation	4
Defined Contribution Fraction	4
Determination Date	4
Determination Period	4
Direct Rollover	4
Directed Trustee	4
Disability	5
Discretionary Trustee	5
Distribution Calendar Year	5
Domestic Relations Order	5
Earliest Retirement Age	5
Early Retirement Age	5
Earned Income	5
Effective Date	5
Election Period	5
Elective Deferrals	5
Eligible Employee	5
Eligible Employer	5
Eligible Participant	6
Eligible Retirement Plan	6
Eligible Rollover Distribution	6
Eligibility Computation Period	6
Employee	6
Employer	6
Employer Contribution	6
Employer Money Purchase Pension Contribution	6
Employer Target Benefit Pension Contribution	6
Employer Profit Sharing Contribution	6
Employment Commencement Date	7
Enhanced Matching Contributions	7
Entry Dates	7
ERISA	7
Excess Aggregate Contributions	7
Excess Annual Additions	7
Excess Contributions	7
Excess Elective Deferrals	7
Fiduciary	7
Fiscal Year	7
Forfeiture	7
Fund	7
Highest Average Compensation	7
Highly Compensated Employee	7

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Hours of Service	8
Individual Account	9
Investment Fiduciary	9
Investment Fund	9
Key Employee	9
Leased Employee	9
Life Expectancy	9
Limitation Year	9
Master or Prototype Plan	9
Matching Contribution	9
Maximum Permissible Amount	10
Nondeductible Employee Contributions	10
Normal Retirement Age	10
Owner-Employee	10
Participant	10
Participant’s Benefit	10
Permissive Aggregation Group	10
Plan	10
Plan Administrator	10
Plan Sequence Number	10
Plan Year	10
Pre-Age 35 Waiver	11
Present Value	11
Prior Plan	11
Projected Annual Benefit	11
Prototype Sponsor	11
Qualified Domestic Relations Order	11
Qualified Election	11
Qualified Joint and Survivor Annuity	12
Qualified Matching Contributions	12
Qualified Nonelective Contributions	12
Qualified Preretirement Survivor Annuity	12
Qualifying Contributing Participant	12
Qualifying Participant	12
Recipient	12
Related Employer	12
Related Employer Participation Agreement	12
Required Aggregation Group	12
Required Beginning Date	12
Safe Harbor Nonelective Contributions	13
Self-Employed Individual	13
Separate Fund	13
Spouse (Surviving Spouse)	13
Taxable Wage Base	13
Termination of Employment	13
Top-Heavy Plan	13
Trustee	14
Valuation Date	14
Vested	14
Vested Account Balance	14
Year	14
Year of Eligibility Service	14
Year of Vesting Service	14

SECTION ONE: EFFECTIVE DATES		14

SECTION TWO: ELIGIBILITY REQUIREMENTS		14
2.01	Eligibility to Participate	14
2.02	Plan Entry	15
2.03	Transfer To or From Ineligible Class	15
2.04	Return as a Participant After Break in Eligibility Service	15
2.05	Determinations Under This Section	15
2.06	Terms of Employment	15

SECTION THREE: CONTRIBUTIONS		16
3.01	Employer Contributions	16
3.02	Certain One-Time Irrevocable Elections	19
3.03	Rollover Contributions	19
3.04	Transfer Contributions	19
3.05	Deductible Employee Contributions	19
3.06	Elective Deferrals	19
3.07	Matching Contributions	21

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3.08	Nondeductible Employee Contributions	21
3.09	Qualified Nonelective Contributions	21
3.10	Qualified Matching Contributions	21
3.11	Other Limitations on SIMPLE 401(k) Contributions	22
3.12	Limitation on Allocations	22
3.13	Actual Deferral Percentage Test (ADP)	23
3.14	Limits on Nondeductible Employee Contributions and Matching Contributions	25
3.15	Safe Harbor CODA	26

SECTION FOUR: VESTING AND FORFEITURES		26
4.01	Distributions to Participant	26
4.02	100 Percent Vesting on Certain Contributions	28
4.03	Forfeitures and Vesting of Matching Contributions	28

SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS		29
5.01	Distributions	29
5.02	Form of Distributions to Participants	31
5.03	Distributions Upon the Death of Participants	32
5.04	Form of Distribution to Beneficiaries	32
5.05	Distribution Requirements	33
5.06	Annuity Contracts	35
5.07	Distribution in Kind	35
5.08	Direct Rollovers of Eligible Rollover Distributions	35
5.09	Procedure for Missing Participants or Beneficiaries	35
5.10	Filing a Claim for Plan Distributions	35
5.11	Denial of a Claim	35
5.12	Remedies Available	35
5.13	Joint and Survivor Annuity Requirements	35
5.14	Liability for Withholding on Distributions	37
5.15	Distribution of Excess Elective Deferrals	38
5.16	Distribution of Excess Contributions	38
5.17	Distribution of Excess Aggregate Contributions	38
5.18	Recharacterization	39
5.19	Loans To Participants	39

SECTION SIX: DEFINITIONS		40

SECTION SEVEN: MISCELLANEOUS		40
7.01	The Fund	40
7.02	Individual Accounts	40
7.03	Powers and Duties of the Plan Administrator	41
7.04	Expenses and Compensation	42
7.05	Information from Employer	42
7.06	Plan Amendments	42
7.07	Plan Merger or Consolidation	43
7.08	Permanency	43
7.09	Method and Procedure for Termination	43
7.10	Continuance of Plan by Successor Employer	43
7.11	Failure of Plan Qualification	43
7.12	Governing Laws and Provisions	44
7.13	State Community Property Laws	44
7.14	Headings	44
7.15	Gender and Number	44
7.16	Standard of Fiduciary Conduct	44
7.17	General Undertaking of all Parties	44
7.18	Agreement Binds Heirs, Etc.	44
7.19	Determination of Top-Heavy Status	44
7.20	Inalienability of benefits	45
7.21	Bonding	45
7.22	Investment Authority	45
7.23	Procedures and Other Matters Regarding Domestic Relations Orders	47
7.24	Indemnification of Prototype Sponsor	47
7.25	Military Service	47

SECTION EIGHT: TRUSTEE		48
8.01	Intentionally Omitted	48
8.02	Trustee	48
8.03	Compensation and Expenses	49
8.04	No Obligation to Question Data	49
8.05	Resignation	49
8.06	Degree of Care – Limitations of Liability	49
8.07	Indemnification of Trustee	50

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8.08	Miscellaneous	50

SECTION NINE: ADOPTING EMPLOYER SIGNATURE		50

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QUALIFIED RETIREMENT PLAN AND TRUST Defined Contribution Basic Plan Document 01

DEFINITIONS
The following words and phrases when used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended.

ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS
Means Matching Contributions described in Section 3.15(B) of the Plan.

ACTUAL DEFERRAL PERCENTAGE (ADP)
Means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions actually paid to the Fund on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation for such Plan Year (taking into account only that Compensation paid to the Employee during the portion of the Plan Year he or she was an Eligible Participant, unless otherwise indicated in the Adoption Agreement). For purposes of calculating the ADP, Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s salary deferral election, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Participants who are not Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of such Elective Deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

ADOPTING EMPLOYER
Means any corporation, sole proprietor or other entity named on the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan.

ADOPTION AGREEMENT
Means the document executed by the Adopting Employer through which it adopts the Plan and trust, and thereby agrees to be bound by all terms and conditions of the Plan and Trust.

ADP TEST SAFE HARBOR CONTRIBUTIONS
Means any Basic Matching Contributions, Enhanced Matching Contributions and Safe Harbor Nonelective Contributions.

AGGREGATE LIMIT
Means the sum of 1) 125 percent of the greater of the ADP of the Participants who are not Highly Compensated Employees for the applicable Plan Year or the ACP of the Participants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the applicable Plan Year of the cash or deferred arrangement; and 2) the lesser of 200 percent or two plus the lesser of such ADP or ACP. Notwithstanding the foregoing, Aggregate Limit shall mean the sum of 1) 125 percent of the lesser of the ADP of the Participants who are not Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and 2) the lesser of 200 percent or two plus the greater of such ADP or ACP if it would result in a larger Aggregate Limit than determined under the previous sentence. If the employer has elected in the adoption agreement to use the Current Year Testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-highly Compensated Employees’ ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.

ALTERNATE PAYEE
Means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

ANNUAL ADDITIONS
Means the sum of the following amounts credited to a Participant for the Limitation Year:

a.	Employer Contributions,

b.	Nondeductible Employee Contributions,

c.	Forfeitures,

d.	amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer,

e.	amounts allocated under a simplified employee pension plan,

f.	Excess Contributions (including amounts recharacterized), and

g.	Excess Aggregate Contributions.

For this purpose, any Excess Annual Additions applied under Section 3.12(A)(4) or 3.12(B)(1)(f) of the Plan in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

ANNUITY STARTING DATE
Means the first day of the first period for which an amount is paid as an annuity or any other form.

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APPLICABLE LIFE EXPECTANCY
Means the Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year, which has elapsed since the date Life Expectancy was first calculated. However, if Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

AVERAGE CONTRIBUTION PERCENTAGE (ACP)
Means the average of the Contribution Percentages of the Eligible Participants in a group of either Highly Compensated Employees or Employees who are not Highly Compensated Employees.

BASIC MATCHING CONTRIBUTIONS
Means Matching Contributions made pursuant to the formula described in Section 3.15(A) of the Plan.

BASIC PLAN DOCUMENT
Means this prototype Plan and trust document.

BENEFICIARY
Means the individual(s) or entity(ies) designated pursuant to Section 5.03(A) of the Plan.

BREAK IN ELIGIBILITY SERVICE
Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

BREAK IN VESTING SERVICE
Means a Plan Year (or other vesting computation period described in the definition of Year of Vesting Service) during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

CODE
Means the Internal Revenue Code of 1986 as amended from time-to-time.

COMPENSATION

A.	General Definition
The following definition of Compensation shall apply.

As elected by the Adopting Employer in the Adoption Agreement (and if no election is made, W-2 wages will be deemed to have been selected), Compensation shall mean one of the following:

1.	W-2 wages. Compensation is defined as information required to be reported under Sections 6041 and 6051, and 6052 of the Code (wages, tips and other compensation as reported on Form W-2). Compensation is defined as wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3), and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

2.	Section 3401(a) wages. Compensation is defined as wages within the meaning of Section 3401(a) of the Code, for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

3.	415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations), and excluding the following:

a.	Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

b.	Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

c.	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

d.	Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

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B.	Determination Period And Other Rules
Unless otherwise indicated in the Adoption Agreement, where an Employee becomes an eligible Participant on any date subsequent to the first day of the applicable Determination Period, Compensation shall include only that Compensation paid to the Employee during the portion of the Determination Period he or she was an eligible Participant, unless otherwise required by either the Code or ERISA.

Unless otherwise indicated in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

Except as otherwise provided in this Plan (e.g., in situations involving continued coverage of disabled Participants), Compensation received by an Employee during a Determination Period in which the Employee does not perform services for the Employer will be disregarded.

For purposes of applying the limitations of Section 3.12 of the Plan, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in the Definition section of the Basic Plan Document) and contributions made on behalf of such Participant are nonforfeitable when made.

For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of Section 3.12 of the Plan Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code.

For Limitation Years beginning on or after January 1, 2001, for purposes of applying the limitations under Section 3.12 of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

C.	Limits On Compensation
For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any Determination Period beginning in such calendar year.

If a Determination Period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Determination Period, and the denominator of which is 12.

If Compensation for any prior Determination Period is taken into account in determining an Employee’s allocations or benefits for the current Determination Period, the Compensation for such prior Determination Period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for Determination Periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for Determination Periods beginning before that date is $150,000.

D.	SIMPLE 401(k) Rules
Notwithstanding anything in this Plan to the contrary, if an Eligible Employer has established a SIMPLE 401(k) plan, Compensation means, for purposes of the definition of Eligible Employer and for purposes of Sections 3.06(F)and 3.07 of the Plan, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Section 6051(a)(3) of the Code) and the Employee’s Elective Deferral contributions made under this or any other 401(k) plan, and, if applicable, elective deferrals under a Section 408(p) SIMPLE IRA plan, a SARSEP plan, or a Section 403(b) annuity contract and compensation deferred under a Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Section 6051(a)(8) of the Code). For Self-Employed Individuals, Compensation means net earnings from self-employment determined under Section 1402(a) of the Code prior to subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Section 401(a)(17) of the Code apply to the Compensation under Sections 3.06(F) and 3.07 of the Plan.

E.	Safe Harbor CODA Rules
Notwithstanding anything in this Plan to the contrary if an Adopting Employer has elected in the Adoption Agreement to apply the safe harbor CODA provisions to this Plan, Compensation means Compensation as defined in this Definitions Section of the Plan, except, for purposes of Section 3.15, no dollar limit, other than the limit imposed by Section 401(a)(17) of the Code, applies to the Compensation of a non-Highly Compensated Employee. However, solely for purposes of determining the Compensation subject to a Participant’s salary reduction agreement, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Section 1.414(s)-1(d)(2) of the Income Tax Regulations and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.

CONTRIBUTING PARTICIPANT
Means a Participant who has enrolled as a Contributing Participant pursuant to either Section 3.06 of the Plan or Section 3.08 of the Plan and on whose behalf the Employer is contributing Elective Deferrals to the Plan (or is making Nondeductible Employee Contributions).

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CONTRIBUTION PERCENTAGE
Means the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year (taking into account only the Compensation paid to the Employee during the portion of the Plan Year he or she was an Eligible Participant, unless otherwise indicated in the Adoption Agreement).

CONTRIBUTION PERCENTAGE AMOUNTS
Means the sum of the Nondeductible Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, Excess Aggregate Contributions or Excess Annual Additions which are distributed pursuant to Section 3.12(A)(4)(c) of the Plan.

The Employer may elect to use either Qualified Nonelective Contributions or Elective Deferrals, or both, in the Contribution Percentage Amounts. Elective Deferrals may only be included in the Contribution Percentage Amounts if the Plan passes the ADP test both prior to and following the exclusion of such Elective Deferrals.

DEDUCTIBLE EMPLOYEE CONTRIBUTIONS
Means any qualified voluntary employee contributions (as defined in Section 219(e)(2) of the Code made after December 31, 1981, in a taxable year beginning after such date and made for a taxable year beginning before January 1, 1987, and allowable as a deduction under Section 219(a) of the Code for such taxable year.

DEFINED BENEFIT FRACTION
Means a fraction, the numerator of which is the sum of the Participant’s Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Section 415(b) and (d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually, and in the aggregate, satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

DEFINED CONTRIBUTION DOLLAR LIMITATION
Means $30,000, as adjusted under Section 415(d) of the Code.

DEFINED CONTRIBUTION FRACTION
Means a fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s Nondeductible Employee Contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, individual medical accounts, and simplified employee pension plans, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant’s Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Nondeductible Employee Contributions as Annual Additions.

DETERMINATION DATE
Means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

DETERMINATION PERIOD
Means, except as provided elsewhere in this Plan, the Plan Year unless the Adopting Employer has selected another period in the Adoption Agreement.

DIRECT ROLLOVER
Means a payment by the Plan to the Eligible Retirement Plan specified by the Recipient (or, if necessary pursuant to Section 5.02(A) of the Plan, an individual retirement account (IRA) under either Section 408(a) or Section 408(b) of the Code, selected by the Plan Administrator).

DIRECTED TRUSTEE
Means a Trustee that is designated as a Directed Trustee on the Adoption Agreement. A Directed Trustee shall be responsible for investing the Fund and performing the responsibilities set forth in Section Eight of the Plan in accordance with specific instructions provided by the Adopting Employer or Plan Administrator (or Participant or Beneficiary if applicable).

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DISABILITY
Unless the Adopting Employer has elected a different definition in the Adoption Agreement, Disability means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

DISCRETIONARY TRUSTEE
Means a Trustee which is designated as a Discretionary Trustee on the Adoption Agreement and enters into an agreement with the Adopting Employer whereby the Trustee and not the Adopting Employer will select the appropriate investments for the Fund in accordance with the Plan’s funding policy statement or will perform such other tasks identified in such agreement between the Trustee and Adopting Employer.

DISTRIBUTION CALENDAR YEAR
Means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 5.05(E) of the Plan.

DOMESTIC RELATIONS ORDER
Means any judgment, decree or order (including approval of a property settlement agreement) that:

a.	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

b.	is made pursuant to state domestic relations law (including a community property law).

EARLIEST RETIREMENT AGE
Means, for purposes of the Qualified Joint and Survivor Annuity provisions of the Plan, the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

EARLY RETIREMENT AGE
Means the age specified in the Adoption Agreement. The Plan will not have an Early Retirement Age if none is specified in the Adoption Agreement.

EARNED INCOME
Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

EFFECTIVE DATE
Means the date the Plan becomes effective as indicated in the Adoption Agreement. Notwithstanding the foregoing, unless otherwise provided in this Basic Plan Document, the Effective Date of Plan provisions attributable to the Uruguay Round Agreements Act of 1994 (GATT), the Uniform Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA-97) and the Tax Technical Corrections Act of 1998 (TTCA-98) shall be the later of the first day of the Employer’s 1997 Plan Year or the original Effective Date of the Plan.

ELECTION PERIOD
Means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

ELECTIVE DEFERRALS
Means any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension plan cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any SIMPLE IRA Plan described in Section 408(p) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement and any elective Employer contribution under Section 408(p)(2)(A)(i) of the Code. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

ELIGIBLE EMPLOYEE
Means, if the Employer has adopted a SIMPLE 401(k) Plan, any Employee who is entitled to make Elective Deferrals under the terms of the Plan. Notwithstanding the foregoing, if the Employer has elected to apply the safe harbor CODA provisions of Section 3.15 of the Plan, means an Employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Section 5.01(A)(6) of the Plan or to statutory limitations, such as Sections 402(g) and 415 of the Code.

ELIGIBLE EMPLOYER
Means, with respect to any Year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation from the Employer for the preceding Year and is therefore eligible to establish a SIMPLE 401(k) Plan. In applying the preceding sentence, all Employees of controlled groups of corporations under Section 414(b) of the Code, all Employees of trades or businesses (whether incorporated or not) under common control under Section

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414(c) of the Code, all Employees of affiliated service groups under Section 414(m) of the Code, and Leased Employees required to be treated as the Employer’s Employees under Section 414(n) of the Code, are taken into account.

An Eligible Employer that adopts a SIMPLE 401(k) and that fails to be an Eligible Employer for any subsequent Year, is treated as an Eligible Employer for the two Years following the last Year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Section 410(b)(6)(C)(i) of the Code are satisfied.

ELIGIBLE PARTICIPANT
Means any Employee who is eligible to make a Nondeductible Employee Contribution or an Elective Deferral, or to receive a Matching Contribution (including Forfeitures thereof) or a Qualified Matching Contribution.

If a Nondeductible Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Nondeductible Employee Contributions are made.

ELIGIBLE RETIREMENT PLAN
Means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Recipient’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

ELIGIBLE ROLLOVER DISTRIBUTION
Means any distribution of all or any portion of the balance to the credit of the Recipient, except that an Eligible Rollover Distribution does not include

a.	any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or Life Expectancy) of the Recipient or the joint lives (or joint life expectancies) of the Recipient and the Recipient’s designated Beneficiary, or for a specified period of ten years or more;

b.	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

c.	the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

d.	any hardship distribution described in Section 5.01(A)(6) of the Plan received after December 31, 1998; and

e.	any other distribution(s) that is reasonably expected to total less than $200 during a year.

ELIGIBILITY COMPUTATION PERIOD
Means, with respect to an Employee’s initial Eligibility Computation Period, the 12 consecutive month period commencing on the Employee’s Employment Commencement Date. Unless otherwise specified in the Adoption Agreement, the Employee’s subsequent Eligibility Computation Periods shall be the 12 consecutive month periods commencing on the anniversaries of his or her Employment Commencement Date. An Employee is not credited with a Year of Eligibility Service before the end of the 12 consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

EMPLOYEE
Means any person employed by an Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.

The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

EMPLOYER
Means the Adopting Employer, and, unless otherwise provided in the Adoption Agreement, all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. A partnership is considered to be the Employer of each of the partners and a sole-proprietorship is considered to be the Employer of a sole proprietor.

EMPLOYER CONTRIBUTION
Means the amount contributed by the Employer each year as determined under this Plan. The term Employer Contribution shall include Elective Deferrals made to the Plan unless such contributions are intended to be excluded for purposes of any act under the Code, ERISA or any additional rules, regulations or other pronouncements promulgated by either the Internal Revenue Service (IRS) or the Department of Labor.

EMPLOYER MONEY PURCHASE PENSION CONTRIBUTION
Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled, “Employer Money Purchase Pension Contributions.” The Employer must make Employer Money Purchase Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER TARGET BENEFIT PENSION CONTRIBUTION
Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled, “Employer Target Benefit Pension Contributions.” The Employer must make Employer Target Benefit Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER PROFIT SHARING CONTRIBUTION
Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled, “Employer Profit Sharing Contributions.” The Employer may make Employer Profit Sharing Contributions without regard to current or accumulated earnings or profits.

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EMPLOYMENT COMMENCEMENT DATE
Means, with respect to an Employee, the date such Employee first performs an Hour of Service for the Employer.

ENHANCED MATCHING CONTRIBUTIONS
Means Matching Contributions described in Section 401(k)(12)(B)(iii) of the Code and made pursuant to the formula elected by the Employer in the Adoption Agreement.

ENTRY DATES
Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Adopting Employer has specified different dates in the Adoption Agreement.

ERISA
Means the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

EXCESS AGGREGATE CONTRIBUTIONS
Means, with respect to any Plan Year, the excess of

a.	the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b.	the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to the definition provided herein and then determining Excess Contributions pursuant to the definition provided herein.

EXCESS ANNUAL ADDITIONS
Means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

EXCESS CONTRIBUTIONS
Means, with respect to any Plan Year, the excess of

a.	the aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

b.	the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

EXCESS ELECTIVE DEFERRALS
Means those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

FIDUCIARY
Means a person who exercises any discretionary authority or control respecting management of the Plan, renders investment advice as defined in Section 3(21) of ERISA or has any discretionary authority or responsibility regarding the administration of the Plan. The Employer and such other individuals either appointed by the Employer or deemed to be fiduciaries as a result of their actions shall serve as Fiduciaries under this Plan and fulfill the fiduciary responsibilities described in Part 4, Title I of ERISA.

FISCAL YEAR
Means the 12-month period coinciding with the Adopting Employer’s tax year.

FORFEITURE
Means that portion of a Participant’s Individual Account derived from Employer Contributions which he or she is not entitled to receive (i.e., the nonvested portion).

FUND
Means the Plan assets held by the Trustee for the Participants’ exclusive benefit.

HIGHEST AVERAGE COMPENSATION
Means the average compensation for the three consecutive years of service with the Employer that produces the highest average.

HIGHLY COMPENSATED EMPLOYEE
Means, effective for years beginning after December 31, 1996, any Employee who 1) was a five-percent owner at any time during the year or the preceding year, or 2) for the preceding year had Compensation from the Employer in excess of $80,000 and, if elected by the Adopting Employer in the Adoption Agreement, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. Unless otherwise elected by the Adopting Employer in the Adoption Agreement, however, the Employer shall be deemed to have made a calendar year data election. If a calendar year data election is made or is deemed to be made, the look-back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than as a five-percent owner).

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A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the Treasury Regulations, Notice 97-45 and any subsequent guidance issued by the IRS.

In determining whether a Participant is a Highly Compensated Employee for years beginning in 1997, the definition of Highly Compensated Employee provided herein shall be deemed to have been in effect for years beginning in 1996.

The determination of who is a Highly Compensated Employee, including, but not limited to, the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

HOURS OF SERVICE - Means

A.	General Rules For Crediting Hours of Service

1.	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

2.	Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Labor Regulations which is incorporated herein by this reference; and

3.	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

4.	Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year or other vesting computation period described in the definition of a Year of Vesting Service), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of a birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited 1) in the Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or 2) in all other cases, in the following Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service.

5.	Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the Adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Sections 414(n) or 414(o) of the Code and the regulations thereunder.

6.	Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

7.	The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

B.	Special Rules Where Elapsed Time Method is Being Used
This paragraph (B) shall apply where the Adopting Employer has indicated in the Adoption Agreement that the elapsed time method of determining service will be used. When this paragraph applies, the definitions of break in service and hour of service in this paragraph will replace the definitions of Break in Eligibility Service, Break in Vesting Service and Hours of Service found in the Definitions Section of the Plan.

For purposes of determining an Employee’s initial or continued eligibility to participate in the Plan or the Vested interest in the Participant’s Individual Account balance derived from Employer Contributions, (except for periods of service which may be disregarded on account of the “rule of parity” described in the definition of a Year of Vesting Service and in Section 2.04 of the Plan) an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of months or days.

For purposes of this paragraph (B), hour of service will mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. Break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph (B), an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of the birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

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If the Employer is a member of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses under common control (under Section 414(c) of the Code), or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Section 414(n) or Section 414(o) of the Code to be considered an Employee of any Employer aggregated under Section 414(b), (c), or (m) of the Code.

C.	Changes In Methods of Crediting Service
A plan may be amended to change the method of crediting service between the general rules discussed in paragraph (A) and the elapsed time method discussed in paragraph (B) provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Section 1.410(a)-7(g) of the Treasury Regulations and other applicable rules promulgated by the IRS.

INDIVIDUAL ACCOUNT
Means the account established and maintained under this Plan for each Participant in accordance with Section 7.02(A) of the Plan.

INVESTMENT FIDUCIARY
Means the Employer, a Trustee with full trust powers, any Individual Trustee(s) and/or any investment manager, as applicable, which under the terms of the Plan is vested with the responsibility and authority to select investment options for the Plan and to direct the investment of the assets of the Fund. In no event shall a Directed Trustee be an Investment Fiduciary for any purpose whatsoever.

INVESTMENT FUND
Means a subdivision of the Fund established pursuant to Section 7.01(B) of the Plan.

KEY EMPLOYEE
Means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual’s annual compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual’s compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent owner of the Employer, or a one percent owner of the Employer who has annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the Income Tax Regulations thereunder.

LEASED EMPLOYEE
Means, effective for Plan Years beginning on or after January 1, 1997, any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person (“leasing organization”) has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if 1) such Leased Employee is covered by a money purchase pension plan providing a) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement, which are excludable from the Leased Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, b) immediate participation, and c) full and immediate vesting; and 2) Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

LIFE EXPECTANCY
Means life expectancy or joint and last survivor expectancy as computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 5.05(E)(2)(b) of the Plan) by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

LIMITATION YEAR
Means the Plan Year, or the 12-consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

MASTER OR PROTOTYPE PLAN
Means a plan, the form of which is the subject of a favorable opinion letter from the IRS.

MATCHING CONTRIBUTION
Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Participant under a plan maintained by the Employer. Notwithstanding the foregoing, if the Adopting Employer has elected to apply the Safe Harbor CODA provisions of Section 3.15 of the Plan, Matching Contribution means contributions made by the Employer on account of an Eligible Employee’s Elective Deferrals. For Plan Years beginning on or after January 1, 1998, Matching Contributions made by self-employed Participants (as defined in Section 401(c) of the Code) shall not be treated as Elective Deferrals.

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MAXIMUM PERMISSIBLE AMOUNT
Means the maximum Annual Addition that may be contributed or allocated to a Participant’s Individual Account under the Plan for any Limitation Year which shall not exceed the lesser of

a.	the Defined Contribution Dollar Limitation, or

b.	25 percent of the Participant’s Compensation for the Limitation Year.
The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year 12

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS
Means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

NORMAL RETIREMENT AGE
Means the age specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 59 1/2.

OWNER - EMPLOYEE
Means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

PARTICIPANT
Means any Employee or former Employee of the Employer who has met the Plan’s age and service requirements, has entered the Plan and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

PARTICIPANT’S BENEFIT

A.	General Definition:
Means the Individual Account as of the last Valuation Date in the valuation calendar year (the calendar year immediately preceding the Distribution Calendar Year) increased by the amount of any Contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

B.	Exception For Second Distribution Calendar Year:
For purposes of paragraph (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

PERMISSIVE AGGREGATION GROUP
Means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

PLAN
Means the prototype defined contribution plan adopted by the Employer that is intended to satisfy the requirements of Sections 401 and 501 of the Code and ERISA respectively. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Adopting Employer.

PLAN ADMINISTRATOR
The Adopting Employer shall be the Plan Administrator unless the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as the Plan Administrator and so notifies the Trustee. The Adopting Employer shall also be the Plan Administrator if the person or persons so designated ceases to be the Plan Administrator. The Adopting Employer may establish an administrative committee that will carry out the Plan Administrator’s duties. Members of the administrative committee may allocate the Plan Administrator’s duties among themselves. If the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Adopting Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law.

PLAN SEQUENCE NUMBER
Means the three digit number the Adopting Employer assigned to the Plan on the Adoption Agreement. The Plan Sequence Number identifies the number of qualified retirement plans the Employer maintains or has maintained. The Plan Sequence Number is 001 for the Employers first qualified retirement plan, 002 for the second, etc.

PLAN YEAR
Means the 12 consecutive month period which coincides with the Adopting Employer’s Fiscal Year or such other 12 consecutive month period as is designated in the Adoption Agreement. Notwithstanding the foregoing, a Plan Year may be a 52 to 53 week period as defined in the Adoption Agreement.

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PRE-AGE 35 WAIVER
A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 5.13(D)(1) of the Plan. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of Section 5.13 of the Plan.

PRESENT VALUE
Unless otherwise indicated in the Adoption Agreement, for purposes of establishing the Present Value of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

PRIOR PLAN
Means a plan which was replaced by adoption of this Plan document as indicated in the Adoption Agreement.

PROJECTED ANNUAL BENEFIT
Means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming

a.	the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

b.	the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

Straight life annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

PROTOTYPE SPONSOR
Means the entity specified in the Adoption Agreement that makes this prototype Plan available to employers for adoption.

QUALIFIED DOMESTIC RELATIONS ORDER

A.	In General
Means a Domestic Relations Order

a.	which creates or recognizes the existence of an Alternate Payee’s rights to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

b.	with respect to which the requirements described in the remainder of this section are met.

B.	Specification of Facts
A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies

a.	the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

b.	the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

c.	the number of payments or period to which such order applies, and

d.	each plan to which such order applies.

C.	Additional Requirements
In addition to paragraph (B) above, a Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order

a.	does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

b.	does not require the Plan to provide increased benefits, and

c.	does not require payment of benefits to an Alternate Payee which is required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

D.	Exception for Certain Payments
A Domestic Relations Order shall not be treated as failing to meet the requirements above solely because such order requires that payment of benefits be made to an Alternate Payee

a.	on or after the date on which the Participant attains (or would have attained) the earliest retirement age as defined in Section 414(p)(4)(B) of the Code,

b.	as if the Participant had retired on the date on which such payment is to begin under such order, and

c.	in any form in which such benefits may be paid under the Plan to the Participant (other than in a Qualified Joint and Survivor Annuity) with respect to the Alternate Payee and his or her subsequent spouse.

QUALIFIED ELECTION
Means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless a) the Participant’s Spouse consents to the election (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further

11

spousal consent); c) the Spouse’s consent acknowledges the effect of the election; and d) the Spouse’s consent is witnessed by a plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. In addition, if the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 5.13(D) of the Plan.

QUALIFIED JOINT AND SURVIVOR ANNUITY
Means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s vested account balance. The percentage of the survivor annuity under the Plan shall be 50 percent (unless a different percentage is elected by the Adopting Employer in the Adoption Agreement).

QUALIFIED MATCHING CONTRIBUTIONS
Means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

QUALIFIED NONELECTIVE CONTRIBUTIONS
Means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants’ Individual Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY
Means a survivor annuity for the life of the surviving Spouse of the Participant if the payments are not less than the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan in accordance with Section 417(c) of the Code.

QUALIFYING CONTRIBUTING PARTICIPANT
Means a Contributing Participant who satisfies the requirements described in Section 3.07 of the Plan to be entitled to receive a Matching Contribution (and Forfeitures, if applicable) for a Plan Year.

QUALIFYING PARTICIPANT
A Participant is a Qualifying Participant and is entitled to share in the Employer Contribution for any Plan Year if the Participant was a Participant on at least one day during the Plan Year and satisfies any additional conditions specified in the Adoption Agreement. If this Plan is a standardized plan, unless the Employer specifies more favorable conditions in the Adoption Agreement, a Participant will be a Qualifying Participant for a Plan Year if he or she either completes more than 500 Hours of Service (three consecutive calendar months if the elapsed time method of determining service applies) during the Plan Year or is employed on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year. If the elapsed time method of determining service applies, each Employee will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

RECIPIENT
A Recipient includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Recipients with regard to the interest of the Spouse or former Spouse.

RELATED EMPLOYER
Means an employer that shares common ownership or control with the Employer but that is not required to be aggregated with the Employer for certain qualification requirements under Sections 414(b), (c), (m) or (o) of the Code. Unless the Adoption Agreement prohibits participation by a Related Employer, a Related Employer may participate in this Plan only if such Related Employer executes a Related Employer Participation Agreement. If one or more Related Employers participate, the Plan shall constitute a multiple employer plan as defined in Section 413(c) of the Code.

RELATED EMPLOYER PARTICIPATION AGREEMENT
Means the agreement under this prototype Plan that a Related Employer must execute to participate in this Plan.

REQUIRED AGGREGATION GROUP
Means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

REQUIRED BEGINNING DATE
Means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever is later, except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Any Participant attaining age 70 1/2 in years after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996). Any Participant attaining age

12

70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is no new annuity starting date upon recommencement. The preretirement age 70 1/2 distribution option is only eliminated with respect to Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

Notwithstanding the foregoing, the Required Beginning Date may be one of the following if so selected by the Adopting Employer in the Adoption Agreement;

(a)	the Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2; or

(b)	the Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, except that benefit distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires;

(c)	the Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2;

(1)	any Participant attaining age 70 1/2 in years after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996);

(2)	any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is either

1)	a new annuity starting date upon recommencement or

2)	no new annuity starting date upon recommencement; or

(3)	the preretirement age 70 1/2 distribution option is only eliminated with respect to Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

A Participant is treated as a five-percent owner for purposes of this section if such Participant is a five-percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

SAFE HARBOR NONELECTIVE CONTRIBUTIONS
Means Employer Contributions made in an amount equal to at least three percent of each Participants Compensation on behalf of each Participant who is not a Highly Compensated Employee. Such contributions shall be made without regard to whether a Participant makes an Elective Deferral or a Nondeductible Employee Contribution.

SELF-EMPLOYED INDIVIDUAL
Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

SEPARATE FUND
Means a subdivision of the Fund held in the name of a particular Participant representing certain assets held for that Participant. The assets which comprise a Participant’s Separate Fund are those assets earmarked for him or her and those assets subject to the Participant’s individual direction pursuant to Section 7.22(B) of the Plan.

SPOUSE
Means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

TAXABLE WAGE BASE
Means, with respect to any taxable year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

TERMINATION OF EMPLOYMENT
A Termination of Employment of an Employee of an Employer shall occur whenever his or her status as an Employee of such Employer ceases for any reason other than death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

TOP-HEAVY PLAN
This Plan is a Top-Heavy Plan for any Plan Year if it is determined to be such pursuant to Section 7.19 of the Plan.

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TRUSTEE
Means, if applicable, an individual, individuals or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Section 8.05 of the Plan.

VALUATION DATE
Means the date or dates as specified in the Adoption Agreement. If no date is specified in the Adoption Agreement, the Valuation Date shall be the last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value. Notwithstanding the foregoing, for purposes of calculating the top heavy ratio, the Valuation Date shall be the last day of the initial Plan Year of the Plan and the last day of the preceding Plan Year for each subsequent Plan Year.

VESTED
Means nonforfeitable, that is, an unconditional and legally enforceable claim against the Plan which is obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from a Participant’s Years of Vesting Service.

VESTED ACCOUNT BALANCE
Means the aggregate value of the Participant’s Vested account balances derived from Employer and Nondeductible Employee Contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant’s life.

YEAR
Means the calendar year and is applicable only if the Employer has adopted a SIMPLE 401(k) Plan.

YEAR OF ELIGIBILITY SERVICE
Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). An Employee does not complete a Year of Eligibility Service before the end of the 12 consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

YEAR OF VESTING SERVICE
Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). Notwithstanding the preceding sentence, where the Adopting Employer so indicates in the Adoption Agreement, vesting shall be computed by reference to the 12 consecutive month period beginning with the Employee’s Employment Commencement Date and each successive 12 month period commencing on the anniversaries thereof.

In the case of a Participant who has five or more consecutive Breaks in Vesting Service, all Years of Vesting Service after such Breaks in Vesting Service will be disregarded for the purpose of determining the Vested portion of his or her Individual Account derived from Employer Contributions that accrued before such breaks. Such Participant’s pre-break service will count in vesting the postbreak Individual Account derived from Employer Contributions only if either

(a)	such Participant had any Vested right to any portion of his or her Individual Account derived from Employer Contributions at the time of his or her Termination of Employment; or

(b)	upon returning to service, the number of consecutive Breaks in Vesting Service is less than his or her number of Years of Vesting Service before such breaks.

Separate subaccounts will be maintained for the Participant’s pre-break and postbreak portions of his or her Individual Account derived from Employer Contributions. Both subaccounts will share in the gains and losses of the Fund.

Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement. However, if an Employee becomes ineligible to participate in the Plan because he or she is no longer a member of an eligible class of Employees, but has not incurred a break in service, such Employee shall continue to accumulate Years of Vesting Service.

In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a result of such change.

SECTION ONE: EFFECTIVE DATES

Pursuant to the Definitions section of the Plan, the Effective Date means the date the Plan becomes effective as indicated in the Adoption Agreement. However, certain provisions of the Plan may have an effective date different from the Plan Effective Date, if, for example, the Plan is amended subsequent to the Effective Date.

SECTION TWO: ELIGIBILITY REQUIREMENTS

2.01	ELIGIBILITY TO PARTICIPATE
Each Employee of the Employer, except those Employees who belong to a class of Employees which is excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon the satisfaction of the age and Years of Eligibility Service requirements specified in the Adoption Agreement.

Notwithstanding the preceding sentence, where the Adoption Agreement does not permit Employer designation with respect to participation of classes of Employees, the following Employees will be excluded from participation in the Plan

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A.	Union Employees - Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the regulations. For this purpose, the term “Employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

B.	Non-resident Aliens - Employees who are non-resident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

C.	Acquired Employees - Employees who became Employees as the result of a transaction under Section 410(b)(6)(C) of the Code. Such Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A transaction under Section 410(b)(6)(C) of the Code is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

2.02	PLAN ENTRY
A.	Plan Restatement - If this Plan is a replacement of a Prior Plan by restatement, each Employee of the Employer who was a Participant in said Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

B.	Effective Date - An Employee will become a Participant in the Plan as of the Effective Date if the Employee has met the eligibility requirements of Section 2.01 of the Plan as of such date. After the Effective Date, each Employee shall become a Participant on the first Entry Date coincident with or following the date the Employee satisfies the eligibility requirements of Section 2.01 of the Plan unless otherwise indicated in the Adoption Agreement.

C.	Notification - The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish the Employee with the application form, enrollment forms or other documents which are required of Participants. The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan. Such notification shall be in writing (or any other form permitted under rules promulgated by the IRS or DOL).

2.03	TRANSFER TO OR FROM INELIGIBLE CLASS
If an Employee who had been a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately upon his or her return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, his or her eligibility to participate shall be determined by Section 2.04 of the Plan.

An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class, provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date he or she becomes a member of the eligible class, such Employee shall become a Participant on the first Entry Date coincident with or following the date he or she satisfies those requirements unless otherwise indicated in the Adoption Agreement.

2.04	RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILITY SERVICE
A.	Employee Not Participant Before Break - If an Employee incurs a Break in Eligibility Service before satisfying the Plan’s eligibility requirements, such Employee’s Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

B.	Nonvested Participants - In the case of a Participant who does not have a Vested interest in his or her Individual Account derived from Employer Contributions, Years of Eligibility Service before a period of consecutive Breaks in Eligibility Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of five or the aggregate number of Years of Eligibility Service before such break. Such aggregate number of Years of Eligibility Service will not include any Years of Eligibility Service disregarded under the preceding sentence by reason of prior breaks.

If a Participant’s Years of Eligibility Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant’s Years of Eligibility Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate on the first Entry Date coincident with or following the date of reemployment.

C.	Vested Participants - A Participant who has sustained a Break in Eligibility Service and who had a Vested interest in all or a portion of his or her Individual Account derived from Employer Contributions shall continue to participate in the Plan, or, if terminated, shall participate on the first Entry Date coincident with or following the date of reemployment.

2.05	DETERMINATIONS UNDER THIS SECTION
The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.06	TERMS OF EMPLOYMENT
Neither the fact of the establishment of the Plan nor the fact that a common law Employee has become a Participant shall give to that common law Employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common law Employee without regard to the effect such treatment may have upon the Employee’s rights under the Plan.

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SECTION THREE: CONTRIBUTIONS

3.01	EMPLOYER CONTRIBUTIONS
A.	Obligation to Contribute - Except as otherwise indicated in the Adoption Agreement, the Employer will contribute an amount to be determined from year to year. If this Plan is a profit sharing plan, the Employer may, in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

B.	Allocation Formula and the Right to Share in the Employer Contribution

1.	General - Except as otherwise indicated in the Adoption Agreement, Employer Profit Sharing Contributions shall be allocated to all Qualifying Participants pursuant to a pro rata allocation formula. Under the pro rata allocation formula, Employer Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant’s Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year. The Employer Contribution for any Plan Year will be allocated to each Participant’s Individual Account as of the last day of that Plan Year. Notwithstanding the foregoing, Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions and Employer Target Benefit Pension Contributions shall be allocated to the Plan on behalf of each Participant who has incurred a Disability and who is not a Highly Compensated Employee if so specified in the Adoption Agreement.

Any Employer Contribution for a Plan Year must satisfy Section 401(a)(4) of the Code and the Income Tax Regulations thereunder for such Plan Year.

2.	Special Rules for Integrated Plans -
In the event the Adopting Employer has selected an integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions shall be allocated as follows (the Employer may start with Step 3 if this Plan is not top-heavy).

Step 1.	Employer Profit Sharing Contributions shall first be allocated pro rata to Qualifying Participants in the manner described in Section 3.01(B)(1) of the Plan. The percent so allocated shall not exceed three percent of each Qualifying Participant’s Compensation.

Step2.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 1 shall be allocated to each Qualifying Participant’s Individual Account in the ratio that each Qualifying Participant’s Compensation for the Plan Year in excess of the integration level bears to all Qualifying Participants’ Compensation in excess of the integration level, but not in excess of three percent of each Qualifying Participant’s Compensation.

Step 3.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 2 shall be allocated to each Qualifying Participant’s Individual Account in the ratio that the sum of each Qualifying Participant’s total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants’ total Compensation and Compensation in excess of the integration level, but not in excess of the profit sharing maximum disparity rate as described in this Section 3.01(B)(2) of the Plan.

Step 4.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 3 shall be allocated pro rata to Qualifying Participants in the manner described in this Section 3.01(B)(1) of the Plan.

If the Adopting Employer has selected the integrated contribution or allocation formula in the Adoption Agreement, the integration level shall be defined in the Adoption Agreement. The maximum disparity rate shall be determined in accordance with the following table.

MAXIMUM DISPARITY RATE
Integration Level	Money Purchase	Top-Heavy Profit Sharing	Nonstandardized and Non-Top-Heavy Profit Sharing

Taxable Wage Base (TWB)	5.7%	2.7%	5.7%

More than $0 but not more
than 20 percent of TWB	5.7%	2.7%	5.7%

More than 20 percent of TWB but not more than 80 percent of TWB	4.3%	1.3%	4.3%

More than 80 percent of TWB but not more than TWB	5.4%	2.4%	5.4%

Annual overall permitted disparity limit: Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), if this is a profit sharing plan, Employer Profit Sharing Contributions and forfeitures shall be allocated to the account of each Qualifying Participant in the ratio that such Qualifying Participant’s total Compensation bears to the total Compensation of all Qualifying Participants. If this Plan is a money purchase pension plan, Employer Money Purchase Pension Contributions shall be made to the account of each Qualifying Participant in an amount equal to the excess contribution percentage multiplied by the Participant’s total Compensation.

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Cumulative permitted disparity limit: Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

Compensation shall mean compensation as defined in Definition section of the Plan.

3.	Special Rules for Government Contract Plans - If this is a nonstandardized Plan and the Employer so indicates on the Adoption Agreement, for each Hour of Service of covered employment under a government contract, the Employer shall contribute to the Plan such amounts for each Qualifying Participant as determined by the hourly rate designated for each Qualifying Participant’s work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and which are subject to the provisions of any federal, state or municipal prevailing wage law to which the Employer is a party.

4.	Minimum Coverage Test - Unless otherwise specified by the Adopting Employer in the Adoption Agreement, this paragraph shall apply to any nonstandardized Plan if, for any Plan Year, the Plan fails to satisfy the ratio percentage test described in Section 410(b)(1) of the Codes as of the last day of any such Plan Year. The ratio percentage test is satisfied if on the last day of the Plan Year, taking into account all employees, or former employees who were employed by the Employer on any day during the Plan Year, either the Plan benefits at least 70 percent of Employees who are not Highly Compensated Employees or the Plan benefits a percentage of Employees who are not Highly Compensated Employees which is at least 70 percent of the percentage of Highly Compensated Employees benefiting under the Plan. If the Plan fails the ratio percentage test, the Employer Contribution for the Plan Year will be allocated to Participants in the first class of Participants set forth below. If the Plan still fails, then the Employer Contribution will also be allocated to Participants in the next class and each succeeding class until the Plan satisfies the minimum coverage requirements. A class shall be covered only if necessary to satisfy those requirements. The classes, in order of priority, are as follows:

a.	Participants who are still employed on the last day of the Plan year who have completed 90 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

b.	Participants who are still employed on the last day of the Plan Year who have completed 80 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

c.	Participants who are still employed on the last day of the Plan Year who have completed 70 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

d.	Participants who are still employed on the last day of the Plan Year who have completed 60 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

e.	Participants who are still employed on the last day of the Plan year who have completed 50 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

f.	Any Participant still employed on the last day of the Plan Year;

g.	Participants who are not employed on the last day of the Plan Year because the Participant has died, incurred a Disability or attained Normal Retirement Age;

h.	Participants who are not employed on the last day of the Plan Year who have completed at least 1,000 Hours of Service during the Plan Year;

i.	Participants who are not employed on the last day of the Plan Year who have completed at least 750 Hours of Service for the Plan Year;

j.	Participants who are not employed on the last day of the Plan Year who have completed at least 500 Hours of Service for the Plan Year.

If the minimum coverage test is performed after any Employer Contribution has been allocated and the Plan fails the minimum coverage test, the Employer shall make an additional contribution to the Plan on behalf of those Participants that are entitled thereto pursuant to items a through j above. The amount of the contribution for such Participants shall be determined pursuant to the Plan’s allocation formula. Notwithstanding the foregoing, if the Adopting Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each Eligible Employee under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

5.	Special Rule for Owner-Employees - If this Plan provides contributions or benefits for one or more Owner-Employees, contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner-Employee which is derived from the trade or business with respect to which the Plan is established.

C.	Allocation of Forfeitures - Forfeitures for a Plan Year which arise as a result of the application of Sections 4.01(C) or 4.01(D) of the Plan may be, at the Employer’s discretion, applied first to the payment of the Plan’s administrative expenses in accordance with Section 7.04 of the Plan or applied to the restoration of Participant’s Individual Accounts pursuant to Section 4.01(C)(3) of the Plan. Any remaining Forfeitures shall be allocated as follows:

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1.	Profit Sharing Plan - If this is a profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be used to reduce Employer Contributions.

2.	401(k) Profit Sharing Plan - If this is a 401(k) profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures of Employer Profit Sharing Contributions, Matching Contributions and Excess Aggregate Contributions shall be used to reduce Employer Contributions.

3.	Money Purchase Pension Plan and Target Benefit Pension Plan - If this Plan is a money purchase pension plan or a target benefit pension plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be applied toward the reduction of Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions to the Plan.

Forfeitures must be applied as of the last day of the Plan Year in which the Forfeitures arose or, if necessary, the last day of the Plan Year following the Plan Year in which the Forfeiture arose. Notwithstanding the foregoing, Forfeitures must be applied in a uniform and nondiscriminatory manner if applied either to the payment of the Plan’s administrative expenses or to the restoration of a Participants Individual Accounts pursuant to Section 4.01(C)(3) of the Plan.

D.	Timing of Employer Contribution - Unless otherwise specified in the Plan, the Employer Contribution for each Plan Year shall be delivered to the Trustee not later than the due date for filing the Employer’s income tax return for its Fiscal Year in which the Plan Year ends, including extensions thereof. Notwithstanding the foregoing, Employer Contributions made by an Employer that is exempt from Federal income tax under Section 501(a) of the Code, shall be delivered to the Trustee no later than the 15th day of the sixth calendar month following the close of the taxable year (or fiscal year, if no taxable year) with or within which the particular Limitation Year ends.

E.	Minimum Allocation for Top-Heavy Plans - The contribution and allocation provisions of this Section 3.01(E) of the Plan shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan.

1.	Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant’s Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee’s Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. The Adopting Employer may, in the Adoption Agreement, limit the Participants who are entitled to receive the minimum allocation to those Employees who are not Key Employees. Notwithstanding the foregoing, if the Employer maintains a defined benefit plan in addition to this Plan and specifies in the Adoption Agreement that the minimum allocation will be made to this Plan, then except as provided in (3) and (4) below, Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than 5 percent of such Participant’s Compensation. For purposes of the preceding sentences, the largest percentage of Employer Contributions and Forfeitures as a percentage of each Key Employee’s Compensation shall be determined by Elective Deferrals as Employer Contributions. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (a) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (b) the Participant’s failure to make mandatory Nondeductible Employee Contributions to the Plan, or (c) Compensation less than a stated amount.

2.	For purposes of computing the minimum allocation, Compensation shall mean Compensation as provided in the Definitions Section of the Plan as limited by Section 401(a)(17) of the Code and, for Limitation Years beginning after December 31, 1997, shall include any amounts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in gross income under Sections 402(g), 125, 132(f)(4) or 457 of the Code. For purposes of this Section 3.01(E)(2), such amounts were excluded for Limitation Years beginning prior to January 1, 1998.

3.	The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

4.	The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Adopting Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

5.	The minimum allocation required under this Section 3.01(E) and Section 3.01(F)(1) (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

6.	Neither Elective Deferrals, nor Matching Contributions may be taken into account for purposes of satisfying the minimum allocation requirement applicable to Top-Heavy Plans described in Section 3.01(E) of the Plan. Qualified Nonelective Contributions may, however, be taken into account for such purposes.

F.	Special Requirements for Paired Plans - The Employer maintains paired plans if the Employer has adopted a standardized profit sharing plan and a standardized money purchase pension plan using this Basic Plan Document.

1.	Minimum Allocation - When the paired plans are top-heavy, the top-heavy requirements set forth in Section 3.01(E)(1) of the Plan shall apply.

a.	Same eligibility requirements. In satisfying the top-heavy minimum allocation requirements set forth in Section 3.01(E) of the Plan, if the Employees benefiting under each of the paired plans are identical, the top-heavy minimum allocation shall be made to the money purchase pension plan.

b.	Different eligibility requirements. In satisfying the top-heavy minimum allocation requirements set forth in Section 3.01(E) of the Plan, if the Employees benefiting under each of the paired plans are not identical, the top-heavy minimum allocation will be made to both of the paired plans.

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A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Section 1.410(b)-3 of the Income Tax Regulations.

2.	Only One Plan Can Be Integrated - If the Employer maintains paired plans, only one of the Plans may provide for the disparity in contributions which is permitted under Section 401(l) of the Code. In the event that both Adoption Agreements provide for such integration, only the money purchase pension plan shall be deemed to be integrated.

G.	Return of the Employer Contribution to the Employer Under Special Circumstances - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Section 404 of the Code, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

If applicable, no contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

3.02	CERTAIN ONE-TIME IRREVOCABLE ELECTIONS
This Section 3.02 of the Plan applies where the Adopting Employer has indicated in the nonstandardized Adoption Agreement that an Employee may make a one-time irrevocable election to have the Employer make contributions to the Plan on such Employee’s behalf. In such event, an Employee may elect, upon the Employee’s first becoming eligible to participate in the Plan, to have contributions equal to a specified amount or percentage of the Employee’s potential Compensation made by the Employer on the Employee’s behalf to the Plan (and to any other plan of the Employer) for the duration of the Employee’s employment with the Employer. Any contributions made pursuant to a one-time irrevocable election described in this Section 3.02 are not treated as made pursuant to a cash or deferred election, are not Elective Deferrals and are not includible in an Employee’s Compensation. Such contributions shall be treated as Employer Profit Sharing Contributions.

The Plan Administrator shall establish such uniform and nondiscriminatory procedures as it deems necessary or advisable to administer this provision.

3.03	ROLLOVER CONTRIBUTIONS
Unless otherwise indicated in the Adoption Agreement, an Employee may contribute a rollover contribution to the Plan. The Plan Administrator may require the Employee to certify, either in writing or in any other form permitted under rules promulgated by the IRS and DOL, that the contribution qualifies as a rollover contribution under the applicable provisions of the Code. If it is later determined that all or part of a rollover contribution was ineligible to be contributed to the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Section 7.02(B) of the Plan) be distributed from the Plan to the Employee as soon as administratively feasible.

A separate account shall be maintained by the Plan Administrator for each Employee’s rollover contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 7.02(B) of the Plan. Where the Adoption Agreement does not permit Employer designation with respect to rollover contributions, the Employer may, in a uniform and nondiscriminatory manner, only allow Employees who have become Participants in the Plan to make rollover contributions.

3.04	TRANSFER CONTRIBUTIONS
Unless otherwise indicated in the Adoption Agreement, the Trustee may receive any amounts transferred to it in the name of an Employee from the trustee or custodian of another plan qualified under Section 401(a) of the Code. If it is later determined that all or part of a transfer contribution was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Section 7.02(B) of the Plan) be distributed from the Plan to the Employee as soon as administratively feasible.

A separate account shall be maintained by the Plan Administrator for each Employee’s transfer contributions which will, if applicable, be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 7.02(B) of the Plan. Where the Adoption Agreement does not permit Employer designation with respect to transfer contributions, the Employer may, in a uniform and nondiscriminatory manner, only allow Employees who have become Participants in the Plan to make transfer contributions. Notwithstanding the foregoing, an Employee’s separate account established solely on account of an event described in Section 414(l) of the Code shall continue to be subject to the Plan’s vesting schedule except as otherwise provided therein. If transfers occurring on or after January 1, 2002, are associated with distributable events and the Employees are eligible to receive single sum distributions consisting entirely of Eligible Rollover Contributions, the transfers will be considered Direct Rollovers.

3.05	DEDUCTIBLE EMPLOYEE CONTRIBUTIONS
The Plan Administrator will not accept Deductible Employee Contributions that are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account. The account will share in the gains and losses of the Fund in the same manner as described in Section 7.02(B) of the Plan.

3.06	ELECTIVE DEFERRALS
Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals may begin making Elective Deferrals to the Plan by enrolling as a Contributing Participant.

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A.	Requirements To Enroll As A Contributing Participant - Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals may enroll as a Contributing Participant on the first Entry Date coincident with or following the date the Employee satisfies the eligibility requirements, or if applicable, the first Entry Date following the date on which the Employee returns to the eligible class of Employees pursuant to Section 2.03 of the Plan. A Participant who wishes to enroll as a Contributing Participant must deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) with the Plan Administrator except as set forth in Section 3.06(E) of the Plan below.

Notwithstanding the times set forth in Section 3.06(A) of the Plan as of which a Participant may enroll as a Contributing Participant, the Plan Administrator shall have the authority to designate, in a nondiscriminatory manner, additional enrollment times during the 12 month period beginning on the Effective Date (or the date that Elective Deferrals may commence, if later) in order that an orderly first enrollment might be completed. In addition, if the Adopting Employer has indicated in the Adoption Agreement that Participants may make separate deferral elections with respect to bonuses, Participants shall be afforded a reasonable period of time prior to the issuance of such bonuses to elect to defer all or part of them into the Plan. Such an election to defer all or part of a bonus shall be independent of any other salary reduction agreement and shall not constitute a modification to any pre-existing salary reduction agreement.

Notwithstanding anything in this Plan to the contrary, the Employer shall deliver Elective Deferrals to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Employer. In no event, however, shall Elective Deferrals be delivered to the Trustee later than the 15th business day of the month following the month in which the Elective Deferrals would otherwise have been payable to a Participant in cash or such other period determined under rules promulgated by the DOL.

B.	Changing Elective Deferral Amounts - A Contributing Participant may modify his or her salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to increase or decrease (within the limits placed on Elective Deferrals or Nondeductible Employee Contributions in the Adoption Agreement) the amount of his or her Compensation deferred into the Plan. Except as otherwise provided in the Adoption Agreement, such modification may only be made as of the first day of the Plan Year and the first day of the seventh month of the Plan Year, or as of any other more frequent date(s) if the Plan Administrator so permits in a uniform and nondiscriminatory manner. A Contributing Participant who desires to make such a modification shall complete and deliver (either in writing or in any other form permitted by the IRS and the DOL) a new salary reduction agreement (or agreement to make Nondeductible Employee Contributions to the Plan Administrator). The Plan Administrator may prescribe such uniform and nondiscriminatory rules it deems appropriate to carry out the terms of this Section 3.06(B) of the Plan.

C.	Ceasing Elective Deferrals - Except as otherwise provided in the Adoption Agreement, a Participant may cease Elective Deferrals (or Nondeductible Employee Contributions) and thus withdraw as a Contributing Participant as of the first day of the Plan Year and the first day of the seventh month of the Plan Year or as of any other date if the Plan Administrator so permits in a uniform and nondiscriminatory manner by revoking the authorization to the Employer to make Elective Deferrals (or Nondeductible Employee Contributions) on his or her behalf. A Participant who desires to withdraw as a Contributing Participant shall give notice of withdrawal to the Plan Administrator at least 30 days (or such lesser period of days as the Plan Administrator shall permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant shall cease to be a Contributing Participant upon his or her Termination of Employment, or on account of termination of the Plan. Notwithstanding anything in this Plan to the contrary, each Employee who has entered into a salary reduction agreement under a SIMPLE 401(k) Plan may terminate such agreement at any time during the Year.

D.	Return As A Contributing Participant After Ceasing Elective Deferrals - Except as otherwise provided in the Adoption Agreement, a Participant who has withdrawn as a Contributing Participant under Section 3.06(C) of the Plan (or because the Participant has taken a hardship withdrawal pursuant to Section 5.01(A)(6) of the Plan) may not again become a Contributing Participant until the first day of the Plan Year and the first day of the seventh month of the Plan Year following such withdrawal, unless the Plan Administrator, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner (provided that Participants who take withdrawals pursuant to Section 5.01(A)(6) of the Plan shall be subject to the conditions of that Section).

E.	Automatic Elective Deferrals - Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals will be given a reasonable opportunity to enroll as a Contributing Participant. Notwithstanding the foregoing, if the Adopting Employer has so indicated in the Adoption Agreement, eligible Employees who fail to provide the Employer a salary reduction agreement indicating either (1) their desire not to make Elective Deferrals, or (2) the amount or percentage of Compensation to be deferred, will automatically have the amount or percentage of Compensation listed in the Adoption Agreement withheld from their Compensation and contributed as an Elective Deferral. Elective Deferrals for such Contributing Participant shall continue at the rate specified in the Adoption Agreement until the Contributing Participant provides the Employer a salary reduction agreement (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the contrary or unless the Employer reduces or ceases deferrals for such Participant pursuant to Section 3.13(B)(8) of the Plan. Contributions made pursuant to this Section 3.06(E) of the Plan shall be characterized as Elective Deferrals and not as Nondeductible Employee Contributions.

An Employer who chooses to utilize the automatic Elective Deferral feature described in this Section 3.06(E) of the Plan shall establish uniform and nondiscriminatory procedures designed to insure that each eligible Employee is provided the effective opportunity to make a salary deferral election. Such procedures shall include, but not be limited to, the means by which notice will be provided to each eligible Employee of his or her right to complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan and a reasonable period for completing such a salary reduction agreement.

F.	Elective Deferrals to a SIMPLE 401(k) Plan - Notwithstanding anything to the contrary, if the Employer is an Eligible Employer and has established a SIMPLE 401(k) Plan, each Eligible Employee may deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction election and have his or her Compensation reduced for the Year in any amount selected by the Employee subject to the limitation described below. The Employer will make Elective Deferral contributions to this Plan in the amount by which the Employee’s Compensation has been reduced.

The total Elective Deferral contribution for the Year under this Section 3.06(F) of the Plan cannot exceed $6,000 for any Employee. To the extent permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS. In addition to any

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other election periods provided under the Plan, each Eligible Employee in a SIMPLE 401(k) Plan may make or modify a salary reduction agreement during the 60-day period immediately preceding each January 1.

For the Year an Employee becomes eligible to make Elective Deferral contributions under a SIMPLE 401(k) Plan, the 60-day election period requirement described above is deemed satisfied if the Employee may make or modify a salary reduction agreement during a 60-day period that includes either the date the Employee becomes eligible or the day before.

G.	SIMPLE 401(k) Notice Requirements - The Employer will notify each Eligible Employee prior to the 60-day election period described in Section 3.06(F) of the Plan that he or she can complete a salary reduction agreement or modify a prior salary reduction agreement during that period. The notification must indicate whether the Employer will provide the three-percent Matching Contribution or a two-percent nonelective contribution described in Section 3.07 of the Plan.
H.	ADP Test Safe Harbor Election Periods - In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in section 3.06(I). Notwithstanding the foregoing, the Employer may change the election periods described above pursuant to rules promulgated by the IRS.

I.	ADP Test Safe Harbor Notice Requirement - At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. Notwithstanding the foregoing, the Employer may change this notice requirement pursuant to rules promulgated by the IRS.

3.07	MATCHING CONTRIBUTIONS
The Employer may elect to make Matching Contributions under the Plan on behalf of Qualifying Contributing Participants as provided in the Adoption Agreement. To be a Qualifying Contributing Participant for a Plan Year, the Participant must make Elective Deferrals (or Nondeductible Employee Contributions, if the Employer has agreed to match such contributions) for the Plan Year, satisfy any age and Years of Eligibility Service and other requirements that are specified for Matching Contributions in the Adoption Agreement and also satisfy any additional conditions set forth in the Adoption Agreement for this purpose. The Employer may make Matching Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper Matching Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as Matching Contributions are delivered to the Trustee.

Notwithstanding the foregoing, if an Eligible Employer has established a SIMPLE 401(k) Plan, the Employer will contribute a Matching Contribution to the plan on behalf of each Employee who makes an Elective Deferral contribution under Section 3.06(F) of the Plan. The amount of the Matching Contribution will be equal to the Employee’s Elective Deferral contribution up to a limit of three percent of the Employee’s Compensation for the full Year. In lieu of a Matching Contribution to a SIMPLE 401(k) Plan, however, the Employer may elect to contribute a nonelective contribution of two percent of Compensation for the full Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the Adoption Agreement) for the Year.

3.08	NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS
This Plan will not accept Nondeductible Employee Contributions and Matching Contributions thereon for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Nondeductible Employee Contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

Notwithstanding the foregoing, if this Plan is subject to Section 401(k) of the Code and the Adopting Employer so allows in the Adoption Agreement, a Participant may contribute Nondeductible Employee Contributions to the Plan by enrolling as a Contributing Participant pursuant to the applicable provisions of Section 3.06 of the Plan. The Employer shall establish uniform and nondiscriminatory rules and procedures for Nondeductible Employee Contributions as it deems necessary and advisable including, but not limited to, rules describing any amounts or percentages of Compensation Participants may or must contribute to the Plan.

A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions of each Participant.

3.09	QUALIFIED NONELECTIVE CONTRIBUTIONS
The Employer may elect to make Qualified Nonelective Contributions under the Plan. The amount of such contribution to the Plan for each Plan Year, if any, shall be in an amount determined by the Employer. Unless another allocation formula is specified in the Adoption Agreement, Qualified Nonelective Contributions will be allocated to the Individual Accounts of non-Highly Compensated Employees who are Eligible Employees, in order of each Participant’s Compensation, beginning with the Participant with the least amount of Compensation, until such Participant has reached his or her Maximum Permissible Amount. Notwithstanding the foregoing, no allocation shall be required in excess of the amount required to satisfy the Actual Deferral Percentage test, the Actual Contribution Percentage test or both.

If the current year testing rules apply to the Plan, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Sections 5.16 and 5.17 of the Plan, the Employer may, if permitted in the Adoption Agreement, use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test,, or both, pursuant to regulations under the Code. If the prior year testing rules apply to the Plan and the Employer uses Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, all Qualified Nonelective Contributions must be used for purposes of such tests.

3.10	QUALIFIED MATCHING CONTRIBUTIONS
The Employer may elect to make Qualified Matching Contributions under the Plan. Unless specified otherwise in the Adoption Agreement, the amount of such contribution to the Plan for each Plan Year, if any, shall be in an amount determined by the Employer. In addition, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Sections 5.16 and 5.17 of the Plan, the Employer may use

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Qualified Matching Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code.

Unless another allocation formula is specified in the Adoption Agreement, Qualified Matching Contributions, if made, shall be in an amount equal to that percentage of the Elective Deferrals of each non-Highly Compensated Employee which would be sufficient to cause the Plan to satisfy the Actual Contribution Percentage test and/or the Actual Deferral Percentage test, as applicable.

Notwithstanding anything in this Section to the contrary, all or any portion of the Qualified Matching Contributions may be included in the ADP and ACP tests if the Employer has elected to use the current year testing rules. If the prior year testing rules apply to the Plan and the Employer uses Qualified Matching Contributions to satisfy either the ADP or ACP test, or both, all Qualified Matching Contributions must be used for purposes of such tests.

3.11	OTHER LIMITATIONS ON SIMPLE 401(K) CONTRIBUTIONS
If the Employer has established a SIMPLE 401(k) Plan, no Employer or Employee contributions may be made to this Plan for the Year other than Elective Deferrals described in Section 3.06(F) of the Plan, Matching or nonelective contributions described in Section 3.07 of the Plan and rollover contributions described in Section 3.03 of the Plan.

3.12	LIMITATION ON ALLOCATIONS
A.	If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, an individual medical account (as defined in Section 415(l)(2) of the Code), or a simplified employee pension plan (as defined in Section 408(k) of the Code) maintained by the Employer, which provides an Annual Addition as defined in the Definitions Section of the Plan, the following rules shall apply.

1.	The amount of Annual Additions which may be credited to the Participant’s Individual Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Individual Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

2.	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

3.	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

4.	If pursuant to Section 3.12(A)(3) of the Plan or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant’s maximum Elective Deferral or any other circumstance permitted under rules promulgated by the IRS, there is an Excess Annual Additions, the excess will be disposed of as follows.

a.	Profit Sharing Plan - If this Plan is a profit sharing plan, the Excess Annual Additions shall be deemed Forfeitures and shall be allocated in accordance with Section 3.01(C) of the Plan to all Qualifying Participants that have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

b.	Money Purchase Pension Plan or Target Benefit Plan - If this Plan is either a money purchase pension plan or a target benefit plan, Excess Annual Additions shall be held, unallocated, in a suspense account. The suspense account shall be used to offset future Employer Contributions made to Qualifying Participants in the next Limitation Year and succeeding Limitation Years if necessary.

c.	401(k) Profit Sharing Plan - If this Plan is a 401(k) profit sharing plan, any Nondeductible Employee Contributions and Elective Deferrals, plus any income allocable thereto, shall be distributed to the Participant to the extent they would reduce the Excess Annual Additions. Income allocable to such Excess Annual Additions shall be computed in a manner consistent with the manner described in Section 7.02(B) of the Plan (i.e. the usual manner used by the Plan Administrator for allocating income or loss to Participants’ Individual Accounts);

If, after distributing Nondeductible Employee Contributions (including any earnings thereon) and Elective Deferrals (including any earnings thereon), Excess Annual Additions still exist, the Excess Annual Additions attributable to Employer Profit Sharing Contributions shall be deemed Forfeitures and shall be allocated in accordance with Section 3.01(C) of the Plan to all Qualifying Participants that have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 3.12 of the Plan, it will participate in the allocation of the Fund’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Individual Accounts before any Employer Contributions or any Nondeductible Employee Contributions may be made to the Plan for that Limitation Year. Excess Annual Additions may not be distributed to Participants or former Participants.

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B.	This section applies if the Employer maintains or ever maintained another qualified plan (other than a paired standardized money purchase pension plan using the same Basic Plan Document as this Plan) in which any Participant in this Plan is (or was) a Participant or could become a Participant. This section also applies if the Employer maintains a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(l)(2) of the Code), under which amounts are treated as Annual Additions with respect to any Participant in this Plan.

1.	If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer that provides an Annual Addition as defined in the Definitions Section of the Plan during any Limitation Year, the following rules apply.

a.	The Annual Additions which may be credited to a Participant’s Individual Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant under the other qualified Master or Prototype Plans, welfare benefit funds, individual medical accounts and simplified employee pension plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pension plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pension plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Individual Account under this Plan for the Limitation Year.

b.	Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 3.12(A)(2) of the Plan.

c.	As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

d.	If, pursuant to Section 3.12(B)(1)(c) of the Plan or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant’s Elective Deferral or any other circumstance permitted under rules promulgated by the IRS a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Annual Additions for a Limitation Year, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

e.	If Excess Annual Additions were allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of.

(i)	the total Excess Annual Additions allocated as of such date, times

(ii)	the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified prototype defined contribution plans.

f.	Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in Section 3.12(A)(4) of the Plan.

2.	If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Section 3.12(B)(1)(a) through 3.12(B)(1)(f) of the Plan will apply as if the other plan were a Master or Prototype Plan. In the event this method is unadministerable due to conflicting language in the other plan, the Employer must provide, via a written addendum to the Plan, the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Annual Additions, in a manner that precludes Employer discretion.

3.	For Limitation Years beginning before January 1, 2000, if the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the following rule shall apply with respect to satisfying the 1.0 limitation of Section 415(e) of the Code. If the projected Annual Addition to this Plan to the account of a Participant for any Limitation Year would cause the 1.0 limitation of Section 415(e) of the Code to be exceeded, the annual benefit of the defined benefit plan for such Limitation Year shall be reduced so that the 1.0 limitation shall be satisfied. If it is not possible to reduce the annual benefit of the defined benefit plan and the projected Annual Addition to this Plan to the account of a Participant for a Limitation Year would cause the 1.0 limitation to be exceeded, the Employer shall reduce the Employer Contribution which is to be allocated to this Plan on behalf of such Participant so that the 1.0 limitation will be satisfied. (The provisions of Section 415(e) of the Code are incorporated herein by reference under the authority of Section 1106(h) of the Tax Reform Act of 1986.) As an alternative, the Employer may provide, in the Adoption Agreement, alternative language which will satisfy the 1.0 limitation. Such alternative language must preclude Employer discretion.

Notwithstanding the foregoing, this Section 3.12(B)(3) of the Plan shall not apply to Plan Years beginning or after January 1, 2000.

C.	The provisions of this Section 3.12 of the Plan shall apply to SIMPLE 401(k) contributions made pursuant to Sections 3.06(F) and 3.07 of the Plan.

3.13	ACTUAL DEFERRAL PERCENTAGE TEST (ADP)
A.	Limits on Highly Compensated Employees - The Actual Deferral Percentage (hereinafter “ADP”) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

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1.	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

2.	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0 provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two percentage points.

Effective for Plan Years beginning on or after January 1, 1997, the Plan must satisfy the ADP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected by the Employer.

3.	Prior Year Testing
The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.	The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.	The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year the Plan permits any Participant to make Elective Deferrals and this is not a successor Plan, for purposes of the foregoing tests, the prior year’s non-Highly Compensated Employees’ ADP shall be three percent unless the Adopting Employer has elected in the Adoption Agreement to use the actual Plan Year’s ADP for these Participants.

4.	Current Year Testing
If the Plan is amended by the Employer to implement current year testing, the ADP tests in (a) and (b) above will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are non-Highly Compensated Employees. Once made, this election can only be changed if the Plan meets the requirements for changing to prior year testing set forth in IRS Notice 98-1 (or subsequent guidance provided by the IRS).

Notwithstanding the foregoing, the Plan shall be treated as meeting the ADP test if, within a reasonable period before any Plan Year, each Participant eligible to participate is given a notice (either in writing or in any other form permitted by Treasury regulations or other rules promulgated by the IRS) which satisfies the requirements of Section 401(k)(12)(D) of the Code and the Employer makes Matching Contributions or nonelective contributions pursuant to Sections 401(k)(12)(B) and (C) of the Code respectively.

B.	Special Rules

1.	A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.	The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Individual Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

3.	In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.13(B)(3) of the Plan shall be applied by determining the ADP of Participants as if all such Plans were a single Plan. Any adjustments to the non-Highly Compensated Employee ADP for the prior year will be made in accordance with IRS Notice 98-1 and any subsequent guidance provided by the IRS, unless the Adopting Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

4.	For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the 12 month period immediately following the Plan Year to which contributions relate.

5.	The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

6.	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

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7.	If the Employer elects to take Qualified Matching Contributions into account as Elective Deferrals for purposes of the ADP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Matching Contributions in the ADP test or to include only the amount of such Qualified Matching Contributions that are needed to meet the ADP test.

8.	In the event that the Plan Administrator determines that it is not likely that the ADP test will be satisfied for a particular Plan Year unless certain steps are taken prior to the end of such Plan Year, the Plan Administrator may require Contributing Participants who are Highly Compensated Employees to reduce or cease future Elective Deferrals for such Plan Year in order to satisfy that requirement. Said reduction shall also be required by the Plan Administrator in the event that the Plan Administrator anticipates that the Employer will not be able to deduct all Employer Contributions from its income for Federal income tax purposes. If the Plan Administrator requires Contributing Participants to reduce or cease making Elective Deferrals under this paragraph, the reduction or cessation shall begin with the Highly Compensated Employee with the largest amount of Elective Deferrals for the Plan Year on the date on which it is determined that the ADP test will not likely be satisfied. All remaining Highly Compensated Employees’ Elective Deferrals for the Plan Year shall be limited to such amount. Notwithstanding the foregoing, if it is later determined that the ADP test for the Plan Year will be satisfied, Highly Compensated Employees shall be permitted to enroll as Contributing Participants in accordance with the terms of the Plan.

C.	Notwithstanding the foregoing, the ADP test described above is treated as satisfied for any Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.14	LIMITS ON NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS

A.	Limits on Highly Compensated Employees - The Average Contribution Percentage (hereinafter “ACP”) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.	The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

2.	The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for the Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two percentage points.

Effective for Plan Years beginning on or after January 1, 1997, the Plan must satisfy the ACP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected in the Adoption Agreement by the Adopting Employer.

Prior Year Testing
The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.	The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.	The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year, if this Plan permits any Participant to make Nondeductible Employee Contributions, provides for Matching Contributions or both, and this is not a successor Plan, for purposes of the foregoing tests, the prior year’s non-Highly Compensated Employees’ ACP shall be three percent unless the Employer has elected to use the Plan Year’s ACP for these Participants.

Current Year Testing
If the Plan is amended by the Adopting Employer to implement current year testing, the ACP tests in (a) and (b), above, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are non-Highly Compensated Employees. Once made, this election can only be changed if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or additional guidance provided by the IRS).

B.	Special Rules

1.	A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.	Multiple Use: Effective for Plan Years beginning on or after January 1, 1997, if one or more Highly Compensated Employees participate in both a cash or deferred arrangement (CODA) and a Plan subject to the ACP test maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced in the manner described in Section Five of the Plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests

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for the Plan Year. Multiple use does not occur if either the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

3.	For purposes of this Section 3.14 of the Plan, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Individual Account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

4.	In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such Plans were a single Plan. Any adjustments to the non-Highly Compensated Employee ACP for the prior year will be made in accordance with IRS Notice 98-1 and any additional guidance issued by the IRS, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same ACP testing method.

5.	For purposes of determining the Contribution Percentage test, Nondeductible Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12 month period beginning on the day after the close of the Plan Year.

6.	The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

7.	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

8.	If the Employer elects to take Qualified Nonelective Contributions into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Nonelective Contributions in the ACP test or to include only the amount of such Qualified Nonelective Contributions that are needed to meet the ACP test.

9.	If the Employer elects to take Elective Deferrals into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Elective Deferrals in the ACP test or to include only the amount of such Elective Deferrals that are needed to meet the ACP test.

C.	Notwithstanding the foregoing, the ACP test described above is treated as satisfied for any Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.15	SAFE HARBOR CODA
The provisions of this Section 3.15 may only be applied to Plan Years beginning on or after January 1, 1999.

A.	ADP Test Safe Harbor Contributions

Unless the Adopting Employer elects in the Adoption Agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to (i) 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed three percent of the Employee’s Compensation for the Plan Year, plus (ii) 50 percent of the amount of the Employee’s Elective Deferrals that exceed three percent of the Employee’s Compensation but that do not exceed five percent of the Employee’s Compensation (“Basic Matching Contributions”). Notwithstanding the foregoing, if the Adopting Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each Eligible Employee under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

In addition, such contributions cannot be made with regard to permitted disparity under Section 401(1) of the Code.

B.	ACP Test Safe Harbor Matching Contributions

In addition to the ADP Test Safe Harbor Contributions described in the Definition Section of the Plan, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement for the Plan Year.

SECTION FOUR: VESTING AND FORFEITURES

4.01	DISTRIBUTIONS TO PARTICIPANTS

A.	Determining the Vested Portion - In determining the Vested portion of a Participant’s Individual Account, the following rules apply.

1.	Employer Contributions and Forfeitures - The Vested portion of a Participant’s Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule selected in the Adoption Agreement (or the vesting schedule described in Section 4.01(B) of the Plan if the Plan is a Top-Heavy Plan). In the event that there is not a vesting schedule option provided in the Adoption Agreement, a Participant shall be fully Vested in his or her Individual Account at all times.

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2.	Other Contributions - A Participant is fully Vested in his or her rollover contributions and transfer contributions, Deductible Employee Contributions and Nondeductible Employee Contributions and any earnings thereon. No Forfeiture will occur solely as a result of an Employee’s withdrawal of such contributions.

3.	Fully Vested Under Certain Circumstances - A Participant is fully Vested in his or her Individual Account if any of the following occurs:

a.	the Participant reaches Normal Retirement Age;

b.	the Plan is terminated or partially terminated as defined by rules promulgated by the IRS; or

c.	there exists a complete discontinuance of contributions under the Plan.

Further, unless otherwise indicated in the Adoption Agreement, a Participant is fully Vested if the Participant dies, incurs a Disability, or satisfies the conditions for Early Retirement Age (if applicable). Notwithstanding the foregoing, the portion of a Participant’s Individual Account attributable to Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions which are made based on his or her imputed Compensation on account of incurring a Disability shall be fully Vested at all times. In the case of a partial termination, only those Participants who are affected by the partial termination of the Plan shall become fully Vested.

4.	Participants in a Prior Plan - If a Participant was a participant in a Prior Plan on the Effective Date, his or her Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

5.	SIMPLE 401(k) Exception - Notwithstanding anything in this Plan to the contrary, all benefits attributable to contributions described in Section 3.06(F) and 3.07 of the Plan are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the Year in which the SIMPLE 401(k) Plan is adopted.

6.	ADP Test Safe Harbor Contribution Exception - Notwithstanding anything in this Plan to the contrary, all benefits attributable to ADP Test Safe Harbor Contributions shall be nonforfeitable at all times.

7.	ACP Test Safe Harbor Matching Contributions - Notwithstanding anything in this Plan to the contrary, ACP Safe Harbor Matching Contributions will be Vested as indicated in the Adoption Agreement, but, in any event, such contributions shall be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Forfeitures of non-Vested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s Contribution.

8.	Government Contract Contributions - Notwithstanding anything in this Plan to the contrary, contributions made by an Employer pursuant to Section 3.01(B)(3) of the Plan shall be nonforfeitable at all times.

A Participant shall not be fully Vested in his or her Individual Account solely on account of a transaction described in Section 414(l) of the Code except as otherwise provided therein.

B.	Minimum Vesting Schedule for Top-Heavy Plans - The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

Notwithstanding the other provisions of this Section 4.01 of the Plan or the non-top heavy vesting schedule selected (either affirmatively or by default) in the Adoption Agreement (unless those provisions or that schedule provide for more rapid vesting), unless elected otherwise in the Adoption Agreement, a Participant’s Vested portion of his or her Individual Account attributable to Employer Contributions and Forfeitures shall be determined in accordance with the vesting schedule described below, provided that if the Adopting Employer elected a graded non-top-heavy vesting schedule in the Adoption Agreement, the six year graded schedule described below shall apply, and if the Adopting Employer elected a cliff non-top-heavy vesting schedule in the Adoption Agreement, the three year cliff schedule described below shall apply.

SIX YEAR GRADED		THREE YEAR CLIFF
Years of Vesting Service	Vested Percentage	Years of Vesting Service	Vested Percentage

1	0	1	0
2	20	2	0
3	40	3	100
4	60
5	80
6	100

This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to Nondeductible Employee Contributions including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant’s Vested percentage may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year. However, this Section 4.01(B) of the Plan does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee’s Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Section 4.01(B) of the Plan.

If this Plan ceases to be a Top-Heavy Plan, then in accordance with the above restrictions, the vesting schedule as selected in the Adoption Agreement will govern. If the vesting schedule under the Plan shifts in or out of top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 7.06(D) of the Plan applies.

C.	Termination of Employment - If a Participant incurs a Termination of Employment, any portion of his or her Individual Account which is not Vested shall be held in a suspense account. Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Section 7.02(B) of the Plan. The disposition of such suspense account shall be as follows.

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1.	Cash-out of Certain Terminated Participants - If the value of the Vested portion of such terminated Participant’s Individual Account does not exceed $5,000, the Participant shall receive a distribution of the entire Vested portion of such Individual Account. For Plan Years beginning on or before August 5, 1997, $3,500 shall be substituted for $5,000 in the preceding sentence. The portion which is not Vested shall be treated as a Forfeiture and applied in accordance with Section 3.01(C) of the Plan. For purposes of this Section, if the value of the Vested portion of a Participant’s Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account. A Participant’s Vested Individual Account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

2.	Terminated Participants Who Elect to Receive Distributions - If such terminated Participant elects to receive a distribution of the Vested portion of his or her Individual Account in accordance with Section 5.02(B) of the Plan, the portion which is not Vested shall be treated as a Forfeiture. Such Forfeiture shall be applied in accordance with Section 3.01(C) of the Plan.

3.	Re-employed Participants Who Received Distributions - If such Participant receives or is deemed to receive a distribution pursuant to Section 4.01(C)(1) or (2) of the Plan and the Participant subsequently resumes employment, the Participant’s Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of

(a)	five years after the first date on which the Participant is subsequently re-employed by the Employer, or

(b)	the date the Participant incurs five consecutive Breaks in Vesting Service following the date of the distribution.

Any restoration of a Participant’s Individual Account pursuant to Section 4.01(C)(3) of the Plan shall be made from other Forfeitures, income or gain to the Fund or contributions made by the Employer.

4.	Re-employed Participants Who Did Not Receive Distributions - If such Participant neither receives nor is deemed to receive a distribution pursuant to Section 4.01(C)(1) nor (2) of the Plan and the Participant returns to the service of the Employer before incurring five consecutive Breaks in Vesting Service, there shall be no Forfeiture. Rather, the amount in such suspense account shall be recredited to such Participant’s Individual Account.

D.	Forfeitures Following Five Consecutive Breaks in Vesting Service
If a Participant who has neither received a distribution nor has been deemed to receive a distribution incurs five consecutive Breaks in Vesting Service, the portion of the Participant’s Individual Account which is not Vested shall be treated as a Forfeiture and applied in accordance with Section 3.01(C) of the Plan.

E.	Distribution Prior to Full Vesting
If a distribution is made to a Participant who was not then fully Vested in his or her Individual Account derived from Employer Contributions and the Participant may increase his or her Vested percentage in his or her Individual Account, then the following rules shall apply:

1.	a separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

2.	at any relevant time, the Participant’s Vested portion of the separate account will be equal to an amount (“X”) determined in accordance with the standard formula described below unless the Employer chooses, in a uniform and nondiscriminatory manner, to apply the alternative formula.

Standard Formula: X=P (AB + (R x D)) - (R x D) Alternative Formula: X= P(AB+D) - D

For purposes of the standard and alternative formulas described above, “P” is the Vested percentage at the relevant time; “AB” is the separate account balance at the relevant time; “D” is the amount of the distribution; and “R” is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

4.02	100 PERCENT VESTING OF CERTAIN CONTRIBUTIONS
The Participant’s accrued benefit derived from Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

4.03	FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS
Matching Contributions shall be Vested in accordance with the vesting schedule for Matching Contributions in the Adoption Agreement. In any event, Matching Contributions shall be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Notwithstanding any other provisions of the Plan, Matching Contributions or Qualified Matching Contributions must be forfeited if the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions or Excess Annual Additions which are distributed pursuant to Section 3.12(A)(4)(c) of the Plan. Such Forfeitures shall be allocated in accordance with Section 3.01(C) of the Plan.

When a Participant incurs a Termination of Employment, whether a Forfeiture arises with respect to Matching Contributions shall be determined in accordance with Section 4.01(C) of the Plan.

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SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

5.01	DISTRIBUTIONS
A.	Distributable Events

1.	Entitlement to Distribution - The Vested portion of a Participant’s Individual Account attributable to Employer Contributions other than those described in Section 5.01(A)(2) of the Plan shall be distributable to the Participant upon (1) the occurrence of any of the distributable events specified in the Adoption Agreement; (2) the Participant’s Termination of Employment after attaining Normal Retirement Age; (3) the termination of the Plan; and (4) the Participant’s Termination of Employment after satisfying any Early Retirement Age conditions. If a Participant separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement. With respect to item (1) above, if the Adoption Agreement does not allow an Employer to specify distributable events, the Vested portion of a Participant’s Individual Account shall be distributable to the Participant upon the Participant’s Termination of Employment; the Participant’s attainment of Normal Retirement Age; the Participant’s Disability; or the termination of the Plan.

Notwithstanding the foregoing, the following rules shall apply with respect to entitlement to distribution of rollover and transfer contributions and Nondeductible Employee Contributions. Except as otherwise provided in the Adoption Agreement, rollover and transfer contributions and earnings thereon shall be subject to the Plan’s provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan), Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan) or Employer Target Benefit Pension Contributions (if this Plan is a target benefit pension plan). However, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, Disability, attainment of Normal Retirement Age or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to this Plan from a money purchase pension plan or a target benefit pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

A Participant may, at any time and upon a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) submitted to the Plan Administrator withdraw an amount from his or her Individual Account attributable to Nondeductible Employee Contributions (including earnings thereon). In the event the portion of a Participant’s Individual Account attributable to Nondeductible Employee Contributions experiences a loss such that the amount remaining in such subaccount is less than the amount of Nondeductible Employee Contributions made by the Participant, the maximum amount which the Participant may withdraw is an amount equal to the remaining Nondeductible Employee Contributions. Subject to Section 5.13 of the Plan, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by delivering an application (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator.

2.	Special Requirements For Certain 401(k) Contributions
Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiary or Beneficiaries’ election, earlier than upon separation from service, death or disability.

Such amounts may also be distributed upon.

a.	termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code), a simplified employee pension plan (as defined in Section 408(k) of the Code), or a SIMPLE IRA Plan (as defined in Section 408(p) of the Code);

b.	the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

c.	the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

d.	the attainment of age 59 1/2 in the case of a profit sharing plan if so permitted in the Adoption Agreement; or

e.	if the Adopting Employer has so elected in the Adoption Agreement, the hardship of the Participant as described in Section 5.01(A)(6) of the Plan.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Section 401(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988, which are triggered by either a, b or c above must be made in a lump sum.

Notwithstanding the foregoing, ADP Test Safe Harbor Contributions may not be distributed earlier than separation from service, death, Disability, an event described in Section 401(k)(10) of the Code, or, in the case of a profit sharing plan, the attainment of age 59 1/2.

3.	Withdrawal Request: When Distributed - A Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee to commence distribution no later than the time specified in the Adoption Agreement for this purpose and, if not specified in the Adoption Agreement, then no later than 90 days following the later of

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a.	the close of the Plan Year within which the event occurs which entitles the Participant to a distribution; or

b.	the close of the Plan Year in which the request is received.

Distributions will be made based on the value of the Vested portion of the Individual Account available at the time of actual distribution. To the extent the distribution request is for an amount greater than the Individual Account, the Trustee shall be entitled to distribute the entire Vested portion of the Individual Account.

4.	Special Rules for Withdrawals During Service - If this is a profit sharing plan, unless the Adoption Agreement provides otherwise, a Participant who is not otherwise eligible to receive a distribution of his or her Individual Account may elect to receive an in-service distribution of all or part of the Vested portion of his or her Individual Account attributable to Employer Contributions other than those described in Section 5.01(A)(2) of the Plan, subject to the requirements of Section 5.13 of the Plan and further subject to the following limits.

a.	Participant for five or more years. An Employee who has been a Participant in the Plan for five or more years may withdraw up to the entire Vested portion of his or her Individual Account.

b.	Participant for less than five years. Except as otherwise provided in the Adoption Agreement, an Employee who has been a Participant in the Plan for less than five years may withdraw only the amount which has been in his or her Individual Account attributable to Employer Contributions for at least two full Plan Years, measured from the date such contributions were allocated.

5.	Special Rules for Hardship Withdrawals - If this is a profit sharing plan and the Adoption Agreement so provides, then notwithstanding Section 5.01(A)(4) of the Plan, a Participant may elect to receive a hardship distribution of all or part of the Vested portion of his or her Individual Account attributable to Employer Contributions other than those described in Section 5.01(A)(2) of the Plan, subject to the requirements of Section 5.13 of the Plan.

For purposes of this Section 5.01(A)(5), hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Except as otherwise provided in the Adoption Agreement, financial needs considered immediate and heavy include, but are not limited to expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee’s Spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children or dependents; the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence; or funeral expenses of a member of the Participant’s family.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

1)	the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer;

2)	the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

6.	Hardship Distribution of Elective Deferrals

a.	General - If the Adopting Employer has so elected in the Adoption Agreement, distribution of Elective Deferrals including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Deferrals and any earnings credited to a Participant’s account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989 may be made to a Participant in the event of hardship. For the purposes of this Section 5.01(A)(6), hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.

b.	Special Rules

For purposes of determining whether a Participant has a hardship, rules similar to those described in Section 5.01(A)(5) of the Plan shall apply except that only the listed financial needs shall be considered, other than funeral expenses for a member of the Participant’s family, which shall not be included. In addition, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

(1)	all plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for 12 months after the receipt of the hardship distribution;

(2)	all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

7.	One-Time In-Service Withdrawal Option - If this is a profit sharing plan and the Adopting Employer has elected the one-time in-service withdrawal option in the Adoption Agreement, then a Participant will be permitted only one in-service withdrawal during the course of such Participant’s employment with the Employer. The amount which the Participant can withdraw will be limited to the lesser of the amount determined under the limits set forth in Section 5.01(A)(4) of the Plan or the percentage of the Participant’s Individual Account specified by the Adopting Employer in the Adoption Agreement. Distributions under this Section 5.01(A)(7) will be subject to the requirements of Section 5.13 of the Plan.

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8.	Commencement of Benefits - Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which

a.	the Participant attains Normal Retirement Age;

b.	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

c.	the Participant incurs a Termination of Employment.

Notwithstanding the foregoing, the failure of a Participant and Spouse, if applicable, to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 5.02(B) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 5.01(A)(8) of the Plan.

5.02	FORM OF DISTRIBUTION TO A PARTICIPANT

A.	Value of Individual Account Does Not Exceed $5,000 - If the value of the Vested portion of a Participant’s Individual Account does not qualify as an Eligible Rollover Distribution, distribution from the Plan shall be made to the Participant in a single lump sum in lieu of all other forms of distribution from the Plan as soon as administratively feasible. Except as otherwise provided in the Adoption Agreement, if the value of the Vested portion of a Participant’s Individual Account qualifies as an Eligible Rollover Distribution, exceeds $1,000 but does not exceed $5,000, and the Participant fails to elect to receive his or her distribution from the Plan in either a single lump sum or a Direct Rollover to an Eligible Retirement Plan, payment shall be made in the form of a Direct Rollover to an individual retirement account within the meaning of either Section 408(a) or Section 408(b) of the Code. For purposes of the preceding sentence, the Plan Administrator will select an IRA trustee, custodian or issuer that is unrelated to the Employer, establish the individual retirement account with such trustee in accordance with rules promulgated by the IRS and make the initial investment choices for the such account. Notwithstanding the foregoing, if the Participant is re-employed by the Employer prior to the occurrence of the distribution, no distribution will be made under this paragraph.

B.	Value of Individual Account Exceeds $5,000

1.	If distribution in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant, either the value of the Participant’s Vested Individual Account exceeds $5,000 or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the value of such Participant’s Vested Individual Account exceeds $5,000, and the Individual Account is immediately distributable, the Participant and the Participant’s Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Individual Account.

The consent of the Participant and the Participant’s Spouse shall be obtained (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

a.	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

b.	the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution which is either made in the form of a Qualified Joint and Survivor Annuity or is made from a Plan which meets the Retirement Equity Act safe harbor rules of Section 5.13(E) of the Plan, while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s Individual Account may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving Spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

2.	For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Vested portion of a Participant’s Individual Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

3.	General Rule - This Section 5.02(B)(3) provides transitional rules with regard to the cash out limits for distributions made prior to the 90th day after publication of the Income Tax Regulations in the Federal Register.

a.	Distributions Subject to Section 417 of the Code. If distribution in the form of a Qualified Joint and Survivor Annuity is required with regard to a Participant, the rule in this paragraph (a) is substituted for the rule in the first sentence of Section 5.02(B)(1). If the

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value of a Participant’s Vested Individual Account exceeds (or at the time of any prior distribution (1) in Plan Years beginning before August 6, 1997, exceeded $3,500 or (2) in Plan Years beginning after August 5, 1997, exceeded) $5,000, and the Individual Account is immediately distributable, the Participant and the Participant’s Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Individual Account.

b.	Distributions not subject to Section 417 of the Code. If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the rule in this paragraph (b) is substituted for the rule in the second sentence of Section 5.02(B)(1).

If the value of a Participant’s Vested Individual Account:

(1)	for Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution),

(2)	for Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution),

(3)	and for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began, and the Individual Account is immediately distributable, the Participant and the Participant’s Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Individual Account.

C.	Other Forms of Distribution to Participant - If the value of the Vested portion of a Participant’s Individual Account exceeds $5,000 and the Participant has properly waived the Qualified Joint and Survivor Annuity, as described in Section 5.13 of the Plan, the Participant may request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Vested portion of his or her Individual Account be paid to him or her in one or more of the following forms of payment unless specified otherwise in the Adoption Agreement: (1) in a lump sum; (2) in installment payments over a period not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and his or her designated Beneficiary; or (3) applied to the purchase of an annuity contract.

Notwithstanding anything in this Section 5.02 of the Plan to the contrary, a Participant cannot elect payments in the form of a life annuity if the Retirement Equity Act safe harbor rules of Section 5.13(E) of the Plan apply.

5.03	DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

A.	Designation of Beneficiary - Spousal Consent - Each Participant may designate, upon a form provided by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of the Participant’s Individual Account in the event of his or her death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Plan Administrator.

In the event that a Participant wishes to designate a primary Beneficiary who is not his or her Spouse, his or her Spouse must consent (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to such designation, and the Spouse’s consent must acknowledge the effect of such designation and be witnessed by a notary public or plan representative. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no Spouse or the Spouse cannot be located, no consent shall be required. In addition, if the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any change of Beneficiary will require a new spousal consent.

B.	Payment to Beneficiary - If a Participant dies before the Participant’s entire Individual Account has been paid to him or her, such deceased Participant’s Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant’s Spouse, or, where no Spouse exists, to the Participant’s estate. If the Beneficiary is a minor, distribution will be deemed to have been made to such Beneficiary if the portion of the Participant’s Individual Account to which the Beneficiary is entitled is paid to his or her legal guardian or, if applicable, to his or her custodian under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act.

C.	Withdrawal Request: When Distributed - A Beneficiary of a deceased Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee to commence distribution no later than the time specified in the Adoption Agreement for this purpose and if not specified in the Adoption Agreement, then no later than 90 days following the later of

1.	the close of the Plan Year within which the Participant dies; or

2.	the close of the Plan Year in which the request is received.

5.04	FORM OF DISTRIBUTION TO BENEFICIARIES

A.	Value of Individual Account Does Not Exceed $5,000 - If the value of the Vested portion of a Participant’s Individual Account does not qualify as an Eligible Rollover Distribution, the Plan Administrator shall direct the Trustee to make a distribution to the Beneficiary in a single lump sum in lieu of all other forms of distribution from the Plan. Except as otherwise provided in the Adoption Agreement, if the value of the Vested portion of a Participant’s Individual Account qualifies as an Eligible Rollover Distribution, exceeds $1,000 but does not exceed $5,000, and the Beneficiary(ies) fails to elect to receive his or her distribution from the Plan in either a single lump sum or a Direct Rollover to an Eligible Retirement Plan, payment shall be made in the form of a Direct Rollover to an individual retirement account within the meaning of either Section 408(a) or Section 408(b) of the Code if the Beneficiary qualifies as a Recipient under the Plan. For purposes of the preceding sentence, the Plan Administrator will select an IRA trustee, custodian or issuer that is unrelated to the Employer, establish the individual

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retirement account with such trustee in accordance with rules promulgated by the IRS and make the initial investment choices for the such account.

B.	Value of Individual Account Exceeds $5,000 - If the value of the Vested portion of a Participant’s Individual Account exceeds $5,000, the preretirement survivor annuity requirements of Section 5.13 of the Plan shall apply unless waived in accordance with that Section 5.13 of the Plan or unless the Retirement Equity Act safe harbor rules of Section 5.13(E) of the Plan apply. However, a surviving Spouse Beneficiary may elect any form of payment allowable under the Plan in lieu of the preretirement survivor annuity. Any such payment to the surviving Spouse must meet the requirements of Section 5.05 of the Plan.

C.	Other Forms of Distribution to Beneficiary - If the value of a Participant’s Individual Account exceeds $5,000, and the Participant has properly waived the preretirement survivor annuity, as described in Section 5.13 of the Plan (if applicable), or if the Beneficiary is the Participant’s surviving Spouse, the Beneficiary may, subject to the requirements of Section 5.05 of the Plan, request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Participant’s Individual Account be paid in any form of distribution permitted to be taken by the Participant under this Plan other than applying the Individual Account toward the purchase of an annuity contract. Notwithstanding the foregoing, installment payments to a Beneficiary cannot be made over a period exceeding the Life Expectancy of such Beneficiary.

5.05	DISTRIBUTION REQUIREMENTS

A.	General Rules

1.	Subject to Section 5.13 of the Plan, the requirements of this Section shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of Section 5.13 of the Plan apply to calendar years beginning after December 31, 1984.

2.	All distributions required under this Section 5.05 of the Plan shall be determined and made in accordance with the Proposed Income Tax Regulations under Section 1.401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of such regulations. “Unless indicated otherwise in the Adoption Agreement with respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. The January 1, 2001 proposed regulations shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.”

B.	Required Beginning Date - The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

C.	Limits on Distribution Periods - As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

1.	the life of the Participant,

2.	the life of the Participant and a designated Beneficiary,

3.	a period certain not extending beyond the Life Expectancy of the Participant, or

4.	a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

D.	Determination of Amount to be Distributed Each Year - If the Participant’s interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date;

1.	Individual Account

a.	If a Participant’s benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s benefit by the Applicable Life Expectancy.

b.	For calendar years beginning before January 1, 1989, if the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the Present Value of the amount available for distribution is paid within the Life Expectancy of the Participant.

c.	For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant’s Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Section 5.05(D)(1)(a) of the Plan above as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

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d.	The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

2.	Other Forms - If the Participant’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

E.	Death Distribution Provisions

1.	Distribution Beginning Before Death - If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

2.	Distribution Beginning After Death - If the Participant dies before distribution of his or her interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below

a.	If any portion of the Participant’s interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

b.	If the designated Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section 5.05(E)(2) of the Plan by the time of his or her death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 5.05(E)(2) of the Plan, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

3.	For purposes of Section 5.05(E)(2) of the Plan above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 5.05(E)(2) of the Plan, with the exception of paragraph (b) therein, shall be applied as if the surviving Spouse were the Participant.

4.	For purposes of this Section 5.05(E) of the Plan, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

5.	For purposes of this Section 5.05(E) of the Plan, distribution of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date (or, if Section 5.05(E)(3) of the Plan above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to Section 5.05(E)(2) of the Plan above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

F.	Transitional Rule

1.	Notwithstanding the other requirements of this Section 5.05 of the Plan and subject to the requirements of Section 5.13 of the Plan, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences).

a.	The distribution by the Fund is one which would not have qualified such Fund under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

b.	The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

c.	Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

d.	The Employee had accrued a benefit under the Plan as of December 31, 1983.

e.	The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.

2.	A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

3.	For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 5.05(F)(1)(a) and (e) of the Plan.

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4.	If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute, by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for an election made under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Section 1.401(a)(9), Q&A J-2 and Q&A J-3 of the Proposed Income Tax Regulations shall apply.

5.06	ANNUITY CONTRACTS
Any annuity contract distributed under the Plan (if permitted or required by this Section Five) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of the Plan.

5.07	DISTRIBUTIONS IN KIND
The Plan Administrator may, but need not, cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing ways.

5.08	DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Recipient’s election under this Section 5.08 of the Plan, a Recipient may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 (or such lesser amount if the Plan Administrator permits in a uniform and nondiscriminatory manner) paid directly to an Eligible Retirement Plan (including an individual retirement account described in Section 408(a) or 408(b)of the Code provided by the Prototype Sponsor) specified by the Recipient in a Direct Rollover.

5.09	PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES
If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

In the event the Plan is terminated, payments must be made in a manner that protects the benefit rights of a Participant or Beneficiary. Benefit rights shall be deemed to be protected if the amount in a Participant’s or Beneficiary’s Individual Account is placed into an individual retirement account, used to purchase an annuity contract, or transferred to another qualified retirement plan. Benefit rights need not, however, be protected if an Individual Account becomes subject to state escheat laws or if a payment is made to satisfy Section 401(a)(9) of the Code.

5.10	FILING A CLAIM FOR PLAN DISTRIBUTIONS
A Participant or Beneficiary who desires to make a claim for the Vested portion of the Participant’s Individual Account shall file a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL and acceptable to the Plan Administrator) with the Plan Administrator. If such request is required in writing, such request must be made on a form furnished to him or her by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

5.11	DENIAL OF A CLAIM
Whenever a claim for a Plan distribution by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the denial within 90 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary and an explanation of the procedures for appeal.

5.12	REMEDIES AVAILABLE
The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents and to submit comments in writing (or in any other form permitted by the IRS or DOL). The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in Section 5.11 of the Plan. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify his or her right to benefits under this Plan.

5.13	JOINT AND SURVIVOR ANNUITY REQUIREMENTS
A.	The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 5.13(F) of the Plan.

B.	Qualified Joint and Survivor Annuity - Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant’s Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant’s Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

C.	Qualified Preretirement Survivor Annuity - Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant’s Vested Account Balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.

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D.	Notice Requirements

1.	In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and not more than 90 days prior to the Annuity Starting Date provide each Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (c) the rights of a Participant’s Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

Effective for distributions made on or after January 1, 1997, the Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the explanation described in the preceding paragraph provided (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (c) the annuity starting date is a date after the date that the explanation was provided to the Participant.

2.	In the case of a Qualified Preretirement Survivor Annuity as described in Section 5.13(C) of the Plan, the Plan Administrator shall provide each Participant within the applicable period for such Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 5.13(D)(1) of the Plan applicable to a Qualified Joint and Survivor Annuity.

The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 5.13(D)(3) of the Plan ceases to apply to the Participant; and (d) a reasonable period ending after this Section 5.13 of the Plan first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b), (c) and (d) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

3.	Notwithstanding the other requirements of this Section 5.13(D) of the Plan, the respective notices prescribed by this Section 5.13(D) of the Plan, need not be given to a Participant if (a) the Plan “fully subsidizes” the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (b) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Section 5.13(D)(3) of the Plan, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant’s failure to elect another benefit.

E.	Retirement Equity Act Safe Harbor Rules

1.	Except as provided otherwise in the Adoption Agreement, the safe harbor provisions of this Section 5.13(E) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit pension plan) if the following conditions are satisfied:

a.	the Participant does not or cannot elect payments in the form of a life annuity; and

b.	on the death of a Participant, the Participant’s Vested Account Balance will be paid to the Participant’s surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant’s designated Beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant’s death. The Account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 5.13(E) of the Plan shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit pension plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code. If this Section 5.13(E) of the Plan is operative, then the provisions of this Section 5.13 of the Plan other than Section 5.13(F) of the Plan shall be inoperative.

2.	The Participant may waive the spousal death benefit described in this Section 5.13(E) of the Plan at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 5.13(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant’s waiver of the Qualified Preretirement Survivor Annuity.

3.	For purposes of this Section 5.13(E) of the Plan, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit pension plan, the Participant’s separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in the Definitions Section of this Plan.

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4.	In the event this Plan is a direct or indirect transferee of or a restatement of a plan previously subject to the survivor annuity requirements of Section 401(a)(11) and 401(a)(17) of the Code and the Employer has selected to have this Section 5.13(E) of the Plan apply, the provisions of this Section 5.13(E) of the Plan shall not apply to any benefits accrued (including subsequent adjustments for earnings and losses) prior to the adoption of these provisions. Such amounts shall be separately accounted for in a manner consistent with Section 7.02 of the Plan and administered in accordance with the general survivor annuity requirements of Section 5.13 of the Plan.

F.	Transitional Rules

1.	Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous subsections of this Section 5.13 of the Plan must be given the opportunity to elect to have the prior subsections of this Section 5.13 of the Plan apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Vesting Service when he or she separated from service.

2.	Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 5.13(F)(4) of the Plan.

3.	The respective opportunities to elect (as described in Section 5.13(F)(1) and (2) of the Plan above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

4.	Any Participant who has elected pursuant to Section 5.13(F)(2) of the Plan and any Participant who does not elect under Section 5.13(F)(1) of the Plan or who meets the requirements of Section 5.13(F)(1) of the Plan except that such Participant does not have at least 10 Years of Vesting Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

a.	Automatic Joint and Survivor Annuity - If benefits in the form of a life annuity become payable to a married Participant who

(1)	begins to receive payments under the Plan on or after Normal Retirement Age; or

(2)	dies on or after Normal Retirement Age while still working for the Employer; or

(3)	begins to receive payments on or after the qualified early retirement age; or

(4)	separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six months before the Participant attains qualified early retirement age and ends not more than 90 days before the commencement of benefits. Any election hereunder will be in writing (or any other form permitted by the IRS and DOL) and may be changed by the Participant at any time.

b.	Election of Early Survivor Annuity - A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing (or any other form permitted by the IRS and DOL) and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

c.	For purposes of Section 5.13(F)(4) of the Plan,

(1.)	qualified early retirement age is the latest of

(a)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(b)	the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(c)	the date the Participant begins participation.

(2.)	Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in the Definitions Section of this Plan.

The provisions of this Section 5.13 of the Plan shall apply to a Participant who is Vested in amounts attributable to Employer Contributions, Nondeductible Employee Contributions (or both) at the time of death or distribution.

5.14	LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS
The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. The Trustee or other payor may act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, if the Plan Administrator furnishes all the information to the Trustee or other payor such payor may need to do withholding and reporting.

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5.15	DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS
A.	General Rule - A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. Unless specified otherwise in the Adoption Agreement, Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator by March 1. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Individual Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

B.	Determination of Income or Loss - Excess Elective Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Elective Deferrals is equal to the income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s Individual Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

5.16	DISTRIBUTION OF EXCESS CONTRIBUTIONS
A.	General Rule - Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Individual Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Deferrals. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

B.	Determination of Income or Loss - Excess Contributions shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Contributions allocated to each Participant is equal to the income or loss allocable to Participant’s Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

C.	Accounting for Excess Contributions - Excess Contributions allocated to a Participant shall be distributed from the Participant’s Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral account and Qualified Matching Contribution account.

5.17	DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS
A.	General Rule - Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employee with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

B.	Determination of Income or Loss - Excess Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is equal to the income or loss allocable to the Participant’s Nondeductible Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s Individual Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Aggregate Contributions in the manner described in Section 7.02(B) of the Plan (i.e., the usual manner used by the Plan for allocating income or loss to Participants’ Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

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C.	Accounting for Excess Aggregate Contributions - Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro rata basis from the Participant’s Nondeductible Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant’s Qualified Nonelective Contribution account or Elective Deferral account, or both).

5.18	RECHARACTERIZATION
Provided the Plan allows Participants to make Nondeductible Employee Contributions, a Participant may elect to treat all or a portion of an Excess Contribution allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Nondeductible Employee Contributions made by that Employee would exceed any stated limit under the Plan on Nondeductible Employee Contributions.

Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.

5.19	LOANS TO PARTICIPANTS
If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules

A.	Loans shall be made available to all Participants on a reasonably equivalent basis. Notwithstanding the foregoing, loans shall not be available to Participants who cease to be employed by the Employer, unless such Participants are parties-in-interest as defined under Section 3(14) of ERISA.

B.	Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

C.	Loans must be adequately secured and bear a reasonable interest rate.

D.	No Participant loan shall exceed 50 percent of the Present Value of the Vested portion of a Participant’s Individual Account.

E.	A Participant must obtain the consent of his or her Spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing (or any other form permitted by the IRS and DOL), must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Individual Account is used for renegotiation, extension, renewal, or other revision of the loan. Notwithstanding the foregoing, no spousal consent is necessary if, at the time the loan is secured, no consent would be required for a distribution under Section 417(a)(2)(B) of the Code. In addition, spousal consent is not required if the Plan or the Participant is not subject to Section 401(a)(11) of the Code at the time the Individual Account is used as security, or if the total Individual Account subject to the security is less than or equal to $5,000.

F.	In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

G.	No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

If a valid spousal consent has been obtained in accordance with Section 5.13(E) of the Plan, then, notwithstanding any other provisions of this Plan, the portion of the Participant’s Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Individual Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant’s Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Individual Account shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

To avoid taxation to the Participant, no loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50 percent of the Present Value of the nonforfeitable Individual Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. Notwithstanding the foregoing, a Participant will suspend his or her loan repayments under this Plan as permitted under Section 414(u)(4) of the Code. An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

The Plan Administrator shall administer the loan program in accordance with specific rules that are documented either in writing or in such other format as permitted by the IRS and the DOL. Such rules shall include, at a minimum, the following 1. the identity of the person or positions authorized to administer the Participant loan program; 2. the procedure for applying for loans; 3. the basis on which loans will be approved or denied; 4. limitations (if any) on the types and amounts of loans offered; 5. the procedure under the program for determining a reasonable rate of interest; 6. the types of collateral which may secure a Participant loan; and 7. the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

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SECTION SIX: DEFINITIONS

Unless modified in Section Six of the Adoption Agreement, words and phrases used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth in the portion of the Basic Plan Document titled “Definitions” unless the context indicates that other meanings are intended.

SECTION SEVEN: MISCELLANEOUS

7.01	THE FUND

A.	Establishment and Maintenance
By adopting this Plan, the Employer establishes the Fund which shall consist of the assets of the Plan held by the Trustee pursuant to Section Eight. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked assets. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Fund will be valued each Valuation Date at fair market value.

B.	Division Of Fund Into Investment Funds
The Employer may direct the Trustee to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Section 7.22(C) of the Plan and Investment Funds representing investment options available for individual direction by Participants pursuant to Section 7.22(B) of the Plan. Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.

7.02	INDIVIDUAL ACCOUNTS

A.	Establishment and Maintenance
The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of his or her interest in the Fund (including but not limited to Employer Contributions and earnings thereon). Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant, including:

1.	a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

2.	a subaccount to reflect a Participant’s rollover contributions;

3.	a subaccount to reflect a Participant’s transfer contributions;

4.	a subaccount to reflect a Participant’s Nondeductible Employee Contributions; and

5.	a subaccount to reflect a Participant’s Elective Deferrals.

The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Section 4.01(C) or (D) of the Plan.

If this Plan is funded by individual contracts that provide a Participant’s benefit under the Plan, such individual contracts shall constitute the Participant’s Individual Account. If this Plan is funded by group contracts, under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants’ Individual Accounts under the Plan.

B.	Valuation Of Individual Accounts

1.	Where all or a portion of the assets of a Participant’s Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant’s Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

2.	The fair market value of the remainder of each Individual Account is determined in the following manner:

a.	Separate Fund - First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or the Participant’s Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Section 4.01(C) or (D) of the Plan, and further reduced by any transfer to another Investment Fund since the previous Valuation Date, and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

b.	No Separate Fund - Second, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant’s Individual Account during the first Plan Year.

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c.	Allocations - Third, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Section Three of the Plan. For purposes of Section Seven of the Plan, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee.

Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

d.	Aggregation of Portions - Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (a), (b) and (c) above) are added together.

C.	Modification Of Method For Valuing Individual Accounts - If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts including, but not limited to, valuation on a daily basis pursuant to the number of shares of each permissible investment held on behalf of a Participant.

7.03	POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

A.	The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

B.	The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

C.	The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

1.	To determine all questions of interpretation or policy in a manner consistent with the Plan’s documents and the Plan Administrator’s construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code, as amended from time-to-time, and shall comply with the terms of ERISA, as amended from time-to-time;

2.	To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

3.	To compute the amounts necessary or desirable to be contributed to the Plan;

4.	To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee with respect to all disbursements under the Plan, and, when requested by the Trustee, to furnish the Trustee with instructions, in writing, on matters pertaining to the Plan and the Trustee may rely and act thereon;

5.	To maintain all records necessary for the administration of the Plan;

6.	To be responsible for preparing and filing such disclosures and tax forms as may be required from time-to-time by the Secretary of Labor or the Secretary of the Treasury;

7.	To furnish each Employee, Participant or Beneficiary such notices, information and reports under such circumstances as may be required by law;

8.	To periodically review the performance of each Fiduciary and all other relevant parties to ensure such individuals’ obligations under the Plan are performed in a manner that is acceptable under the Plan and applicable law; and

9.	To furnish a statement to each Participant or Beneficiary no later than 270 days after the close of each Plan Year, indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

10.	To be responsible for determining the valuation of accounts in accordance with Section 7.02 of the Plan.

D.	The Plan Administrator shall have all of the powers necessary or appropriate to accomplish his or her duties under the Plan, including, but not limited to, the following:

1.	To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

2.	To appoint and retain counsel, specialists or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

3.	To resolve all questions of administration of the Plan;

4.	To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

5.	To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year; and

6.	To correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan.

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7.	If the Plan permits a form of distribution other than a lump sum, and a Participant elects such form of distribution, the Plan Administrator may place that Participant’s Individual Account into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

7.04	EXPENSES AND COMPENSATION
All reasonable expenses of administration including, but not limited to, those involved in retaining necessary professional assistance may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay any or all such expenses. Pursuant to uniform and nondiscriminatory rules that the Plan Administrator may establish from time-to-time, administrative expenses and expenses unique to a particular Participant may be charged to a Participant’s Individual Account (subject to rules promulgated by the IRS and the DOL) or the Plan Administrator may allow Participants to pay such fees outside of the Plan. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of his or her duties.

7.05	INFORMATION FROM EMPLOYER
To enable the Plan Administrator to perform his or her duties, the Employer shall supply complete, accurate and timely information to the Plan Administrator (or his or her designated agents) on all matters relating to the Compensation of all Participants; their regular employment; retirement, death, Disability or Termination of Employment; and such other pertinent facts as the Plan Administrator (or his or her agents) may require. The Plan Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Plan Administrator (or his or her agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

7.06	PLAN AMENDMENTS
A.	Right Of Prototype Sponsor To Amend The Plan Or Terminate Sponsorship

1.	The Employer, by adopting the Plan, expressly delegates to the Prototype Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems either necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans or desirable to the extent consistent with such laws and regulations. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall be understood that the Prototype Sponsor shall be under no obligation to amend the Plan documents and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan and will be considered an individually designed plan.

2.	An amendment by the Prototype Sponsor shall be accomplished by giving notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Adopting Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The right of the Prototype Sponsor to cause the Plan to be amended shall terminate should the Plan cease to conform as a prototype plan as provided in this or any other section.

3.	In addition to the amendment rights described above, the Prototype Sponsor shall have the right to terminate its sponsorship of this Plan by providing notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of such termination. Such termination of sponsorship shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The Prototype Sponsor shall have the right to terminate its sponsorship of this Plan regardless of whether the Prototype Sponsor has terminated sponsorship with respect to other employers adopting its prototype Plan.

B.	Right Of Adopting Employer To Amend The Plan - The Adopting Employer may 1. change options previously selected in the Adoption Agreement; 2. add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and 3. add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Adopting Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

An Adopting Employer who wishes to amend the Plan shall document the amendment in writing, executed by a duly authorized officer of the Adopting Employer. If the amendment is in the form of a restated Adoption Agreement, the amendment shall become effective on the date provided on the Adoption Agreement. Any other amendment shall become effective as described therein upon execution by the Adopting Employer and, if appropriate, the Trustee. A copy of a restated Adoption Agreement or other amendment must be provided to the Prototype Sponsor and the Trustee prior to the effective date of the amendment.

The Adopting Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Adopting Employer designates as a replacement plan.

C.	Limitation On Power To Amend - No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Individual Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant’s Individual Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer may attach a supplement to the Adoption Agreement that describes such protected benefit which shall become part of the Plan.

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No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Individual Account under a particular optional form of benefit if the amendment satisfies the conditions in (1) and (2) below:

(1)	The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2)	The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of; (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at Section 2520.104b-3 of the DOL Regulations relating a summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

D.	Amendment Of Vesting Schedule - If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee’s Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan as of that date without regard to such amendment. Furthermore, if the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five Years of Vesting Service” for “three Years of Vesting Service” where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of

1.	60 days after the amendment is adopted;

2.	60 days after the amendment becomes effective; or

3.	60 days after the Participant is issued a notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amendment by the Employer or Plan Administrator.

E.	Amendment of Trust Provisions - Notwithstanding anything in this Plan to the contrary, the trust provisions of this Plan may be amended in accordance with Section 5.11 of IRS Revenue Procedure 2000-20 or any subsequent guidance provided by the IRS, so as not to be considered an individually designed plan. Amendments to the trust provisions shall be agreed upon, in writing, by the Trustee and the Adopting Employer.

7.07	PLAN MERGER OR CONSOLIDATION
In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan but only if such agreements are made with trustees or custodians of other retirement plans described in Section 401(a) of the Code or such other plans permitted by laws or regulations.

7.08	PERMANENCY
The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Employer, the Trustee, the Plan Administrator or the Prototype Sponsor except as specifically provided herein, or as provided by law.

7.09	METHOD AND PROCEDURE FOR TERMINATION
The Plan may be terminated by the Adopting Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Adopting Employer. The Plan shall terminate, if required by either the IRS or the DOL, if the Adopting Employer shall be dissolved or terminated. Written notice of the termination and effective date thereof shall be given to the Trustee, Plan Administrator, Prototype Sponsor, Participants and Beneficiaries of deceased Participants, and the required filings (such as the Form 5500 series and others) must be made with the IRS and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Adopting Employer must keep the Plan in compliance with current laws and regulations by (a) making appropriate amendments to the Plan and (b) taking such other measures as may be required.

7.10	CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER
Notwithstanding the preceding Section 7.09 of the Plan, a successor of the Adopting Employer may continue the Plan and be substituted in the place of the present Adopting Employer. The successor and the present Adopting Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Adopting Employer) must execute a written instrument authorizing such substitution and the successor shall amend the Plan in accordance with Section 7.06 of the Plan.

7.11	FAILURE OF PLAN QUALIFICATION
If the Plan fails to retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

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7.12	GOVERNING LAWS AND PROVISIONS
To the extent such laws are not preempted by federal law, the terms and conditions of this Plan shall be governed by the laws of the state in which the Prototype Sponsor is located, unless otherwise agreed to in writing by the Prototype Sponsor and the Employer.

In the event of any conflict between the provisions of this Basic Plan Document and provisions of the Adoption Agreement, the summary plan description, or any related documents, the Basic Plan Document will control.

7.13	STATE COMMUNITY PROPERTY LAWS
The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

7.14	HEADINGS
The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.15	GENDER AND NUMBER
Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

7.16	STANDARD OF FIDUCIARY CONDUCT
The Employer, Plan Administrator, Trustee and any other Fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No Fiduciary shall cause the Plan to engage in any transaction known as a “prohibited transaction” under either the Code or ERISA.

7.17	GENERAL UNDERTAKING OF ALL PARTIES
All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

7.18	AGREEMENT BINDS HEIRS, ETC.
This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as those terms shall apply to any and all parties hereto, present and future.

7.19	DETERMINATION OF TOP-HEAVY STATUS
A.	In General

Except as provided in Section 7.19(B) of the Plan, for any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exist:

1.	If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

2.	If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group of plans exceeds 60 percent;

3.	If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

B.	Top-Heavy Ratio

1.	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

2.	If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with 1. above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with 1. above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

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3.	For purposes of 1. and 2. above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a Prior Year, or (b) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

C.	SIMPLE 401(k) Plan Exception
Notwithstanding Section 7.19(A) of the Plan above, the Plan is not treated as a Top-Heavy Plan under Section 416 of the Code for any Year for which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

7.20	INALIENABILITY OF BENEFITS
No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall not apply to judgements and settlements described in Section 401(a)(13)(C) of the Code and Section 206(d)(4) of ERISA. Such sentence shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in the Definitions Section of the Plan.

Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January 1, 1985. However, in the case of a Domestic Relations Order entered before such date, the Plan Administrator:

(1)	shall treat such order as a Qualified Domestic Relations Order if such Plan Administrator is paying benefits pursuant to such order on such date, and

(2)	may treat any other such order entered before such date as a Qualified Domestic Relations Order even if such order does not meet the requirements of Section 414(p) of the Code.

Notwithstanding any provision of the Plan to the contrary, a distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be permitted even if the Participant affected by such order is not otherwise entitled to a distribution, and even if such Participant has not attained the earliest retirement age as defined in Section 414(p) of the Code.

7.21	BONDING
Every Fiduciary and every person who handles funds or other property of the Plan shall be bonded in accordance with Section 412 of ERISA and the regulations thereunder for purposes of protecting the Plan against loss by reason of acts of fraud or dishonesty on the part of the person, group or class, alone or in connivance with others, to be covered by such bond. The amount of the bond shall be fixed at the beginning of each Plan Year and shall not be less than 10 percent of the amount of funds handled. The amount of funds handled shall be determined by the funds handled the previous Plan Year or, if none, the amount of funds estimated, in accordance with rules provided by the Secretary of Labor, to be handled during the current Plan Year. Notwithstanding the foregoing, no bond shall be less than $1,000 nor more than $500,000 except that the Secretary of Labor shall have the right to prescribe an amount in excess of $500,000.

7.22	INVESTMENT AUTHORITY
A.	Plan Investments
Except as provided in Section 7.22(B) of the Plan (relating to individual direction of investments by Participants), the Adopting Employer, not the Trustee, shall have exclusive management and control over the investment of the Fund into any permitted investment. The Adopting Employer shall be responsible for establishing a funding policy statement on behalf of the Plan and shall provide a copy of such funding policy statement to the Trustee. Notwithstanding the foregoing, if the Trustee is designated as a Discretionary Trustee on the Adoption Agreement, the Trustee may enter into an agreement with the Adopting Employer whereby the Trustee will manage the investment of all or a portion of the Fund. Any such agreement shall be in writing and set forth such matters as the Discretionary Trustee deems necessary or desirable.

B.	Direction Of Investments By Participants
Unless otherwise indicated in the Adoption Agreement, each Participant shall have the responsibility for directing the Trustee regarding the investment of all or part of his or her Individual Account. If all of the requirements of Section 404 of ERISA are satisfied, then to the extent so directed, the Adopting Employer, Plan Administrator, Trustee and all other Fiduciaries are relieved of their Fiduciary responsibility under Section 404 of ERISA, provided that it shall be the Adopting Employer’s responsibility to direct the Trustee as to permissible investments into which Participants may direct their individual investments.

The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of his or her Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses or expenses attributable to such Separate Fund. No Fiduciary shall be liable for any loss that results from a Participant’s individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Section 408(m) of the Code.

The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing (1) which portions of Participants’ Individual Accounts can be individually directed; (2) the frequency of investment changes; (3) the forms and procedures for making investment changes; and (4) the effect of a Participant’s failure to make a valid direction.

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The Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants’ individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or the Alternate Payee under a Qualified Domestic Relations Order to individually direct in accordance with this Section 7.22(B) of the Plan.

C.	Investment Managers

1.	Definition of Investment Manager - The Adopting Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

2.	Investment Manager’s Authority - A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are those described in Section 7.22(D) of the Plan.

3.	Written Agreement - The appointment of any investment manager shall be by written agreement between the Adopting Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee. The agreement shall set forth, among other matters, the effective date of the investment manager’s appointment and an acknowledgment by the investment manager that it is a Fiduciary of the Plan under ERISA.

4.	Concerning the Trustee - Written notice of each appointment of an investment manager shall be given to the Trustee in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager’s direction. The Trustee shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

D.	Permissible Investments

The Trustee may, subject to the funding policy statement provided by the Adopting Employer, invest the assets of the Plan in property of any character, real or personal, including, but not limited to the following: stocks, including shares of open-end investment companies (mutual funds); bonds; notes; debentures; options; limited partnership interests; mortgages; real estate or any interests therein; unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, certificates of deposit, demand or time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); annuity contracts; life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan. Notwithstanding the preceding sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Adopting Employer, limit the types of property in which the assets of the Plan may be invested. The list of permissible investment options shall be further limited in accordance with any applicable law, regulations or other restrictions applicable to the Trustee. If the Trustee invests all or any portion of the Fund pursuant to written instructions provided by the Adopting Employer (including an investment manager appointed by the Adopting Employer pursuant to Section 7.22(C) of the Plan) or any Participant pursuant to Section 7.22(B) of the Plan, the Trustee will be deemed to have invested pursuant to the Adopting Employer’s funding policy statement.

E.	Matters Relating To Insurance

1.	Unless prohibited by the Plan Sponsor pursuant to Section 7.22(D) of the Plan, a life insurance contract may be purchased on behalf of a Participant. No life insurance contract may be purchased unless the insured under the contract is the Participant or, where this Plan is a profit sharing or 401(k) plan, the Participant’s Spouse or another individual in whom the Participant has an insurable interest. If a life insurance contract is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to a Participant’s Individual Account at any particular time as follows.

a.	Ordinary Life Insurance - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account will be used to pay the premiums attributable to them.

b.	Term and Universal Life Insurance - No more than 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

c.	Combination - The sum of 50 percent of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant’s Individual Account.

If this Plan is a profit sharing plan, the above incidental benefits limits do not apply to life insurance contracts purchased by an Employee who has been a Participant in the Plan for five or more years or purchased with Employer Contributions and Forfeitures that have been in the Participant’s Individual Account for at least two full Plan Years, measured from the date such contributions were allocated. For purposes of this Section 7.22(E)(1) of the Plan, rollover and transfer contributions shall be considered Employer Contributions, and therefore may be used to pay contract premiums. No part of the Deductible Employee Contribution account will be used to purchase life insurance.

2.	Any dividends or credits earned on insurance contracts for a Participant shall be allocated to such Participant’s Individual Account derived from Employer Contributions for whose benefit the contract is held.

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3.	Subject to Section 5.13 of the Plan, the contracts on a Participant’s life will be converted to cash or an annuity or distributed to the Participant upon separation from service with the Employer. In addition, contracts on the joint lives of a Participant and another person may not be maintained under this Plan if such Participant ceases to have an insurable interest in such other person.

4.	The Trustee shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee. However, the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant’s designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Section 5.13 of the Plan. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

5.	The Plan Administrator may direct the Trustee to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

6.	Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the insurer, its officers, directors, employees, agents, heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

Further, except as may be otherwise provided by ERISA, the Employer will indemnify the insurer from any liability, claim or expense (including legal expense) which the insurer shall incur by reason of or which results, in whole or in part, from the reliance of the insurer on the facts and other directions and elections the Employer communicates or fails to communicate.

7.23	PROCEDURES AND OTHER MATTERS REGARDING DOMESTIC RELATIONS ORDERS
A.	To the extent provided in any Qualified Domestic Relations Order, the former Spouse of a Participant shall be treated as a surviving Spouse of such Participant for purposes of any benefit payable in the form of either a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity.

B.	The Plan shall not be treated as failing to meet the requirements of the Code which prohibit payment of benefits before the Participant’s Termination of Employment with the Employer solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

C.	In the case of any Domestic Relations Order received by the Plan

1.	the Plan Administrator shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan’s procedure for determining the qualified status of Domestic Relations Orders, and

2.	within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders.

D.	During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months either 1. it is determined that the order is not a Qualified Domestic Relations Order, or 2. the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

7.24	INDEMNIFICATION OF PROTOTYPE SPONSOR
Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Prototype Sponsor, its officers, directors, employees, agents, heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Prototype Sponsor from any liability, claim or expense (including legal expense) which the Prototype Sponsor shall incur by reason of or which results, in whole or in part, from the reliance of the Prototype Sponsor on the facts and other directions and elections the Employer communicates or fails to communicate.

7.25	MILITARY SERVICE
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective December 12, 1994.

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SECTION EIGHT: TRUSTEE

8.01	INTENTIONALLY OMITTED

8.02	TRUSTEE
This Section 8.02 applies where either a financial organization or one or more individuals has indicated in the Adoption Agreement that it will serve as Trustee with respect to all or a portion of the assets of the Fund. The responsibilities and powers of the Trustee may not be expanded except with its prior written consent.

A.	Responsibilities of the Trustee - The responsibilities of the Trustee shall be limited to the following duties:

1.	To receive Plan contributions and to hold, invest and reinvest the portion of the Fund for which it serves as Trustee, as authorized by the Employer or its designee, without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Trustee to maintain physical custody of stock certificates (or other indicia of ownership) representing assets within the Fund;

2.	To maintain accurate records of contributions, earnings, withdrawals and other information the Trustee deems relevant with respect to the Plan;

3.	To make disbursements from the portion of the Fund for which it serves as Trustee to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

4.	To furnish to the Plan Administrator a statement which reflects the value of the investments in the custody of the Trustee as of the end of each Plan Year and as of any other times as the Trustee and Plan Administrator may agree.

B.	Powers of the Trustee - Except as otherwise provided in this Plan, the Trustee shall have the power, but not the duty, to take any action with respect to the portion of the Fund for which it serves as Trustee which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

1.	To hold any securities or other property of the Fund in its own name, in the name of its nominee or in bearer form;

2.	To purchase or subscribe for securities issued, or real property owned, by the Employer or any trade or business under common control with the Employer but only if the prudent investment and diversification requirements of ERISA are satisfied;

3.	To sell, exchange, convey, transfer or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

4.	To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

5.	To invest any part or all of the Fund (including idle cash balances) in certificates of deposit, demand or time deposits, savings accounts, money market accounts or similar investments of the Trustee (if the Trustee is a bank or similar financial organization), the Prototype Sponsor or any affiliate of such Trustee or Prototype Sponsor, which bear a reasonable rate of interest;

6.	To provide sweep services without the receipt by the Trustee of additional compensation or other consideration (other than reimbursement of direct expenses properly and actually incurred in the performance of such services);

7.	To hold in the form of cash for distribution or investment such portion of the Fund as, at any time and from time-to-time, the Trustee shall deem prudent and deposit such cash in interest bearing or noninterest bearing accounts;

8.	To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

9.	To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

10.	To employ suitable agents and counsel, to contract with agents to perform administrative and recordkeeping duties and to pay their reasonable expenses, fees and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

11.	To cause any part or all of the Fund, without limitation as to amount, to be commingled with the funds of other trusts (including trusts for qualified employee benefit plans) by causing such money to be invested as a part of any pooled, common, collective or commingled trust fund (including any such fund described in the Adoption Agreement) heretofore or hereafter created by any Trustee (if the Trustee is a bank), by the Prototype Sponsor, by any affiliate bank of such a Trustee or by such a Trustee or the Prototype Sponsor, or by such an affiliate in participation with others; the instrument or instruments establishing such trust fund or funds, as amended, being made part of this Plan and trust so long as any portion of the Fund shall be invested through the medium thereof; and

12.	Generally to do all such acts, execute all such instruments, initiate such proceedings, and exercise all such rights and privileges with relation to property constituting the Fund as if the Trustee were the absolute owner thereof.

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8.03	COMPENSATION AND EXPENSES
The Trustee shall receive such reasonable compensation as may be agreed upon by the Trustee and the Adopting Employer. The Trustee shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out his or her duties under this Plan, including reasonable legal, accounting and actuarial expenses. If not paid by the Employer, such compensation and expenses may be charged against the Fund. Notwithstanding the foregoing, a Participant shall not be entitled to compensation even if he or she serves in the capacity as a Trustee.

The Trustee shall not be responsible for the validity or effect or the qualification under the Code of the Plan. The Trustee shall not be required to take any action upon receipt of any notice from the IRS or other taxing authority (unless such notice relates to the performance of the Trustee responsibilities under Sections 8.01(A) or 8.02(A) of the Plan) except to promptly forward a copy thereof to the Employer.

The Trustee shall be reimbursed by the Employer or from the Fund for all taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Fund. The Trustee shall promptly notify the Employer with regard to any levies or tax assessments which it receives on any income or property maintained in the Fund and, unless notified to the contrary by the Employer within ninety (90) days, shall pay any such levies or assessments. If the Employer notifies the Trustee within said period that it is its opinion or the opinion of counsel that such levies or assessments are invalid or that they should be contested, then the Trustee shall take whatever action concerning payment of the levy or assessment as is indicated in the notice received by the Trustee provided however, that the Employer, and not the Trustee, shall be responsible for contesting any such levies or assessments or litigating any such claims.

8.04	NO OBLIGATION TO QUESTION DATA
The Employer shall furnish the Trustee and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant’s status, eligibility, mailing addresses and other such data as may be required. The Trustee and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verify or question such information.

8.05	RESIGNATION
Any person serving as Trustee may resign at any time by giving 30 days advance written notice to the Adopting Employer. The resignation shall become effective 30 days after receipt of such notice unless a shorter period is agreed upon.

The Adopting Employer may remove any Trustee at any time by giving written notice to such Trustee and such removal shall be effective 30 days after receipt of such notice unless a shorter period is agreed upon. The Adopting Employer shall have the power to appoint a successor Trustee. In the event the Trustee is removed, resigns, dies or becomes incapacitated and the Adopting Employer will not or cannot appoint a successor Trustee within a reasonable period of time thereafter, a majority of Participants in the Plan shall have the authority to appoint a successor Trustee. If a majority of Participants either do not appoint a new Trustee within a reasonable period of time (determined by the Prototype Sponsor in its complete and sole discretion) or request the Prototype Sponsor to appoint a new Trustee, the Prototype Sponsor shall have the authority to appoint a successor Trustee.

Upon such resignation or removal, if the resigning or removed Trustee is the sole Trustee, he or she shall transfer all of the assets of the Fund then held by such Trustee as expeditiously as possible to the successor Trustee after paying or reserving such reasonable amount as he or she shall deem necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due him or her and any sums chargeable against the Fund for which he or she may be liable. If the Funds as reserved are not sufficient for such purpose, then he or she shall be entitled to reimbursement from the successor Trustee out of the assets in the successor Trustee’s hands under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee shall return such excess to the successor Trustee.

Upon receipt of the transferred assets, the successor Trustee shall thereupon succeed to all of the powers and responsibilities given to the Trustee by this Plan.

Where a financial organization is serving as Trustee and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee of this Plan, but only if it is the type of organization that can so serve under applicable law.

Where the Trustee is serving as a nonbank trustee or custodian pursuant to Section 1.408-2(e) of the Income Tax Regulations, the Adopting Employer will appoint a successor Trustee upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustee has failed to comply with the requirements of Section 1.408-2(e) of the Income Tax Regulations or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

8.06	DEGREE OF CARE - LIMITATIONS OF LIABILITY
The Trustee shall be under no duty to take any action other than its express responsibilities under this Plan unless the responsible party under the terms of the Plan shall furnish the Trustee with written instructions; provided that in no event may the Trustee’s responsibilities be expanded except with its prior written consent. Any instructions hereunder may be delivered to the Trustee directly by the responsible party or by other mutually agreed upon parties. The Trustee shall not be liable for any action taken or omitted by it in good faith in reliance upon any instructions received hereunder or any other notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. A Directed Trustee shall have no duty to inquire into the purpose or propriety of any order, instruction or other communication received hereunder and may conclusively presume that any such order, instruction or other communication is accurate and complete. The Trustee shall not be responsible for determining that all instructions provided to the Trustee are being given by the appropriate party and are in proper form under the provisions of the Plan and applicable law. The Trustee may conclusively presume that any instructions received have been duly authorized by the Employer, Investment Fiduciary, Plan Administrator, Trustee, or Participant, as applicable, pursuant to the terms of the Plan and applicable law.

It is specifically understood that the Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan or the size and type of any policy to be purchased from any insurer for any Participant hereunder or similar matters; it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

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8.07	INDEMNIFICATION OF TRUSTEE
The Employer shall, at all times, fully indemnify and save harmless the Trustee, its successors and assigns, and its directors, officers, employees, agents and contractors from and against any and all losses, damages, claims, penalties, costs and expenses (including but not limited to reasonable attorney’s fees) incurred by the Trustee in connection with its service except to the extent any such loss, damage, claim, penalty, cost or expense arises directly or indirectly from the fraud, gross negligence or willful misconduct of the Trustee or any of its directors, officers, employees, agents or contractors. The Trustee shall be accountable only for monies or property actually received by it. If any portion of the Fund is held by another Custodian or Trustee, the term “Fund” herein and in the Basic Plan Document shall mean only that portion of the Fund from time to time held by the applicable Custodian or Trustee. The Trustee shall not be deemed accountable, responsible or liable for the acts or omissions of any other Custodian or Trustee of the Plan. The Trustee shall have no duty or responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the collection thereof, the transmittal of the same to the Trustee or compliance with any statute, regulation or rule applicable to such contributions. A directed Trustee shall have no discretion as to investment of the Fund or administration of the Plan and shall not be deemed a “fiduciary” as that term is used in ERISA. The Trustee is signing the Adoption Agreement solely to signify its acceptance of appointment as Trustee and the Employer shall have sole responsibility for the accuracy, completeness, legal sufficiency and due execution thereof, including consulting with legal counsel and tax advisors as the Employer deems appropriate in connection therewith.

8.08	MISCELLANEOUS
A.	Governing Law

To the extent not pre-empted by ERISA, Sections 8.01 and 8.02 of the Plan shall be construed and enforced, to the extent possible, according to the laws of the State in which the Trustee maintains its principle place of business and all provisions hereof shall be administered according to the laws of said State and any Federal laws, regulations or rules which may from time to time be applicable.

B.	Necessary Parties

To the extent permitted by law, only the Employer and the Trustee shall be necessary parties in any application to the courts for an interpretation of Section 8.01 or 8.02 or for an accounting by the Trustee, and no other Plan fiduciary, Participant, Beneficiary or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under Section 8.01 or 8.02 of the Plan.

C.	Force Majeure

The Trustee shall not be responsible or liable for the failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

D.	Agents

In performing its obligations under this Plan, the Trustee shall be entitled to employ suitable agents, counsel, sub-custodians and other service providers.

SECTION NINE: ADOPTING EMPLOYER SIGNATURE

This Section Nine of the Plan Adoption Agreement must contain the signature of an authorized representative of the Adopting Employer evidencing the Employer’s agreement to be bound by the terms of the Basic Plan Document, Adoption Agreement and, if applicable, separate trust agreement.

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MASTER DOCUMENT

Signed Original AA Rec. by Plans Document Unit 10/27/2003

Plan Specs. Entered/Revised in System _______________

Comprehensive 401(k) Plan Nonstandardized Safe Harbor Adoption Agreement	250368

EMPLOYER INFORMATION

Name of Adopting Employer BRADLEY PHARMACEUTICALS, INC.

Address 383 ROUTE 46 WEST

City FAIRFIELD State NJ Zip 07004

Telephone 201-882-1505 Adopting Employer’s Federal Tax Identification Number 22-2581418

Name of Plan BRADLEY PHARMACEUTICALS, INC. 401(k) SAVINGS PLAN

Plan Sequence Number 001 Adopting Employer’s Fiscal Year End (specify month and day) 12/31

Trust Identification Number (if applicable) Account Number

|_|	Check here if Related Employers may participate in this Plan and attach a Related Employer Participation Agreement listing each Related Employer who will participate in this Plan.

Type of Business (select one):

|_| Sole Proprietorship |_| Partnership |_| C Corporation |_| S Corporation |_| Other (specify)

SELECT ONE: EFFECTIVE DATES Complete Part A or B

Part A.	Effective Date

This is the initial adoption of a profit sharing plan by the Employer.

The Effective Date of this Plan is ___________________________.

NOTE: The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

Part B.	Restatement Date

This is a restatement of an existing qualified plan (a Prior Plan).

The Prior Plan was initially effective on 01/01/1997.

The Effective Date of this restatement is 01/01/2003.

NOTE: The Effective Date is usually the first day of the Plan Year in which this Adoption Agreement is signed.

SECTION TWO: ELIGIBILITY Complete Parts A through D

Part A.	Employer Profit Sharing Contributions

1.	Age and Years of Eligibility Service

Age Requirement. An Employee will be eligible to become a Participant in the Plan for purposes of receiving an allocation of any Employer Profit Sharing Contribution made pursuant to Section Three of the Adoption Agreement after attaining age ______(no more than 21).

Years of Eligibility Service Requirement. An Employee will be eligible to become a Participant in the Plan for purposes of receiving an allocation of any Employer Profit Sharing Contribution made pursuant to Section Three of the Adoption Agreement after completing ______ (enter 0, 1, 2 or any fraction less than 2) Years of Eligibility Service.

2.	Employees Employed as of Effective Date

Will an Employee employed as of the Effective Date of this Plan who has not otherwise met the age and Years of Eligibility Service requirements specified above for Employer Profit Sharing Contributions be considered to have met those requirements as of the Effective Date (select one)?

Option 1:	|_|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

3.	Exclusion of Certain Classes of Employees

An Employee will be eligible to become a Participant in the Plan for purposes of receiving an allocation of any Employer Profit Sharing Contribution made pursuant to Section Three of the Adoption Agreement unless such Employee is (select any that apply):

a.	|_|	Included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

b.	|_|	A nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code) who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

c.	|_|	Employees who became Employees as the result of a transaction under Section 410(b)(6)(C) of the Code. Such Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A transaction under Section 410(b)(6)(C) of the Code is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

d.	|_|	A Leased Employee.

e.	|_|	A Highly Compensated Employee.

f.	|_|	Incorrectly determined to be other than an Employee of the Employer (e.g., an independent contractor).

g.	|_|	Other (define)_________________________________

4.	Entry Dates

The Entry Dates for purposes of Employer Profit Sharing Contributions shall be (select one):

Option 1:	|_|	The first day of the Plan Year and the first day of the seventh month of the Plan Year.

Option 2:	|_|	The first day of the Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

Option 3:	|_|	The first day of the Plan Year.

Option 4:	|_|	Other (specify).

NOTE: If no option is selected, Option 1 shall be deemed to be selected. Option 3 or Option 4 can be selected only if the eligibility requirements and Entry Dates are coordinated such that each Employee will become a Participant in the Plan no later than the earlier of: (1) the first day of the Plan Year beginning after the date the Employee satisfies the age and service requirements of Section 410(a) of the Code; or (2) six months after the date the Employee satisfies such requirements.

Part B.	Elective Deferrals

1.	Age and Years of Eligibility Service

Age Requirement. An Employee will be eligible to become a Contributing Participant (and thus be eligible to make Elective Deferrals) after attaining age 20.5 (no more than 21).

Years of Eligibility Service Requirement. An Employee will be eligible to become a Contributing Participant in the Plan (and thus be eligible to make Elective Deferrals) after completing 0.25 (enter 0, 1 or any fraction less than 1) Years of Eligibility Service.

2.	Employees Employed as of Effective Date

Will an Employee employed as of the date that Elective Deferrals may commence, who has not otherwise met the age and Years of Eligibility Service requirements specified above for Elective Deferrals, be considered to have met those requirements as of the date on which Elective Deferrals may begin to be made to the Plan?

Option 1:	|_|	No.

Option 2:	|X|	Yes.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

3.	Exclusion of Certain Classes of Employees

An Employee will be eligible to become a Contributing Participant (and thus eligible to make Elective Deferrals) unless such Employee is (select any that apply):

a	|_|	Included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section l.410(b)-9 of the Income Tax Regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

b.	|_|	A nonresident alien (within the meaning of Section 7701(b)(l)(B) of the Code) who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

c.	|_|	Employees who became Employees as the result of a transaction under Section 410(b)(6)(C) of the Code. Such Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A transaction under Section 410(b)(6)(C) of the Code is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

d.	|_|	A Leased Employee.

e.	|_|	A Highly Compensated Employee.

f.	|_|	Incorrectly determined to be other than an Employee of the Employer (e.g., an independent contractor).

g.	|_|	Other (define)

4.	Entry Dates

The Entry Dates for purposes of making Elective Deferrals shall be (select one):

Option 1:	|_|	The first day of the Plan Year and the first day of the seventh month of the Plan Year.

Option 2:	|_|	The first day of the Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

Option 3:	|_|	The first day of the Plan Year.

Option 4:	|X|	Other (specify) THE FIRST DAY OF THE MONTH

NOTE: If no option is selected, Option 1 shall be deemed to be selected. Option 3 or Option 4 can be selected only if the eligibility requirements and Entry Dates are coordinated such that each Employee will become a Participant in the Plan no later than the earlier of: (1) the first day of the Plan Year beginning after the date the Employee satisfies the age and service requirements of Section 410(a) of the Code; or (2) six months after the date the Employee satisfies such requirements.

Part C.	Matching Contributions

1.	Age and Years of Eligibility Service

Age Requirement. If Matching Contributions (or Qualified Matching Contributions, if applicable) will be made to the Plan, a Contributing Participant will be eligible to receive Matching Contributions (or Qualified Matching Contributions, if applicable) after attaining age 20.5 (no more than 21).

Years of Eligibility Service Requirement. If Matching Contributions (or Qualified Matching Contributions, if applicable) will be made to the Plan, a Contributing Participant will be eligible to receive Matching Contributions (or Qualified Matching Contributions, if applicable) after completing 0.5 (enter 0, 1, 2 or any fraction less than 2) Years of Eligibility Service.

2.	Employees Employed as of the Effective Date

If Matching Contributions (or Qualified Matching Contributions, if applicable) will be made to the Plan, will an Employee employed as of the date that Matching Contributions may commence, who has not otherwise met the age and Years of Eligibility Service requirements specified above for Matching Contributions, be considered to have met those requirements as of the date on which Matching Contributions may begin to be made to the Plan?

Option 1:	|_|	Yes.

Option 2:	|X|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

3.	Exclusion of Certain Classes of Employees

A Contributing Participant will be eligible to receive Matching Contributions (or Qualified Matching Contributions if applicable), unless such Employee is (select any that apply):

a	|_|	| Included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Income Tax Regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

b.	|_|	A nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code) who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

c.	|_|	Employees who became Employees as the result of a transaction under Section 410(b)(6)(C) of the Code. Such Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A transaction under Section 410(b)(6)(C) of the Code is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

d.	|_|	A Leased Employee.

e.	|_|	A Highly Compensated Employee.

f.	|_|	Incorrectly determined to be other than an Employee of the Employer (e.g., an independent contractor).

g.	|_|	Other (define).

4.	Entry Dates

If Matching Contributions (or Qualified Matching Contributions) will be made to the Plan, the Entry Dates for purposes of Matching Contributions (or Qualified Matching Contributions, if applicable) shall be (select one):

Option 1:	|_|	The first day of the Plan Year and the first day of the seventh month of the Plan Year.

Option 2:	|_|	The first day of the Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

Option 3:	|_|	The first day of the Plan Year.

Option 4:	|X|	Other (specify) THE FIRST DAY OF THE MONTH.

NOTE: If no option is selected, Option 1 shall be deemed to be selected. Option 3 or Option 4 can be selected only if the eligibility requirements and Entry Dates are coordinated such that each Employee will become a Participant in the Plan no later than the earlier of: (1) the first day of the Plan Year beginning after the date the Employee satisfies the age and service requirements of Section 410(a) of the Code; or (2) six months after the date the Employee satisfies such requirements.

NOTE: If any of the age requirement items in this Section Two, Parts A, B or C are left blank, it shall be deemed there is no age requirement for such items. If any of the Entry Date items indicate that a single Entry Date is selected in this Section Two, Parts A, B or C, no age requirement can exceed 20 1/2 for such item(s). If more than one Year of Eligibility Service is selected in this Section Two, Part A or C, the immediate 100 percent vesting schedule of Section Four will automatically apply for contributions described in such Parts. If any Year of Eligibility items are left blank, the Years of Eligibility Service required for such items shall be deemed to be 0. If a fraction is selected, an Employee will not be required to complete any specified number of Hours of Service to receive credit for a fractional year. If any of the Entry Date items indicate that a single Entry Date is selected in this Section Two, Parts A, B or C, the Years of Eligibility Service required for such item cannot exceed 1 1/2 (1/2 for Elective Deferrals). Option 3 or Option 4 of any of the Entry Date options can be selected for an item only if the eligibility requirements and Entry Dates are coordinated such that each Employee will become a Participant in the Plan no later than the earlier of (1) the first day of the Plan Year beginning after the date the Employee satisfies the age and service requirements of Section 410(a) of the Code; or (2) six months after the date the Employee satisfies such requirements.

Part D.	Hours Required For Eligibility Purposes

1.	___________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Eligibility Service.

2.	__________ Hours of Service (no more than 500 but less than the number specified in Part D, item 1, above) must be exceeded to avoid a Break in Eligibility Service.

3.	For purposes of determining Years of Eligibility Service, an Employee shall be given credit for Hours of Service with the following predecessor employer(s) (complete if applicable)

DOAK DERMATOLOGICS, INC.

SECTION THREE: CONTRIBUTIONS Complete Parts A through I

Part A.	Employer Profit Sharing Contributions

1.	Contribution Formula (select one):

Option 1:	|_|	Discretionary Formula. For each Plan Year the Employer will contribute an amount to be determined from year to year.

Option 2:	|_|	Fixed Formula. ________ percent of the Compensation of all Qualifying Participants under the Plan for the Plan Year.

Option 3:	|_|	Fixed Percent of Profits Formula. ________ percent of the Employer’s profits that are in excess of $______________.

Option 4:	|_|	Frozen Plan. This Plan is frozen effective ________________ and the Employer will not make additional contributions to the Plan after such date.

Option 5:	|_|	Government Contract Formula. For each Hour of Service of covered employment under a government contract, the Employer shall contribute an amount as described in Section 3.01(B)(3) of the Plan.

Option 6:	|X|	Not Applicable. The Employer will not make Employer Profit Sharing Contributions to this Plan.

NOTE: If no option is selected, Option 1 shall be deemed to be selected. If Option 5 is selected, the government contract allocation formula must be selected in item 2 below.

2.	Allocation Formula (select one)

Option 1:	|_|	Pro Rata Formula. Employer Profit Sharing Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant’s Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year.

Option 2:	|_|	Flat Dollar Formula. Employer Profit Sharing Contributions allocated to the Individual Accounts of Qualifying Participants for each Plan Year shall be the same dollar amount for each Qualifying Participant.

Option 3:	|_|	Integrated Formula. Employer Profit Sharing Contributions shall be allocated pursuant to the integrated allocation formula in Section 3.0l(B)(2) of the Plan.

The integration level will be (select one):

Suboption (a):	|_|	The Taxable Wage Base.

Suboption (b):	|_|	$_______________ (a dollar amount less than the Taxable Wage Base).

Suboption (c):	|_|	___________ percent (not more than 100 percent) of the Taxable Wage Base. NOTE: lf no suboption is selected, Suboption (a) shall be deemed to be selected.

NOTE: lf no suboption is selected, Suboption (a) shall be deemed to be selected.

Option 4:	|_|	Government Contract Formula. Employer Profit Sharing Contributions shall be allocated pursuant to the government contract contribution formula selected in Part A, item 1 above.

NOTE: If no option is selected, Option 1 shall be deemed to be selected. Notwithstanding the foregoing, if no option is selected and the government contract contribution formula is selected in item 1 above, Option 4 will be deemed to be selected. Option 4 cannot be selected unless the government contract contribution formula in item 1 above applies.

3.	Qualifying Participants

A Participant will be a Qualifying Participant and thus entitled to share in the Employer Profit Sharing Contribution for any Plan Year only if the Participant is a Participant who has satisfied all of the requirements of Section Two, Part A of this Adoption Agreement on at least one day of such Plan Year and satisfies the following additional condition(s) (select one or more):

Option 1:	|_|	No Additional Conditions.

Option 2:	|_|	Hours of Service Requirement. The Participant completes at least ________ (not more than 1000) Hours of Service during the Plan Year. However, this condition will be waived for the following reason(s) (select at least one):

|_|	The Participant’s Death.

|_|	The Participant’s Termination of Employment after having incurred a Disability.

|_|	The Participant’s Termination of Employment after having reached Normal Retirement Age.

|_|	The Participant is employed on the last day of the Plan Year.

|_|	This condition will not be waived.

Option 3:	|_|	Last Day Requirement. The Participant is an Employee of the Employer on the last day of the Plan Year. However, this condition will be waived for the following reason(s) (select at least one):

|_|	The Participant’s Death.

|_|	The Participant’s Termination of Employment after having incurred a Disability.

|_|	The Participant’s Termination of Employment after having reached Normal Retirement Age.

|_|	The Participant’s Termination of Employment after having completed at least _____ Hours of Service during the Plan Year.

|_|	This condition will not be waived.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

4.	Contributions To Disabled Participants

Will a Participant who has incurred a Disability be entitled to an Employer Profit Sharing Contribution pursuant to Section 3.01(B)(1) of the Plan (select one)?

Option 1:	|_|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

5.	One-Time Irrevocable Elections

May an Employee make a one-time irrevocable election, as described in Section 3.02 of the Plan, upon first becoming eligible to participate in the Plan to have the Employer make Employer Profit Sharing Contributions to the Plan on such Employee’s behalf (select one)?

Option 1:	|_|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Part B.	Elective Deferrals

1.	Authorization of Elective Deferrals

Will Elective Deferrals be permitted under this Plan (select one)?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: lf no option is selected, Option 1 shall be deemed to be selected. Complete the remainder of Part B only if Option 1 is selected.

Elective Deferrals may commence on _______________________________________.

NOTE: This date may be no earlier than the date this Adoption Agreement is signed because Elective Deferrals cannot be made retroactively.

2.	Limits on Elective Deferrals

If Elective Deferrals are permitted under the Plan, a Contributing Participant may elect under a salary reduction agreement to have his or her Compensation reduced by an amount as described below (select one):

Option 1:	|X|	An amount equal to a percentage of the Contributing Participant’s Compensation from 1 percent to 15 percent in increments of 1 percent.

Option 2:	|_|	An amount of the Contributing Participant’s Compensation not less than $_____________ and not more than $____________.

Option 3:	|_|	An amount equal to a percentage of the Contributing Participant’s Compensation not to exceed the limits imposed by Sections 401(k), 402(g), 404 and 415 of the Code.

The amount of such reduction shall be contributed to the Plan by the Employer on behalf of the Contributing Participant. For any taxable year, a Contributing Participant’s Elective Deferrals shall not exceed the limit contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

NOTE: Unless specified otherwise in this Adoption Agreement bonuses shall be included in Compensation and will, therefore, be subject to a Participant’s salary reduction agreement.

3.	Separate Deferral Election for Bonuses

Instead of or in addition to making Elective Deferrals through payroll deduction, may a Contributing Participant make a separate deferral election to contribute to the Plan, as an Elective Deferral, part or all of a bonus rather than receive such bonus in cash (select one)?

Option	|_|	1: Yes.

Option	|X|	2: No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected. A separate deferral election made with respect to a bonus shall not be subject to the limits described under the portion of this Adoption Agreement titled “Limits on Elective Deferrals” unless such limits are prescribed by the Code or related regulations.

4.	Ceasing Elective Deferrals

A Contributing Participant may prospectively revoke a salary reduction agreement to cease Elective Deferrals (select one):

Option 1:	|_|	As of the first day of the Plan Year and the first day of the seventh month of the Plan Year.

Option 2:	|_|	As of the first day of any quarter.

Option 3:	|_|	As of the first day of any month.

Option 4:	|_|	As of any Entry Date.

Option 5:	|_|	As of such times established by the Plan Administrator in a uniform and nondiscriminatory manner.

Option 6:	|X|	Other (Specify, must be at least once per year) ANYTIME

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

5.	Return as a Contributing Participant After Ceasing Elective Deferrals

A Participant who ceases Elective Deferrals by revoking a salary reduction agreement may return as a Contributing Participant (select one):

Option 1:	|_|	No sooner than as of the first day of the next Plan Year.

Option 2:	|_|	As of the first day of the Plan Year and the first day of the seventh month of the Plan Year.

Option 3:	|_|	As of the first day of any subsequent quarter.

Option 4:	|_|	As of any subsequent Entry Date.

Option 5:	|_|	As of such times established by the Plan Administrator in a uniform and nondiscriminatory manner.

Option 6:	|X|	Other (Specify one or more dates established by the Plan Administrator in a uniform and nondiscriminatory manner and not later than the first day of the next Plan Year.) MONTHLY

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

6.	Changing Elective Deferral Amounts

A Contributing Participant may modify a salary reduction agreement to prospectively increase or decrease the amount of his or her Elective Deferrals (select one):

Option 1:	|_|	As of the first day of the Plan Year and the first day of the seventh month of the Plan Year.

Option 2:	|_|	As of the first day of any quarter.

Option 3:	|_|	As of the first day of any month.

Option 4:	|_|	As of any Entry Date.

Option 5:	|_|	As of such times established by the Plan Administrator in a uniform and nondiscriminatory manner.

Option 6:	|X|	Other (Specify one or more dates established by the Plan Administrator in a uniform and nondiscriminatory manner.) MONTHLY

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

7.	Claiming Excess Elective Deferrals

A Participant who claims Excess Elective Deferrals for the preceding calendar year must submit his or her claim in writing to the Plan Administrator by (select one):

Option 1:	|X|	March 1.

Option 2:	|_|	Other (specify a date not later than April 15) _____________

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

8.	Automatic Elective Deferrals

a.	Authorization of Automatic Elective Deferrals

If an Employee who has met the eligibility requirements set forth in Section Two, Part B of the Adoption Agreement fails to provide the Employer a salary reduction agreement, will a portion of such eligible Employee’s Compensation be automatically withheld and contributed to the Plan as an Elective Deferral?

Option 1:	|_|	Yes.

Option 2:	|X|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected. Complete the remainder of this Part B, item 8 only if Option 1 is selected.

b.	Amount of Automatic Elective Deferrals

The following percentage or amount of each eligible Employee’s Compensation will be automatically withheld and contributed to the Plan as an Elective Deferral (select and complete one):

Option 1:	|_|	_____ Percent.

Option 2:	|_|	$__________.

NOTE: If no option is selected, Option 1 shall be deemed selected and three percent of Compensation shall be withheld.

Part C.	Matching Contributions

1.	Authorization of Matching Contributions

Will the Employer make Matching Contributions to the Plan on behalf of a Qualifying Contributing Participant (select one)?

Option 1:	|X|	Yes, but only with respect to a Contributing Participant’s Elective Deferrals.

Option 2:	|_|	Yes, but only with respect to a Participant’s Nondeductible Employee Contributions.

Option 3:	|_|	Yes, with respect to both Elective Deferrals and Nondeductible Employee Contributions.

Option 4:	|_|	No.

NOTE: If no option is selected, Option 4 shall be deemed to be selected. Complete the remainder of this Part C only if Option 1, 2 or 3 is selected.

2.	Matching Contribution Formula

If the Employer will make Matching Contributions, then the amount of such Matching Contributions made on behalf of a Qualifying Contributing Participant each Plan Year shall be (select one):

Option 1:	|_|	An amount equal to ________ percent of such Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which does not exceed ________ percent of the Contributing Participant’s Compensation.

Option 2:	|_|	An amount equal to the sum of________ percent of the portion of such Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which does not exceed ________ percent of the Contributing Participant’s Compensation plus ________ percent of the portion of such Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which exceeds ________ percent but does not exceed _______ percent of the Contributing Participant’s Compensation.

Option 3:	|X|	Such amount, if any, equal to that percentage of each Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which the Employer, in its sole discretion, determines from year to year.

Option 4:	|_|	Other formula (Specify an amount equal to a percentage of the Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) of each Contributing Participant entitled thereto)______.

NOTE: If Option 4 is selected, the formula specified can only allow Matching Contributions to be made with respect to a Contributing Participants Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable). The proper amount of Matching Contributions may be determined either periodically throughout the Plan Year (e.g., each payroll period) or at the end of each Plan Year as long as the proper amount is determined in a uniform and nondiscriminatory manner).

3.	Plan Year Limit on Matching Contributions

Notwithstanding the Matching Contribution formula specified above, no Matching Contributions in excess of $__________ or 10 percent of a Contributing Participant’s Compensation will be made with respect to any Contributing Participant for any Plan Year.

4.	Qualifying Contributing Participants

A Contributing Participant who satisfies the eligibility requirements described in this Section Two of the Adoption Agreement, Parts B and C will be a Qualifying Contributing Participant and thus entitled to share in Matching Contributions for any Plan Year only if the Participant is a Contributing Participant and satisfies the following additional conditions (select one or more):

Option 1:	|X|	No Additional Conditions.

Option 2:	|_|	Hours of Service Requirement. The Contributing Participant completes at least ________ Hours of Service during the Plan Year. However, this condition will be waived for the following reason(s) (select at least one):

|_|	The Contributing Participant’s Death.

|_|	The Contributing Participant’s Termination of Employment after having incurred a Disability.

|_|	The Contributing Participant’s Termination of Employment after having reached Normal Retirement Age.

|_|	The Contributing Participant is employed on the last day of the Plan Year.

|_|	This condition will not be waived.

Option 3:	|_|	Last Day Requirement. The Participant is an Employee of the Employer on the last day of the Plan Year. However, this condition will be waived for the following reason(s)(select at least one):

|_|	The Contributing Participant’s Death.

|_|	The Contributing Participant’s Termination of Employment after having incurred a Disability.

|_|	The Contributing Participant’s Termination of Employment after having reached Normal Retirement Age.

|_|	The Contributing Participant’s Termination of Employment after having completed at least _______ Hours of Service during the Plan Year.

|_|	This condition will not be waived.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part D.	Qualified Nonelective Contributions

1.	Qualified Nonelective Contribution Formula

For each Plan Year, the Employer may contribute an amount to be determined from year to year.

2.	Allocation of Qualified Nonelective Contributions

Allocation of Qualified Nonelective Contributions to Participants entitled thereto shall be made (select one):

Option 1:	|_|	In the ratio which each non-Highly Compensated Employee Participant’s Compensation for the applicable Plan Year bears to the total Compensation of all non-Highly Compensated Employee Participants for such Plan Year.

Option 2:	|_|	In the ratio which each Participant’s Compensation for the applicable Plan Year bears to the total Compensation of all Participants for such Plan Year.

Option 3:	|_|	In the ratio which each non-Highly Compensated Employee Participant’s Compensation not in excess of $_____________ for the applicable Plan Year bears to the total Compensation of all non-Highly Compensated Employee Participants entitled to an allocation not in excess of $______________ for such Plan Year.

Option 4:	|X|	In an amount, determined pursuant to Section 3.09 of the Plan, required to satisfy either the Actual Deferral Percentage test described in Section 3.13 of the Plan, the Actual Contribution Percentage test described in Section 3.14 of the Plan, or both.

Option 5:	|_|	In an amount, determined pursuant to Section 3.09 of the Plan, required to satisfy either the Actual Deferral Percentage test described in Section 3.13 of the Plan, the Actual Contribution Percentage test described in Section 3.14 of the Plan, or both. Notwithstanding anything in the Plan to the contrary, allocations will be made only to those non-Highly Compensated Employees who are employed on the last day of the applicable Plan Year.

NOTE: If no option is selected, Option 4 shall be deemed to be selected.

Part E.	Qualified Matching Contributions

1.	Qualified Matching Contribution Formula

If the Employer will make Qualified Matching Contributions, then the amount of such Qualified Matching Contributions made on behalf of a Qualifying Contributing Participant each Plan Year shall be (select one):

Option 1:	|_|	An amount equal to _______ percent of such Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which does not exceed _______ percent of the Contributing Participant’s Compensation.

Option 2:	|_|	An amount equal to the sum of_______ percent of the portion of such Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which does not exceed _______ percent of the Contributing Participant’s Compensation plus _______ percent of the portion of such Contributing Participant’s Elective Deferral (and/or Nondeductible Employee Contribution, if applicable) which exceeds _______ percent but does not exceed _______ percent of the Contributing Participant’s Compensation.

Option 3:	|X|	Such amount, if any, as determined by the Employer in its sole discretion, equal to that percentage of the Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) of each Contributing Participant entitled thereto which would be sufficient to cause the Plan to satisfy either the Actual Deferral Percentage tests (described in Section 3.13 of the Plan) or the Actual Contribution Percentage tests (described in Section 3.14 of the Plan) for the Plan Year or both.

Option 4:	|_|	Other formula (Specify an amount equal to a percentage of the Elective Deferrals (and/or Nondeductible Employee Contribution, if applicable) of each Contributing Participant entitled thereto) ____________________________

NOTE: If no option is selected, Option 3 shall be deemed to be selected.

2.	Participants Entitled to Qualified Matching Contributions

Qualified Matching Contributions, if made to the Plan, will be made on behalf of (select one):

Option 1:	|X|	Each Contributing Participant who makes Elective Deferrals who is a non-Highly Compensated Employee.

Option 2:	|_|	All Contributing Participants who make Elective Deferrals.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

3.	Plan Year Limit On Qualified Matching Contributions

Notwithstanding the Qualified Matching Contribution formula specified above, no Qualified Matching Contributions in excess of $__________ or ____ percent of a Contributing Participant’s Compensation will be made with respect to any Contributing Participant for any Plan Year.

Part F.	Safe Harbor CODA Contributions

A Plan intending to satisfy the requirements of Sections 401(k)(12) and 401(m)(11) of the Code generally must satisfy such requirements, including the notice requirement, for the entire Plan Year. See Notice 98-52, 1998-46 I.R.B. 16, Notice 2000-3, 2000-4 I.R.B. 413, and Rev. Proc. 2000-20, 2000-6 I.R.B. 553, for more information.

1.	Application of Safe Harbor CODA

Will the safe harbor CODA provisions of Section 3.15 of the Plan apply (select one)?

Option 1:	|_|	Yes.

Option 2:	|X|	No.

NOTE: If no option is selected, Option 2 will be deemed to be selected. Complete the remainder of this Part F only if Option 1 is selected. If Option 1 is selected, the safe harbor CODA provisions of the Plan shall apply for the Plan Year and any provisions relating to the ADP or ACP tests shall not apply.

2.	ADP Test Safe Harbor Contributions

In lieu of Basic Matching Contributions, the Employer will make the following contributions for the Plan Year (select one).

Option 1:	|_|	Enhanced Matching Contributions

The Employer will make Matching Contributions to the Individual Account of each Eligible Employee in an amount equal to the sum of:

(i)	the Employee’s Elective Deferrals that do not exceed _______ percent of the Employee’s Compensation for the Plan Year plus

(ii)	_______ percent of the Employee’s Elective Deferrals that exceed _______ percent of the Employee’s Compensation for the Plan Year and that do not exceed _______ percent of the Employee’s Compensation for the Plan Year.

NOTE: In the blank in (i) above and the second blank in (ii) above, insert a number that is equal to or greater than three, but less than or equal to six. The first and last blanks in (ii) must be completed so that, at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution receivable if the Employer were making Basic Matching Contributions, but the rate of match cannot increase as Elective Deferrals increase. For example, if “4” is inserted in the blank in (i), (ii) need not be completed.

Option 2:	|_|	Safe Harbor Nonelective Contributions
The Employer will make a Safe Harbor Nonelective Contribution to the account of each Eligible Employee in an amount equal to ________ (not less than 3) percent of the Employee’s Compensation for the Plan Year.

Option 3:	|_|	Not Applicable. The Employer will make Basic Matching Contributions as described in Section 3.15 of the Plan.

3.	Recipient Plan

The ADP Test Safe Harbor Contributions will be made to (select one only if Option 1 is selected for item 1 above):

Option 1:	|_|	This Plan.

Option 2:	|_|	Other plan (specify plan of the Employer) _____________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

4.	ACP Test Safe Harbor Matching Contributions

NOTE: No additional contributions are required in order to satisfy the requirements for a safe harbor CODA. However, if the Employer desires to make Matching Contributions other than Basic or Enhanced Matching Contributions, then the following must be completed.

For the Plan Year, the Employer will make ACP Test Safe Harbor Matching Contributions to the Individual Account of each Eligible Employee in the amount of (select one):

Option 1:	|_|	______ percent of the Employee’s Elective Deferrals that do not exceed six percent of the Employee’s Compensation for the Plan Year.

Option 2:	|_|	______ percent of the Employee’s Elective Deferrals that do not exceed ______ percent of the Employee’s Compensation for the Plan Year plus ______ percent of the Employee’s Elective Deferrals thereafter, but no Matching Contributions will be made on Elective Deferrals that exceed six percent of Compensation.

NOTE: The number inserted in the third blank cannot exceed the number inserted in the first blank.

Option 3:	|_|	The Employee’s Elective Deferrals that do not exceed a percentage of the Employee’s Compensation for the Plan Years. Such percentage is determined by the Employer for the year but in no event can exceed four percent of the Employee’s Compensation.

Part G.	Other Contributions

1.	Rollover Contributions

May an Employee make rollover contributions to the Plan pursuant to Section 3.03 of the Plan (select one)?

Option 1:	|_|	Yes.

Option 2:	|X|	Yes, unless such Employee is part of an excluded class of Employees.

Option 3:	|_|	Yes, but only after becoming a Participant.

Option 4:	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

2.	Transfer Contributions

May an Employee make transfer contributions to the Plan pursuant to Section 3.04 of the Plan (select one)?

Option 1:	|_|	Yes.

Option 2:	|X|	Yes, unless such Employee is part of an excluded class of Employees.

Option 3:	|_|	Yes, but only after becoming a Participant.

Option 4:	|_|	Yes, but only if the assets are exempt from the Qualified Joint and Survivor Annuity rules as described in Section 5.13 of the Plan (without regards to Section 5.13(E) of the Plan) thereof.

Option 5:	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

3.	Nondeductible Employee Contributions

May an Employee make Nondeductible Employee Contributions pursuant to Section 3.08 of the Plan (select one)?

Option 1:	|_|	Yes. If “Yes,” check here if such contributions will be mandatory. |_|

Option 2:	|X|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Nondeductible Employee Contributions may commence on _____________________________________.

4.	Top-Heavy Contributions

a.	Minimum Allocation or Benefit

For any Plan Year with respect to which this Plan is a Top-Heavy Plan, any minimum allocation required pursuant to Section 3.01(E) of the Plan shall be made (select one):

Option 1:	|X|	To this Plan.

Option 2:	|_|	To the following plan maintained by the Employer (specify name and plan sequence number of plan) __________________________________.

Option 3:	|_|	In accordance with the method described on an attachment to this Adoption Agreement. (Attach language describing the method that will be used to satisfy Section 416 of the Code. Such method must preclude Employer discretion.)

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

b.	Participants Entitled To Receive Minimum Allocation

Any minimum allocation required pursuant to Section 3.01(E) of the Plan shall be allocated to the Individual Accounts of (select one):

Option 1:	|X|	Participants who are not Key Employees.

Option 2:	|_|	All Participants.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

c.	Top-Heavy Ratio

For purposes of establishing the Present Value of benefits under a defined benefit plan to compute the top-heavy ratio as described in Section 7.19(B) of the Plan, any benefit shall be discounted only for mortality and interest based on the following (select one):

Option 1:	|_|	Not applicable because the Employer has not maintained a defined benefit plan.

Option 2:	|_|	The interest rate and mortality table specified for this purpose in the defined benefit plan.

Option 3:	|_|	Interest rate of________ percent and the following mortality table (specify) _________________.

Part H.	Minimum Coverage Testing Alternatives

Will this Plan apply the automatic corrective procedures described in Section 3.0l(B)(4) of the Plan for any year in which the minimum coverage test described in Section 410(b) of the Code is not satisfied (select one)?

Option 1:	|X|	Yes.

Option 2:	|_|	Yes, but only with respect to Employer Profit Sharing Contributions.

Option 3:	|_|	Yes, but only with respect to Matching Contributions.

Option 4:	|_|	No.

NOTE: If no option is selected, Option 1 will be deemed to be selected.

Part I.	ADP and ACP Testing Alternatives

1.	Correction of Aggregate Limit

If the Aggregate Limit described in Section 3.14(B) of the Plan is exceeded, the following adjustments will be made in accordance with Section 3.14(B) of the Plan (select one):

Option 1:	|X|	The ACP of Highly Compensated Employees will be reduced.

Option 2:	|_|	The ADP of Highly Compensated Employees will be reduced.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

2.	Current Year Testing Method

The testing method used for purposes of the ADP and ACP tests under this Plan shall be (select one):

Option 1:	|X|	Prior Year Testing Method.

Initial Plan Year ADP

If this is not a successor Plan, then, for the first Plan Year this Plan permits any Participant to make Elective Deferrals, the ADP for Participants who are non-Highly Compensated Employees shall be (select one):

Suboption (a):	|_|	3%.

Suboption (b):	|_|	Such first Plan Year’s ADP.

NOTE: If no suboption is selected, Suboption (a) shall be deemed to be selected.

Initial Plan Year ACP

If this is not a successor Plan, then, for the first Plan Year this Plan permits any Participant to make Nondeductible Employee Contributions, provides for Matching Contributions or both, the ACP for Participants who are non-Highly Compensated Employees shall be (select one):

Suboption (a):	|_|	3%.

Suboption (b):	|_|	Such first Plan Year’s ACP.

NOTE: If no suboption is selected, Suboption (a) shall be deemed to be selected.

Option 2:	|_|	Current Year Testing Method.

NOTE: If no option is selected, Option 1 shall be deemed to be selected. If Option 2 is selected, the current year testing method must continue to be used unless (1) the Plan has been using the current year testing method for the preceding five Plan Years, or, if fewer, the number of Plan Years the Plan has been in existence; or (2) the Plan otherwise meets one of the conditions specified in Notice 98-1 (or additional guidance issued by the Internal Revenue Service (IRS)) for changing from the current year testing method.

SECTION FOUR: VESTING AND FORFEITURES Complete Parts A through H

Part A.	Vesting Schedule For Employer Profit Sharing Contributions and Matching Contributions

A Participant shall become Vested in his or her Individual Account derived from Employer Profit Sharing Contributions and Matching Contributions, if applicable, made pursuant to Section Three of the Adoption Agreement as follows (select one vesting schedule for Employer Profit Sharing Contributions and one vesting schedule for Matching Contributions, applicable).

1.	Current Vesting Schedule

YEARS OF VESTING SERVICE	VESTED PERCENTAGE

Profit Sharing	Option 1 |_|	Option 2 |_|	Option 3 |_|	Option 4 |_|
Matching	Option 1 |_|	Option 2 |_|	Option 3 |_|	Option 4 |_|		Option 5 |_| (Complete if Chosen)	Option 5 |_| (Complete if Chosen)

Less than One	0%	0%	100%	0%	___	%	0%
1	0%	0%	100%	0%	___	%	20%
2	0%	20%	100%	0%	___	%	40%
3	0%	40%	100%	20%	___	% (not less than 20%)	60% (not less than 20%)
4	0%	60%	100%	40%	___	% (not less than 40%)	80% (not less than 40%)
5	100%	80%	100%	60%	___	% (not less than 60%)	100% (not less than 60%)
6	100%	100%	100%	80%	___	% (not less than 80%)	100% (not less than 80%)
7	100%	100%	100%	100%	___	% (not less than 100%)	100% (not less than 100%)

NOTE: If no option is selected, Option 3 will be deemed to be selected for both Employer Profit Sharing Contributions and Matching Contributions.

2.	Prior Vesting Schedule (Complete this Part A, item 2 only if the Plan has been amended to include a less favorable vesting schedule)

YEARS OF VESTING SERVICE	VESTED PERCENTAGE

Profit Sharing	Option 1 |_|	Option 2 |_|	Option 3 |_|	Option 4 |_|		Option 5 |_| (Complete if Chosen)
Matching	Option 1 |_|	Option 2 |_|	Option 3 |_|	Option 4 |_|			Option 5 |_| (Complete if Chosen)
Less than One	0%	0%	100%	0%	___	%	%
1	0%	0%	100%	0%	___	%	%
2	0%	20%	100%	0%	___	%	%
3	0%	40%	100%	20%	___	% (not less than 20%)	% (not less than 20%)
4	0%	60%	100%	40%	___	% (not less than 40%)	% (not less than 40%)
5	100%	80%	100%	60%	___	% (not less than 60%)	% (not less than 60%)
6	100%	100%	100%	80%	___	% (not less than 80%)	% (not less than 80%)
7	100%	100%	100%	100%	___	% (not less than 100%)	% (not less than 100%)

Part B.	Top-Heavy Vesting Schedule

Pursuant to Section 4.01(B) of the Plan, the vesting schedule that will apply when this Plan is a Top-Heavy Plan (unless the Plan’s regular vesting schedule provides for more rapid vesting) shall be (select one):

Option 1:	|X|	6 Year Graded.

Option 2:	|_|	3 Year Cliff.

NOTE: If no option is selected Option 1 shall be deemed to be selected for those contributions identified in Part A above that are subject to a graded vesting schedule and Option 2 shall be deemed to be selected for those contributions identified in Part A above that are subject to a cliff vesting schedule.

Part C.	Hours Required For Vesting Purposes

1.	__________ Hours of Service (no more than 1,000) shall be required to constitute a Year of Vesting Service.

2.	__________ Hours of Service (no more than 500 but less than the number specified in Section Four, Part C, item 1, above) must be exceeded to avoid a Break in Vesting Service.

3.	For purposes of determining Years of Vesting Service, an Employee shall be given credit for Hours of Service with the following predecessor employer(s) (complete if applicable) DOAK DERMATOLOGICS INC.

Part D.	Exclusion of Certain Years of Vesting Service

All of an Employee’s Years of Vesting Service with the Employer are counted to determine the Vested percentage in the Participant’s Individual Account except (select any that apply):

|_|	Years of Vesting Service before the Employee reaches age 18.

|_|	Years of Vesting Service before the Employer maintained this Plan or a predecessor plan.

|_|	Years of Vesting Service during a period for which the Employee made no mandatory Nondeductible Employee Contributions.

Part E.	Fully Vested Under Certain Circumstances

Will a Participant be fully Vested under the following circumstances (answer “Yes” or “No” to each of the following items by selecting the appropriate box)?

1.	The Participant dies.	|X| Yes |_| No

2.	The Participant incurs a Disability.	|X| Yes |_| No

3.	The Participant satisfies the conditions for Early Retirement Age (if applicable).	|X| Yes |_| No

NOTE: If a box is not selected for an item, “Yes” shall be deemed to be selected for that item.

Part F.	Allocation of Forfeitures of Employer Profit Sharing Contributions

Forfeitures shall be (select one):

Option 1:	|_|	Allocated to the Individual Accounts of the Participants specified below in the manner described in Section 3.01(B) of the Plan (for Employer Profit Sharing Contributions).

The Participants entitled to receive allocations of such Forfeitures shall be (select one):

Suboption (a):	|_|	Qualifying Participants.

Suboption (b):	|_|	All Participants.

NOTE: If no suboption is selected Suboption (a) shall be deemed to be selected.

Option 2:	|_|	Applied to reduce Employer Contributions.

NOTE: If no option is selected, Option 2 shall be deemed to be selected. Pursuant to Section 3.01(C) of the Plan and notwithstanding the election made above, the Employer may first apply forfeitures to either the payment of the Plan’s administrative expenses in accordance with Section 7.04 of the Plan or the restoration of Participants Individual Accounts pursuant to Section 4.01(C)(3) of the Plan.

Part G.	Allocation of Forfeitures of Matching Contributions

Forfeitures of Matching Contributions shall be (select one):

Option 1:	|_|	Allocated, after all other Forfeitures under the Plan, to each Participant’s Individual Account in the ratio which each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

The Participants entitled to receive allocations of such Forfeitures shall be (select one):

Suboption (a):	|_|	Qualifying Contributing Participants.

Suboption (b):	|_|	Qualifying Participants.

Suboption (c):	|_|	All Participants.

NOTE: If no suboption is selected Suboption (a) shall be deemed to be selected

Option 2:	|X|	Applied to reduce Employer Contributions.

NOTE: If no option is selected, Option 2 shall be deemed to be selected. Pursuant to Section 3.01(C) of the Plan and notwithstanding the election made above, the Employer may first apply forfeitures to either the payment of the Plan’s administrative expenses in accordance with Section 7.04 of the Plan or the restoration of Participants Individual Accounts pursuant to Section 4.01(C)(3) of the Plan.

Part H.	Allocation of Forfeitures of Excess Aggregate Contributions

Forfeitures of Excess Aggregate Contributions shall be (select one):

Option 1:	|_|	Allocated, after all other Forfeitures under the Plan, to each Qualifying Contributing Participant’s Matching Contribution account in the ratio which each Qualifying Contributing Participants Compensation for the Plan Year bears to the total Compensation of all Qualifying Contributing Participants for such Plan Year. Such Forfeitures will not be allocated to the account of any Highly Compensated Employee.

Option 2:	|X|	Applied so reduce Employer Contributions.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

SECTION FIVE: DISTRIBUTIONS AND LOANS Complete Parts A through E

Part A.	Distributable Events (Answer each of the following items.)

1.	Termination of Employment Before Normal Retirement Age

May a Participant who has not reached Normal Retirement Age request a distribution from the Plan of that portion of the Participant’s Individual Account attributable to the following types of contributions upon Termination of Employment?

Employer Profit Sharing Contributions	|X| Yes	|_| No

Elective Deferrals	|X| Yes	|_| No

Matching Contributions (if applicable)	|X| Yes	|_| No

2.	Disability

May a Participant who has incurred a Disability request a distribution from the Plan of that portion of the Participant’s Individual Account attributable to the following types of contributions?

Employer Profit Sharing Contributions	|X| Yes	|_| No

Elective Deferrals	|X| Yes	|_| No

Matching Contributions (if applicable)	|X| Yes	|_| No

3.	Attainment of Normal Retirement Age

May a Participant who has attained Normal Retirement Age but has not incurred a Termination of Employment request a distribution from the Plan of that portion of the Participant’s Individual Account attributable to the following types of contributions?

Employer Profit Sharing Contributions	|X| Yes	|_| No

Elective Deferrals	|X| Yes	|_| No

Matching Contributions (if applicable)	|X| Yes	|_| No

4.	Attainment of Age 59 1/2

May a Participant who has attained age 59 1/2 request a distribution from the Plan of that portion of the Participant’s Individual Account attributable to the following types of contributions while still employed by the Employer?

Employer Profit Sharing Contributions	|_| Yes	|_| No

|_| Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Employer Profit Sharing Contributions.

Elective Deferrals	|X| Yes	|_| No

Matching Contributions (If applicable)	|X| Yes	|_| No

|_| Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Matching Contributions.

5.	In-Service Withdrawals

a.	In general, may a Participant request a distribution of that portion of the Participant’s Individual Account attributable to the following types of contributions during service pursuant to Section 5.0l(A)(4) of the Plan (complete items a, b and c)?

Employer Profit Sharing Contributions

Option 1:	|_|	Yes.

Option 2:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attdbutuble to Employer Profit Sharing Contributions.

Option 3:	|_|	Yes, but only with respect to a Participant who has participated in the Plan for _____ or more years and has attained age _____.

Option 4:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Employer Profit Sharing Contributions and has participated in the Plan for _____ or more years and has attained age _____.

Option 5:	|_|	No.

Matching Contributions (if applicable)

Option 1:	|_|	Yes.

Option 2:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Matching Contributions.

Option 3:	|_|	Yes, but only with respect to a Participant who has participated in the Plan for _____ or more years and has attained age _____.

Option 4:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Matching Contributions and has participated in the Plan for _____ or more years and has attained age _____.

Option 5:	|X|	No.

b.	One-Time In-Service Withdrawal Option/FONT>

Will the one-time in-service withdrawal provisions described in Section 5.0l(A)(7) of the Plan apply to the following types of contributions?

Employer Profit Sharing Contributions

Option 1:	|_|	Yes.

Option 2:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Employer Profit Sharing Contributions.

Option 3:	|_|	Yes, but only with respect to a Participant who has participated in the Plan for _____ or more years and has attained age _____.

Option 4:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Employer Profit Sharing Contributions and has participated in the Plan for _____ or more years and has attained age _____.

Option 5:	|_|	No.

If the answer is “Yes,” specify the percentage that a Participant may withdraw: _________ percent.

Matching Contributions (if applicable)

Option 1:	|_|	Yes.

Option 2:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Matching Contributions.

Option 3:	|_|	Yes, but only with respect to a Participant who has participated in the Plan for _____ or more years and has attained age _____.

Option 4:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Matching Contributions and has participated in the Plan for _____ or more years and has attained age _____.

Option 5:	|X|	No.

If the answer is “Yes,” specify the percentage that a Participant may withdraw: _________ percent.

c.	Hardship Withdrawals

May a Participant request a distribution of that portion of the Participant’s Individual Account attributable to the following types of contributions on account of hardship pursuant to Section 5.0l(A)(5) of the Plan?

Employer Profit Sharing Contributions

Option 1:	|_|	Yes.

Option 2:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Employer Profit Sharing Contributions.

Option 3:	|_|	Yes, but only with respect to a Participant who has participated in the Plan for _____ or more years and has attained age _____.

Option 4:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Employer Profit Sharing Contributions and has participated in the Plan for _____ or more years and has attained age _____.

Option 5:	|_|	No.

NOTE: If Option 1, 2, 3 or 4 is selected choose one of the following suboptions.

Suboption (a):	|_|	The definition of hardship described in Section 5.0l(A)(5) of the Plan shall apply.

Suboption (b):	|_|	The safe harbor definition of hardship distribution described in Section 5.0l(A)(6)(b) of the Plan shall apply.

NOTE: If no suboption is selected Suboption (b) shall be deemed to be selected.

Matching Contributions (if applicable)

Option 1:	|X|	Yes.

Option 2:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Individual Account attributable to Matching Contributions.

Option 3:	|_|	Yes, but only with respect to a Participant who has participated in the Plan for _____ or more years and has attained age _____.

Option 4:	|_|	Yes, but only with respect to a Participant who is 100 percent Vested in his or her Matching Contributions and has participated in the Plan for _____ or more years and has attained age _____.

Option 5:	|_|	No.

NOTE: If Option 1, 2, 3 or 4 is selected, choose one of the following suboptions.

Suboption (a):	|_|	The definition of hardship described in Section 5.0l(A)(5) of the Plan shall apply.

Suboption (b):	|X|	The safe harbor definition of hardship distribution described in Section 5.0l(A)(6)(b) of the Plan shall apply. NOTE: If no suboption is selected Suboption (b) shall be deemed to be selected.

6.	Withdrawals of Rollover Contributions

May an Employee request a distribution of his or her rollover contributions at any time?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

7.	Withdrawals of Transfer Contributions

May an Employee request a distribution of his or her transfer contributions at any time(select one)?

Option 1:	|_|	Yes.

Option 2:	|X|	No.

8.	Hardship Withdrawals of Elective Deferrals

May a Participant request a distribution of his or her Elective Deferrals on account of hardship pursuant to Section 5.0I(A)(6) of the Plan?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected for an item, Option 1 shall be deemed to be selected for that item.

Part B.	Form of Distribution (Answer each of the following items.)

1.	Lump Sum

May a Participant request a distribution of the Vested portion of his or her Individual Account in a lump sum, subject to Section 5.02(C) of the Plan?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

2.	Installment Payments

May a Participant request a distribution of the Vested portion of his or her Individual Account over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his or her designated Beneficiary, subject to Section 5.02(C) of the Plan?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

3.	Annuity Contracts

May a Participant apply the Vested portion of his or her Individual Account toward the purchase of an annuity contract, subject to Section 5.02(C) of the Plan?

Option 1:	|_|	Yes.

Option 2:	|X|	No.

4.	Involuntary Cashouts

An Eligible Rollover Distribution that exceeds $1,000 but does not exceed $5,000 will be paid in the following manner pursuant to Sections 5.02 and 5.04 of the Plan (select one):

Option 1:	|_|	a single sum.

Option 2:	|X|	a Direct Rollover to an individual retirement account.

NOTE: Option 1 must be selected for at least one of items one through three in Part B above. If neither option is selected for items one through three in Part B above. Option 1 shall be deemed to have been selected for such item. If item four is not completed, Option 2 shall be deemed to have been selected for such item. If this Plan is restating a Prior Plan, the forms of distribution under this Plan must generally be at least as favorable as under the Prior Plan.

Part C.	Timing of Distributions

1.	Termination of Employment

Where a Participant who is entitled to a distribution under the Plan has a Termination of Employment (for reasons other than death, Disability or attainment of Normal Retirement Age), distributions shall commence (select one):

Option 1:	|X|	As soon as administratively feasible following the date the Participant requests a distribution.

Option 2:	|_|	As soon as administratively feasible following the close of the Plan Year within which the Participant requests a distribution.

Option 3:	|_|	As soon as administratively feasible following the close of the Plan Year within which the Participant requests a distribution or the Participant requests a distribution and incurs ________ (not more than five) consecutive one-year Breaks in Vesting Service, whichever is later.

NOTE: If no option is selected, Option 2 shall be deemed to be selected. A Participant’s request for a distribution must be accompanied by his or her spouse’s consent pursuant to Section 5.13 of the Plan.

2.	Death, Disability or Attainment of Normal Retirement Age

Where a Participant dies, incurs a Disability or attains Normal Retirement Age, and a distributable event has occurred, distributions shall commence (select one):

Option 1:	|X|	As soon as administratively feasible following the date the Participant (or Beneficiary of a deceased Participant) requests a distribution.

Option 2:	|_|	As soon as administratively feasible following the close of the Plan Year within which the Participant (or Beneficiary of a deceased Participant) requests a distribution.

Option 3:	|_|	As soon as administratively feasible following the close of the Plan Year within which the Participant (or Beneficiary of a deceased Participant) requests a distribution or the Participant requests a distribution and incurs ________ (not more than five) consecutive one-year Breaks in Vesting Service, whichever is later.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Part D.	Retirement Equity Act Safe Harbor

Will the safe harbor provisions of Section 5.13(E) of the Plan apply (select one)?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

Survivor Annuity Percentage (Complete only if Option 2 is selected.)

The survivor annuity portion of the Qualified Joint and Survivor Annuity shall be a percentage equal to ________ percent (at least 50 percent, but no more than 100 percent) of the amount paid to the Participant prior to his or her death.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part E.	Loans

May a Participant request a loan pursuant to Section 5.19 of the Plan?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

NOTE: Section 411 (d)(6) of the Code prohibits the elimination of protected benefits. In general, protected benefits include the timing of payout options. If the Plan is restating a Prior Plan that permitted a distribution option described above that involves the timing of a distribution, the selections must generally be at least as favorable as under the Prior Plan. Forms of distributions may be eliminated under certain conditions, but generally only after advance notice has been given to Participants as described in the Basic Plan Document.

SECTION SIX: DEFINITIONS Complete Parts A through M

Part A.	Plan Year Means

Option 1:	|_|	The 12-consecutive month period which coincides with the Adopting Employer’s Fiscal Year.

Option 2:	|X|	The calendar year.

Option 3:	|_|	The 52/53 week period ending on the last __________ (specify day of the week) nearest __________ (specify month and day) of each year.

Option 4:	|_|	Other 12-consecutive month period (Specify a 12-consecutive month period selected in a uniform and nondiscriminatory manner.) _______________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

If the initial Plan Year is less than 12 months (a short Plan Year) specify such Plan Year’s beginning and ending dates.

Part B.	Limitation Year Means

Option 1:	|X|	The Plan Year.

Option 2:	|_|	The calendar year.

Option 3:	|_|	Other 12-consecutive month period (Specify a 12-consecutive month period selected in a uniform and nondiscriminatory manner.) ___________________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part C.	Measuring Period For Vesting

Years of Vesting Service shall be measured over the following 12-consecutive month period:

Option 1:	|X|	The Plan Year.

Option 2:	|_|	The 12-consecutive month period commencing with the Employee’s Employment Commencement Date and each successive 12-month period commencing on the anniversaries of the Employee’s Employment Commencement Date.

Option 3:	|_|	Other (specify) ___________________________________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part D.	Hours of Service Equivalencies

Service will be determined on the basis of (select one):

Option 1:	|_|	Actual hours for which an Employee is paid or entitled to payment.

Option 2:	|_|	Days worked. An Employee will be credited with 10 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the day.

Option 3:	|_|	Weeks worked. An Employee will be credited with 45 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the week.

Option 4:	|_|	Semi-Monthly payroll periods worked. An Employee will be credited with 95 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the semi-monthly payroll period.

Option 5:	|_|	Months worked. An Employee will be credited with 190 Hours of Service if under the definition of Hours of Service such Employee would be credited with at least one Hour of Service during the month.

NOTE: If no option is selected, Option 1 shall be deemed to be selected. This Section Six, Part D will not apply if the elapsed time method of Section Six, Part E, Option 2 is selected.

Part E.	Elapsed Time Method

In lieu of tracking Hours of Service of Employees, will the elapsed time method described under the definition of Hours of Service be used (select one or more)?

Option 1:	|_|	No.

Option 2:	|_|	Yes.

Option 3:	|X|	Yes, for purposes of determining a Participant’s Vested percentage.

Option 4:	|X|	Yes, for purposes of determining eligibility to participate in the Plan.

Option 5:	|_|	Yes, for purposes of determining if a Participant is a Qualifying Participant or Qualifying Contributing Participant and therefore eligible to receive an Employer Contribution.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part F.	Compensation

1.	Employer Profit Sharing Contributions

a.	General Definition

For purposes of Employer Profit Sharing Contributions, Compensation will mean all of each Participant’s (select one):

Option 1:	|_|	W-2 wages.

Option 2:	|_|	Section 3401(a) wages.

Option 3:	|_|	415 safe-harbor compensation.

NOTE: If no option is selected, Option 1 shall be deemed to have been selected.

b.	Determination Period

For purposes of Employer Profit Sharing Contributions, Compensation shall be determined over the following applicable period (select one):

Option 1:	|_|	The Plan Year.

Option 2:	|_|	The calendar year ending with or within the Plan Year.

Option 3:	|_|	The consecutive 12-month period, beginning on (specify month and day) ______________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

c.	Inclusion of Elective Deferrals

For purposes of Employer Profit Sharing Contributions, Compensation shall include Employer Contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under any of the following sections of the Code (select “Yes” or “No” for each of the following items).

Section 125 (cafeteria plans)	|_| Yes |_| No

Section 132(f)(4) (qualified transportation fringe benefits)	|_| Yes |_| No

Section 402(e)(3) (401(k) plans)	|_| Yes |_| No

Section 402(h)(1)(B) (salary deferral SEP plans)	|_| Yes |_| No

Section 403(b) (tax-sheltered annuity plans)	|_| Yes |_| No

NOTE: If a box is not selected for an item, “Yes” shall be deemed to be selected for that item.

d.	Exclusions From Compensation

For purposes of Employer Profit Sharing Contributions, Compensation shall not include the following (select any that apply).

|_|	Bonuses	|_|	Commissions

|_|	Overtime	|_|	Other (specify) ________________________

NOTE: No exclusions from Compensation are permitted if the integrated allocation formula in Section Three, Part A, item 2 is selected.

2.	Elective Deferrals

a.	General Definitions

For purposes of Elective Deferrals, Compensation will mean all of each Participant’s(select one):

Option 1:	|X|	W-2 wages.

Option 2:	|_|	Section 3401(a) wages.

Option 3:	|_|	415 safe-harbor compensation.

NOTE: lf no option is selected, Option 1 shall be deemed to be selected.

b.	Determination Period

For purposes of Elective Deferrals, Compensation shall be determined over the following applicable period (select one):

Option 1:	|X|	The Plan Year.

Option 2:	|_|	The calendar year ending with or within the Plan Year.

Option 3:	|_|	The consecutive 12-month period, beginning (specify month and day) __________________________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

c.	Inclusion of Elective Deferrals

For purposes of Elective Deferrals, Compensation shall include Employer Contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under any of the following sections of the Code (select “Yes” or “No” for each of the following items).

Section 125 (cafeteria plans)	|X| Yes |_| No

Section 132(f)(4) (qualified transportation fringe benefits)	|X| Yes |_| No

Section 402(e)(3) (401(k) plans)	|X| Yes |_| No

Section 402(h)(l)(B) (salary deferral SEP plans)	|X| Yes |_| No

Section 403(b) (tax-sheltered annuity plans)	|X| Yes |_| No

NOTE: If a box is not selected for an item, “Yes” shall be deemed to be selected for that item.

d.	Exclusions From Compensation

For purposes of Elective Deferrals, Compensation shall not include the following (select any that apply).

|_|	Bonuses	|_|	Commissions

|_|	Overtime	|_|	Other (specify) ________________________

NOTE: No exclusions from Compensation are permitted if the integrated allocation formula in Section Three, Part A, item 2 is selected.

3.	Matching Contributions

a.	General Definitions

For purposes of Matching Contributions, Compensation will mean all of each Participant’s (select one):

Option 1:	|X|	W-2 wages.

Option 2:	|_|	Section 3401(a) wages.

Option 3:	|_|	415 safe-harbor compensation.

NOTE: lf no option is selected, Option 1 shall be deemed to be selected.

b.	Determination Period

For purposes of Matching Contributions, Compensation shall be determined over the following applicable period (select one):

Option 1:	|X|	The Plan Year.

Option 2:	|_|	The calendar year ending with or within the Plan Year.

Option 3:	|_|	The consecutive 12-month period, beginning (specify month and day) __________________________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

c.	Inclusion of Elective Deferrals

For purposes of Matching Contributions, Compensation shall include Employer Contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under any of the following sections of the Code (select “Yes” or “No” for each of the following items).

Section 125 (cafeteria plans)	|X| Yes |_| No

Section 132(f)(4) (qualified transportation fringe benefits)	|X| Yes |_| No

Section 402(e)(3) (401(k) plans)	|X| Yes |_| No

Section 402(h)(l)(B) (salary deferral SEP plans)	|X| Yes |_| No

Section 403(b) (tax-sheltered annuity plans)	|X| Yes |_| No

NOTE: If a box is not selected for an item, “Yes” shall be deemed to be selected for that item.

d.	Exclusions from Compensation

For purposes of Matching Contributions, Compensation shall not include the following (select any that apply).

|_|	Bonuses	|_|	Commissions

|_|	Overtime	|_|	Other (specify) ________________________

NOTE: No exclusions from Compensation are permitted if the integrated allocation formula in Section Three, Part A, item 2 is selected.

4.	Universal Compensation Issues

a.	Pre-Entry Date Compensation

1.	General Purposes

Unless a different definition of Compensation is required by either the Code or ERISA, for the Plan Year in which an Employee enters the Plan, the Employee’s Compensation which shall be taken into account for purposes of the Plan (other than ADP or ACP testing) shall be (select one):

Option 1:	|X|	The Employee’s Compensation only from the Entry Date, applicable to the particular type of contribution, on which the Employee became a Participant in the Plan.

Option 2:	|_|	The Employee’s Compensation for the whole of such Plan Year.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

2.	ADP and ACP Testing Purposes

For the Plan Year in which an Employee enters the Plan, the Employee’s Compensation which shall be taken into account for purposes of ADP and ACP testing shall be (select one):

Option 1:	|X|	The Employee’s Compensation only from the Entry Date, applicable to the particular type of contributions, on which the Employee became a Participant in the Plan.

Option 2:	|_|	The Employee’s Compensation for the whole of such Plan Year.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part G.	Normal Retirement Age

The Normal Retirement Age under the Plan shall be (select and complete one):

Option 1:	|X|	Age 65 (not to exceed 65 or such later age as may be allowed under Section 411(a)(8) of the Code).

Option 2:	|_|	The later of age ________ (not to exceed 65 or such later age as maybe allowed under Section 411(a)(8) of the Code) or the _______ (not to exceed fifth) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

NOTE: If no option is selected. Option 1 shall be deemed to be selected and age 59 1/2 will be deemed to have been entered.

Part H.	Early Retirement Age

The Early Retirement Age under the Plan shall be (select one):

Option 1:	|_|	An Early Retirement Age is not applicable under the Plan.

Option 2:	|X|	A Participant satisfies the Plan’s Early Retirement Age conditions by attaining age 59.5 and completing ______ Years of Vesting Service.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part I.	Valuation Date

The Plan Valuation Date shall be (select one):

Option 1:	|X|	Daily.

Option 2:	|_|	The last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner.

Option 3:	|_|	The last day of each Plan quarter.

Option 4:	|_|	The last day of each month.

Option 5:	|_|	Other (Specify one or more dates that are selected in a uniform and nondiscriminatory manner, including the last day of the Plan Year.) ___________________________________.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

Part J.	Disability

For purposes of this Plan, Disability shall mean (select one):

Option 1:	|_|	The inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Option 2:	|X|	The inability to engage in any substantial, gainful activity in the Employee’s trade or profession for which the Employee is best qualified through training or experience.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part K.	Highly Compensated Employee

1.	Top Paid Group Election

For purposes of determining who is a Highly Compensated Employee under the Plan, the top paid group election shall apply (select one).

Option 1:	|_|	Yes.

Option 2:	|X|	No.

NOTE: If no option is selected, Option 2 shall be deemed to be selected.

2.	Calendar Year Data Election

For purposes of determining who is a Highly Compensated Employee (other than a five-percent owner) under the Plan, the calendar year data election shall apply (select one).

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part L.	Required Beginning Date

For purposes of determining when minimum distributions must begin to be made to each Participant, the Required Beginning Date shall mean (select one):

Option 1:	|_|	The April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2.

Option 2:	|_|	The April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2, except that distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires.

Option 3:	|X|	The later of the April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2. or retires except that distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

NOTE: If no option is selected, Option 3 will be deemed to be selected.

NOTE: If Option 3 is selected, choose one or more of the following suhoptions. Suboption (c) must be selected to the extent that there would otherwise be an elimination of a preretirement age 70 1/2 distribution option for Employees older than those listed above.

Suboption (a):	|X|	Any Participant attaining age 70 1/2 in years after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996).

Suboption (b):	|X|	Any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There shall be (select one):

(i)	|_|	a new annuity starting date upon recommencement, or

(ii)	|X|	no new annuity starting date upon recommencement.

NOTE: If neither item (i) nor item (ii) is selected, item (ii) will be deemed to be selected.

Suboption (c):	|X|	The preretirement age 70 1/2 distribution option is only eliminated with respect to an Employee who reaches age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which a Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

NOTE: If no suboption(s) is selected, Suboptions (a), (b) and (c) will be deemed to be selected.

Part M.	Eligibility Computation Period

An Employee’s Eligibility Computation Periods subsequent to his or her initial Eligibility Computation Period shall be (select one):

Option 1:	|X|	The 12-consecutive month periods commencing on the anniversaries of his or her Employment Commencement Date.

Option 2:	|_|	The Plan Year commencing with the Plan Year beginning during his or her initial Eligibility Computation Period.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

SECTION SEVEN: MISCELLANEOUS Complete Parts A and B

Part A.	Permissible Investments

The assets of the Plan shall be invested only in those investments described below (to be completed by the Prototype Sponsor):

Part B.	Participant Direction

1.	Authorization

Will a Participant be responsible for directing the investment of his or her Plan assets pursuant to Section 7.22(B) of the Plan (select one)?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected Complete the remainder of Part B only if Option 1 is selected.

2.	Investment Options

A Participant may direct the investment of his or her Plan assets among the following investments (select one):

Option 1:	|X|	Only those investment options designated by the Plan Administrator or other Fiduciary.

Option 2:	|_|	Any allowable investment.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

3.	Accounts Subject to Participant Direction

A Participant shall be responsible for directing the following portions of his or her Individual Account (select one):

Option 1:	|X|	Those accounts that the Plan Administrator may designate from time to time in a uniform and nondiscriminatory manner.

Option 2:	|_|	The entire Individual Account.

Option 3:	|_|	The following accounts (select any that apply):

|_|	Elective Deferral account.

|_|	Matching Contribution account.

|_|	Employer Profit Sharing Contribution account.

|_|	Rollover contribution account.

|_|	Transfer contribution account.

|_|	Other (Specify one or more of the accounts that may, in part, comprise a Participant’s Individual Account under this Plan.) _________________________________.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

4.	Frequency of Investment Changes

A Participant may make changes to the investments within his or her Individual Account with the following frequency (select one):

Option 1:	|X|	In accordance with uniform and nondiscriminatory rules established by the Plan Administrator or other Fiduciary.

Option 2:	|_|	Daily.

Option 3:	|_|	Monthly.

Option 4:	|_|	Quarterly.

Option 5:	|_|	Other (Specify one or more of the accounts that may, in part, comprise a Participant’s individual Account under this Plan.)

NOTE: If no option is selected, Option 1 shall be deemed to be selected. The Plan’s Valuation Dates must be at least as often as the frequency selected above.

SECTION EIGHT: TRUSTEE AND CUSTODIAN Complete Parts A and B (as applicable)

Part A.	Custodian (This Part A must be completed unless a Trustee is named in Part B, below.)

Financial Organization SEE SEPARATE FRONTIER TRUST COMPANY, FSB, CUSTODIAL AGREEMENT

Address ____________________________________________________________________

Signature ___________________________________________________________________

Type Name _________________________________________ Title _____________________

Part B.	Trustee (This Part B must be completed unless the Plan covers one or more Self-Employed individuals or satisfies another exception under Section 403(b) of ERISA. Select one)

Option 1:	|X|	Financial Organization as Trustee

Option 2:	|_|	Individual Trustee(s)

The Trustee of this Plan shall be a: |X| Directed Trustee |_| Discretionary Trustee

Name of Trustee FRONTIER TRUST AGREEMENT _____________________________________________________________

Address 1126 WESTRAC DRIVE, FARGO, ND 58103 ___________________________________________________________________

Telephone 701-234-0207 __________________________________________________________________

Signature (SEE SEPARATE TRUST AGREEMENT)	Title ____________________

Name of Trustee ______________________________________________________

Address ____________________________________________________________

Telephone __________________________________________________________

Signature ____________________________	Title ____________________

Name of Trustee ______________________________________________________

Address ____________________________________________________________

Telephone __________________________________________________________

Signature _____________________________	Title ____________________

Name of Trustee ______________________________________________________

Address ____________________________________________________________

Telephone __________________________________________________________

Signature _____________________________	Title ____________________

SECTION NINE: EMPLOYER SIGNATURE Important: Please read before signing

Prototype Sponsor

Name of Prototype Sponsor UNIVERSAL PENSIONS, INC., A BISYS COMPANY _____________________________________________________________

Address 431 GOLF COURSE DRIVE, BRAINERD, MN 56401 ___________________________________________________________________________

Telephone 218-825-5000 __________________________________________________________________________

|_|	Check here and provide the applicable information below if someone other than the Adopting Employer will be the Plan Administrator.

Name of Plan Administrator BRADLEY PHARMACEUTICALS, INC. ____________________________________________________

Address ___________________________________________________________________

City _______________________________ State ____________________ Zip ___________

Telephone _________________________________________________________________

Signature of Plan Administrator ______________________	Date Signed _______________

Type Name _________________________________________________________________

|X|	Check here if there is an attachment(s) that applies to this Plan (If this box is checked, please describe the attachment(s) below.) SEE SEPARATE FRONTIER TRUST COMPANY, FSB, TRUST AGREEMENT

I am an authorized representative of the Adopting Employer named above and I state the following:

1.	I acknowledge that I have relied upon my own advisors regarding the completion of this Adoption Agreement and the legal tax implications of adopting this Plan;

2.	I understand that my failure to properly complete this Adoption Agreement may result in disqualification of the Plan;

3.	I understand that the Prototype Sponsor will inform me of any amendments made to the Plan and will notify me should it discontinue or abandon the Plan; and

4.	I have received a copy of this Adoption Agreement, the corresponding Basic Plan Document and, if applicable, any separate trust agreement used In lieu of the trust agreement contained in the Basic Plan Document.

Signature of Plan Administrator /s/ R. Leuczycki	Date Signed 9/29/03

Type Name R. Leuczycki	Title CFO

NOTE: The Adopting Employer may rely on an opinion letter issued by the internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Code only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service. This Adoption Agreement may be used only in conjunction with Basic Plan Document #01. The signature of the Adopting Employer in this Section Nine shall apply to Section 10 of this Adoption Agreement if the Employer is restating its Plan to comply with Revenue Procedure 2000-200.

SECTION TEN: REMEDIAL AMENDMENT PERIOD PLAN ADMINISTRATION Complete Section 10 only if the Plan is being restated to comply with GUST

Part A.	Highly Compensated Employee

1.	Top Paid Group. For purposes of determining who was a Highly Compensated Employee, did the Employer make the top-paid group election for the following Plan Years?
1997 |_| Yes |X| No |_| Not Applicable	2001 |_| Yes |X| No |_| Not Applicable
1998 |_| Yes |X| No |_| Not Applicable	2002 |_| Yes |X| No |_| Not Applicable
1999 |_| Yes |X| No |_| Not Applicable	2003 |_| Yes |_| No |_| Not Applicable
2000 |_| Yes |X| No |_| Not Applicable	2004 |_| Yes |_| No |_| Not Applicable

NOTE: If a box is not selected for a year, “No” shall be deemed to be selected for such year.

2.	Calendar Year Data Election. For purposes of determining who was a Highly Compensated Employee (other than as a five-percent owner) did the Employer make a calendar year data election for the following Plan Years?
1997 |X| Yes |_| No |_| Not Applicable	2001 |X| Yes |_| No |_| Not Applicable
1998 |X| Yes |_| No |_| Not Applicable	2002 |X| Yes |_| No |_| Not Applicable
1999 |X| Yes |_| No |_| Not Applicable	2003 |_| Yes |_| No |_| Not Applicable
2000 |X| Yes |_| No |_| Not Applicable	2004 |_| Yes |_| No |_| Not Applicable

NOTE: If a box is not selected for a year, “Yes” shall be deemed to be selected for such year.

Part B.	ADP/ACP Testing

1.	Prior Year Testing and ADP Test. For purposes of performing the ADP test, did the Employer apply the prior year testing rules for the following Plan Years?
1997 |X| Yes |_| No |_| Not Applicable	2001 |X| Yes |_| No |_| Not Applicable
1998 |X| Yes |_| No |_| Not Applicable	2002 |X| Yes |_| No |_| Not Applicable
1999 |X| Yes |_| No |_| Not Applicable	2003 |_| Yes |_| No |_| Not Applicable
2000 |X| Yes |_| No |_| Not Applicable	2004 |_| Yes |_| No |_| Not Applicable

NOTE: If a box is not selected for a year, “Yes” shall be deemed to be selected for such year.

2.	Initial Plan Year ADP. If this was not a successor Plan, then, for the first Plan Year this Plan permitted any Participant to make Elective Deferrals, the ADP used in the ADP test for Participants who were not Highly Compensated Employees was such first Plan Year’s ADP.

|_| Yes |X| No

NOTE: Select “No” if “No “ was selected in item I above with respect to the first Plan Year Elective Deferrals were permitted under this Plan. If a box is not selected, “No” shall be deemed to be selected.

3.	Prior Year Testing and ACP Test. For purposes of performing the ACP test, did the Employer apply the prior year testing rules for the following Plan Years?
1997 |X| Yes |_| No |_| Not Applicable	2001 |X| Yes |_| No |_| Not Applicable
1998 |X| Yes |_| No |_| Not Applicable	2002 |X| Yes |_| No |_| Not Applicable
1999 |X| Yes |_| No |_| Not Applicable	2003 |_| Yes |_| No |_| Not Applicable
2000 |X| Yes |_| No |_| Not Applicable	2004 |_| Yes |_| No |_| Not Applicable

NOTE: If a box is not selected for a year under either 1 or 3 above, “Yes” will be deemed to be selected for such year.

4.	Initial Plan Year ACP. If this was not a successor Plan, then, for the first Plan Year this Plan permitted any Participant to make Nondeductible Employee Contributions, provided for Matching Contributions or both, the ACP used in the ACP test for Participants who were not Highly Compensated Employees was such first Plan Year’s ACP.

|_| Yes |X| No

NOTE: Select “No” if “No “ was selected in item 3 above with respect to the first Plan Year Nondeductible Employee Contributions and/or Matching Contributions were permitted if a box is not selected, “No” shall be deemed to be selected.

Part C.	401(k) Safe Harbor Rules

1.	Application of Rules. Did the Employer apply the 401(k) safe harbor rules for the following Plan Years?
1999 |_| Yes |X| No |_| Not Applicable	2002 |_| Yes |X| No |_| Not Applicable
2000 |_| Yes |X| No |_| Not Applicable	2003 |_| Yes |X| No |_| Not Applicable
2001 |_| Yes |X| No |_| Not Applicable	2004 |_| Yes |_| No |_| Not Applicable

NOTE: If a box is not selected for a year, “No” shall be deemed to be selected for such year.

2.	Safe Harbor Contribution. lf “Yes’ is selected for one or more of the years described above, which safe harbor contribution did the Employer make for each of the following Plan Years?

1999	Option 1:	|_|	Nonelective Contribution.
	Option 2:	|_|	Basic Matching Contribution.
	Option 3:	|_|	Enhanced Matching Contribution (describe)___________.

2000	Option 1:	|_|	Nonelective Contribution.
	Option 2:	|_|	Basic Matching Contribution.
	Option 3:	|_|	Enhanced Matching Contribution (describe)___________.

2001	Option 1:	|_|	Nonelective Contribution.
	Option 2:	|_|	Basic Matching Contribution.
	Option 3	|_|	Enhanced Matching Contribution (describe)___________.

2002	Option 1:	|_|	Nonelective Contribution.
	Option 2:	|_|	Basic Matching Contribution.
	Option 3:	|_|	Enhanced Matching Contribution (describe)___________.

2003	Option 1:	|_|	Nonelective Contribution.
	Option 2:	|_|	Basic Matching Contribution.
	Option 3:	|_|	Enhanced Matching Contribution (describe)___________.

2004	Option 1:	|_|	Nonelective Contribution.
	Option 2:	|_|	Basic Matching Contribution.
	Option 3:	|_|	Enhanced Matching Contribution (describe)___________.

NOTE: If no option is selected for a year. Option 2 shall be deemed to be selected for such year.

Part D.	Required Minimum Distribution

1.	Required Beginning Date. Effective the first day of the ______ (enter year) Plan Year, the definition of Required Beginning Date with respect to this Plan was amended to (select one):

Option 1:	|_|	the April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2.

Option 2:	|_|	the April 1 of the calendar year following the calendar year in which a Participant attains age 70 1/2, except that distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of this amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires.

Option 3:	|X|	the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

NOTE: If no Option is selected, Option 3 shall be deemed to be selected. if Option 3 is selected, complete item 2 below, if either item I or item 2 above is selected, skip item 2 below and proceed to Part E below.

2.	Transition Rules. To facilitate the amendment to the definition of Required Beginning Date, one or more of the following options must be selected if Option 3, item 1, above was selected. Option 3, below, must be selected to the extent that there would have been an elimination of a preretirement age 70 1/2 distribution option for Employees older than those listed in item 1 above.

Option 1:	|X|	Any Participant who attained age 70 1/2 in years after 1995 was permitted to defer distributions until the calendar year following the calendar year in which the Participant retired.

Option 2:	|X|	Any Participant attaining age 70 1/2 in years prior to 1997 was permitted to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. With respect to such Participants, there is (select one):

Suboption (a):	|_|	a new annuity starting date upon recommencement, or

Suboption (b):	|X|	no new annuity starting date upon recommencement.

Option 3:	|X|	The preretirement age 70 1/2 distribution option was only eliminated with respect to Employees who reached age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amendment.

NOTE: If no option is selected, Options 1, 2 and3 shall be deemed to be selected. If Option 2 is selected or deemed selected and neither Suboption (a) nor Suboption (b) is selected, Suboption (b) shall be deemed to be selected.

3.	Calculations. For purposes of determining a Participant’s required minimum distribution, in what calendar year did the Employer adopt the 2001 proposed regulations under Section 401(a)(9) of the Code?

|X| 2001 |_| 2002 |_| Not Applicable

NOTE: If a box is not selected under item 3 above, 2001 shall be deemed to be selected.

Part E.	Annual Additions Testing

The 1.0 test described in Section 415(e) of the Code did not apply for Plan Years beginning on or after January 1, 2000. In addition, the Plan did not apply the rule requiring adjustment of the $30,000 annual additions limit to one-fourth of the defined benefit limit for Plan Years beginning on or after January 1, 1995.

Part F.	Family Aggregation

The family aggregation rules with respect to coverage and nondiscrimination tests and allocations of Employer Contributions to the Plan did not apply for Plan Years beginning on or after January 1, 1997.

Part G.	Compensation

The definition of Compensation with respect to annual additions testing under Section 415 of the Code was amended to gross Compensation for Plan Years beginning on or after January 1, 1998.

MASTER DOCUMENT Signed Original AA Rec. by Plans Document Unit ___ Plan Specs. Entered/Revised in System ____

Qualified Retirement Plan EGTRRA Model Amendment Kit

For use with Comprehensive and Flexible 401(k) Plans

INSTRUCTIONS
•	Complete and sign the Adoption Agreement Amendment and file with your other qualified plan documents.
•	Review the Basic Plan Document Amendment and file with your other qualified plan documents.
•	Provide each participant a copy of the Summary of Material Modifications. Retain with your other qualified plan documents — and provide a copy to new employees as they become eligible to participate in the plan, along with a copy of the Summary Plan Description.

Adoption Agreement Amendment

This amendment of the Plan (hereinafter referred to as “the Amendment”) is comprised of this Adoption Agreement Amendment and the corresponding Basic Plan Document Amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the Amendment shall be effective as of the later of the first day of the first Plan Year beginning after December 31, 2001, or the Effective Date of the Plan. The Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the Amendment.

NOTE: Section numbers used below correspond to the Adoption Agreement sections to which the Amendment provisions relate.

SECTION THREE: CONTRIBUTIONS

Part A.	Direct Rollovers

The Plan will accept Direct Rollovers of Eligible Rollover Distributions from (Select any that apply but do not select both items 1 and item 2)

1.	|_|	A qualified plan described in Section 401(a) or 403(a) of the Code, excluding Nondeductible Employee Contributions.

2.	|X|	A qualified plan described in 5ection 401(a) or 403(a) of the Code, including Nondeductible Employee Contributions.

3.	|X|	An annuity contract described in Section 403(b) of the Code, excluding Nondeductible Employee Contributions.

4.	|X|	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Part B.	Indirect Rollovers

The Plan will accept indirect rollovers of Eligible Rollover Distributions from (select any that apply)

1.	|X|	A qualified plan described in Section 401(a) or 403(a) of the Code.

2.	|X|	An annuity contract described in Section 403(b) of the Code.

3.	|X|	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Part C.	Rollover Contributions from IRAs

Will the Plan accept rollover contributions of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income (select one)?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part D.	Effective Date of Direct Rollover, Indirect Rollover and Rollover Contributions From IRAs (complete if one or more boxes are selected in either Parts A or B above or if Option 1is selected in Part C above)

Section 3, Part B of the Basic Plan Document Amendment, Rollovers From Other Plans shall be effective the later of January 1,2002, or the Effective Date of the Plan (enter a date no earlier than January 1, 2002)

Part E.	Modification of Top-Heavy Rules

The Minimum Benefits for Employees Also Covered Under Another Plan

The Employer should describe below the extent, if any, to which the top-heavy minimum benefit requirement of Section 416(c) of the Code and Section 3.01(E) of the Plan shall be met in another plan. This should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the Employees who will receive the minimum benefit under such other plan.

Part F.	Catch-Up Contributions

Will Employees be permitted to make catch-up contributions pursuant to Section 3, Part F of the Basic Plan Document Amendment (select one)?

Option 1.	|X|	Yes, after the later of December 31, 2001, or the Effective Date of the Plan (enter December 31, 2001 or a later date)

Option 2.	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part G.	Matching Contributions and Catch-up Contributions

Will Matching Contributions be made, in accordance with the Matching Contribution formula specified in the Adoption Agreement, with regard to Catch-up Contributions (select one)?

Option 1:	|X|	Yes.

Option 2:	|_|	No.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part H.	Suspension of Elective Deferrals Following Hardship Distribution

The following transition rule shall apply to Participants who received distributions of Elective Deferrals during the 2001 calendar year (select one).

Option 1:	|X|	A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Nondeductible Employee Contributions under this and all other plans of the Employer for six months after receipt of the distribution or until January 1, 2002, if later.

Option 2	|_|	A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Nondeductible Employee Contributions under this and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of Elective Deferrals that were in effect prior to this Amendment.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

SECTION FOUR: VESTING AND FORFEITURES

Part A.	Participants Subject to EGTRRA Vesting Schedules

The provisions of Section Four of the Basic Plan Document Amendment shall apply to

Option 1:	|X|	all Participants with Individual Accounts derived from Matching Contributions.

Option 2:	|_|	those Participants with Individual Accounts derived from Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.

NOTE: If no option is selected, Option 1 shall be deemed to be selected.

Part B.	Vesting Schedule for Matching Contributions

A Participant shall become Vested in his or her Individual Account derived from Contributions, if applicable, in accordance with the vesting schedule set forth in Section Four of the Adoption Agreement, except as set forth herein. Notwithstanding the option selected in Section Four of the Adoption Agreement, if the Employer selected a seven-year vesting schedule for Matching Contributions, Participants shall become fully Vested in such contributions after six years, rather than seven years. If the Employer selected a schedule which provided no vesting until five Years of Vesting Service had been completed, Participants shall become fully Vested after three Years of Vesting Service.

SECTION FIVE: DISTRIBUTIONS AND LOANS

Part A.	Rollovers Disregarded in Involuntary Cash-Outs.

Will rollover contributions be excluded in determining the value of a Participant’s Vested Individual Account for purposes of the Plan’s involuntary cash-out rules (select one)?

Option 1:	|X|	Yes

Option 2:	|_|	No

If the Employer selected Option 1, the election shall apply with respect to distributions made after the later of December 31, 2001 or the Effective Date of the Plan (enter a date no earlier than December 31, 2001) with respect to Participants who separated from service after December 31, 2001 (enter a date (may be earlier than December 31, 2001.))

NOTE: If no option is selected. Option 1 shall be deemed to be selected.

Part B.	Distribution Upon Severance From Employment.

Will Section 5, Part B of the Basic Plan Document Amendment apply?

Option 1:	|X|	Yes, regardless of when the severance from employment occurred

Option 2:	|_|	Yes, for severances from employment occurring after the later of December 31, 2001, or the Effective Date of the Plan (enter date.)

Option 3:	|_|	No

If either Option 1 or Option 2 is selected, such provisions shall apply to distributions occurring after the later of December 31 2001 or the Effective Date of the Plan (enter a date no earlier than December 31, 2001.)

NOTE: If no option is selected, Option 1 shall be deemed to apply.

Signature of Trustee(s) (self-trusteed plans only)

Name of Trustee _____________________________________________________________

Address ___________________________________________________________________

Telephone _________________________________________________________________

Signature ________________________________ Title ______________________________

Name of Trustee _____________________________________________________________

Address ___________________________________________________________________

Telephone _________________________________________________________________

Signature ________________________________ Title ______________________________

Signature of Employer

1.	I acknowledge that I have relied upon my own tax or legal advisors regarding the completion of this Amendment and the legal and tax implications of amending this Plan;

2.	I understand that my failure to properly complete this Amendment may result in disqualification of the Plan; and

3.	1 have received a copy of this Amendment.

Name of Adopting Employer [Illegible]	Plan Name BRADLEY PHARMACEUTICALS, INC. 401(k) SAVINGS PLAN

Signature of Adopting Employer [Illegible]	Date Signed 9/29/03

Type Name [Illegible]	Title CFO

NOTE: In order to obtain reliance with respect to plan qualification, the Employer may be required to apply to the Employee Plans Determinations of the Internal Revenue Service for a determination letter.

Basic Plan Document Amendment

This amendment of the Plan (hereinafter referred to as “the Amendment”) is comprised of this Basic Plan Document Amendment and the corresponding Adoption Agreement Amendment and is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the Amendment shall be effective as of the later of the first day of the first Plan Year beginning after December 31, 2001, or the Effective Date of the Plan. The Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the Amendment.

Note: Section numbers used below correspond to the Basic Plan Document Sections to which the Amendment provisions relate.

DEFINITIONS

Catch-up Contributions: Catch-up Contributions means Elective Deferrals made to the Plan pursuant to Section 3 of the Amendment, Section 414(v) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. Unless otherwise indicated in the Adoption Agreement Amendment, Catch-up Contributions shall be subject to the Matching Contribution formula specified in the Adoption Agreement.

Compensation: The annual Compensation of each Participant taken into account in determining allocations, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation paid during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the Determination Period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.

Effective Date: This section shall be effective for any Plan Year beginning after December 31, 2001.

Key Employee: Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

Effective Date: This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years. This section amends Section 7.19 of the Plan.

Eligible Retirement Plan: For purposes of the Direct Rollover provisions of the Plan, the definition of an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

Effective Date: This section shall apply to distributions made after the later of December 31, 2001, or the Effective Date of the Plan.

Eligible Rollover Distributions: For purposes of the Direct Rollover provisions of the Plan, any amount that is distributed on account of hardship shall not be included in the definition of an Eligible Rollover Distribution and the Recipient may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

For purposes of the Direct Rollover provisions of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Nondeductible Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Effective Date: This section shall apply to distributions made after the later of December 31, 2001, or the Effective Date of the Plan.

SECTION 3:	CONTRIBUTIONS

Part A.	Limitations on Contributions:

Except to the extent permitted under Section 3 of the Amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Individual Account under the Plan for any Limitation Year shall not exceed the lesser of

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

Effective Date: This section shall be effective for Limitation Years beginning after December 31, 2001.

Part B.	Rollovers From Other Plans:

If rollover contributions are otherwise permitted under the Plan, the Plan will accept Participant rollover contributions and/or Direct Rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement Amendment.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

Part C.	Repeal of Multiple Use Test:

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 3.14(B)(2) of the Plan shall not apply.

Effective Date: This section shall apply for Plan Years beginning after December 31, 2001.

Part D.	Elective Deferrals: General Contribution Limitation:

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3 of the Amendment and Section 414(v) of the Code, if applicable.

Part E.	SIMPLE 401(k) Elective Deferrals: Contribution Limitation:

Except to the extent permitted under Section 3, Part F of the Adoption Agreement Amendment and Section 414(v) of the Code, if applicable, the maximum Elective Deferral contribution that can be made to this Plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the Year.

Part F.	Catch-up Contributions:

All Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

Part G.	Suspension Period Following Hardship Distribution:

A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and Nondeductible Employee Contributions under this and all other plans of the Employer for six months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Nondeductible Employee Contributions under this and all other plans of the Employer for the period specified by the Employer in the Adoption Agreement Amendment.

SECTION 4:	VESTING AND FORFEITURES

Part A.	Vesting of Matching Contributions:

A Participant’s Individual Account derived from Matching Contributions shall vest as provided by the Employer in the Adoption Agreement Amendment. If the vesting schedule for Matching Contributions in either Option two or Option four of the Adoption Agreement Amendment is elected, the election in Section 7.06(C) of the Plan shall apply.

Effective Date: This section shall apply to Participants with accrued benefits derived from Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001. If elected by the Employer in the Adoption Agreement Amendment, this section shall also apply to all other Participants with accrued benefits derived from Employer Matching Contributions.

Part B.	Rollovers Disregarded in Involuntary Cash-Outs:

For purposes of Section 4.01(C) of the Plan, the value of a Participant’s Vested Individual Account shall be determined without regard to that portion of the Individual Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s Vested Individual Account as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire Vested Individual Account.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall be effective as specified in the Adoption Agreement Amendment.

SECTION 5:	DISTRIBUTIONS AND LOANS TO PARTICIPANTS

Part A.	Plan Loans for Owner-Employees and Shareholder-Employees:

Plan provisions prohibiting loans to any Owner-Employee or shareholder-employee shall cease to apply.

Effective Date: This section shall be effective for Plan loans made after the later of December 31, 2001, or the Effective Date of the Plan.

Part B.	Distribution Upon Severance From Employment:

A Participant’s Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Amendment and shall apply for distributions and severances from employment occurring after the dates specified in the Adoption Agreement Amendment.

SECTION 7:	MISCELLANEOUS

Part A.	Top-Heavy Rules: Present Value

This paragraph shall apply for purposes of determining the Present Values of accrued benefits and the amounts of account balances of Employees as of the Determination Date. The Present Values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 41 6(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Average Contribution Percentage test and other requirements of Section 401(m) of the Code.

The Employer may provide in the Adoption Agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

Effective Date: This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years. This section amends Section 7.19 of the Plan.

Part B.	Top-Heavy Rules: Safe Harbor CODA

The top-heavy requirements of Section 416 of the Code and Section 7.19 of the Plan shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

Effective Date: This section shall apply for years beginning after December 31, 2001.

ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 (EGTRRA) SUMMARY OF MATERIAL MODIFICATIONS

The purpose of this Summary of Material Modifications (SMM) is to update your Summary Plan Description (SPD) regarding several provisions. This document is very important and should be maintained with your SPD. Unless otherwise noted, the effective date of the amendment is the later of the first day of the first Plan Year beginning after December 31, 2001, or the effective date of the Plan. The following sections of your SPD are amended to read as follows:

REQUIRED PROVISIONS

DEFINITIONS

Catch-up Contributions

Additional Elective Deferrals, not to exceed the applicable dollar amount for a given year, made under this Plan by Participants who attain age 50 before the close of the Plan Year.

Direct Rollover

A way of rolling over an Eligible Rollover Distribution from a qualified plan directly to an Eligible Retirement Plan thereby avoiding federal income tax withholding.

Eligible Retirement Plan

An eligible 457(b) plan maintained by a state governmental entity, a Traditional IRA, a qualified retirement plan, a qualified annuity plan and a 403(b) plan.

Eligible Rollover Distribution

Any distribution to your credit that does not include the following: any distribution that is one of a series of substantially equal periodic payments; required minimum distributions; and hardship distributions. In addition, an Eligible Rollover Distribution includes a Direct Rollover of Nondeductible Employee Contributions made to a Traditional IRA or qualified retirement plan, if those amounts are separately accounted for in the receiving plan.

Key Employee

An Employee who at any time during the Plan Year is an officer of the employer having annual compensation greater than $130,000 (indexed); a five-percent owner of the company; or a one-percent owner of the company with annual compensation exceeding $150,000.

Nondeductible Employee Contributions

Any contribution that you make to a plan on an after-tax basis. These contributions may only be made to 401(k) plans and certain 403(b) plans.

PLAN FUNDING AND ADMINISTRATION

How will the amount of the Employer Contributions be determined?

Your Employer will decide each Plan Year whether or not to make a contribution based on your Compensation to the Plan unless a more detailed method of determining the amount of an Employer Contribution is specified in the SPD. Contributions to a 401(k) plan can range from 0% to 25% of Participants’ Compensation each year.

What is meant by my Compensations?

The definition of Compensation for Plan purposes can vary for many reasons. For example, federal law may require use of one definition of Compensation for nondiscrimination testing and another for contribution allocation purposes.

In general, the amount of your earnings from your Employer taken into account under the Plan is all earnings reported to you on Form W-2. In the event your Compensation exceeds $200,000 (indexed) per year, only the first $200,000 will be counted as Compensation under the Plan. This $200,000 cap will be adjusted periodically by the IRS for increases in cost-of-living. See your Plan Administrator for the current year’s limit on Compensation. Refer to the SPD to determine whether a more specific definition of Compensation is provided under the Plan.

Rollover/Transfer Contribution

Your Plan allows you to make rollover and/or transfer contributions unless your SPD reflects otherwise. If rollover contributions are permitted under the Plan, the Plan may accept rollover contributions and/or Direct Rollovers of distributions made after the later of December 31, 2001, or the effective date of your Plan, from an Eligible Retirement Plan. Refer to the Elective Provisions section of this SMM to determine what provisions apply.

Limitations on Contributions and Allocations

Do any limits apply to the amount that may be allocated to my Individual Account for any Plan Year?

Yes. The amount which may be allocated to your Individual Account for any year is subject to Internal Revenue Code provisions limiting your allocation amount to the lesser of $40,000 (indexed) or 100% of your Compensation paid to you by your Employer for a given year. The $40,000 limit will be adjusted periodically by the Internal Revenue Service (IRS) for increases in the cost-of-living. See your Plan Administrator for the current year’s limit.

Contributions to 401(k) Plans

You are generally allowed to make before-tax contributions called Elective Deferrals to the Plan through payroll deduction. In addition, you may be permitted to make a one-time, irrevocable election to make before-tax contributions which are not considered Elective Deferrals. Finally, your Employer may also make various contributions to the Plan on your behalf. These may include the following.
•	Matching Contributions These contributions match a percentage of your Elective Deferrals and Catch-up Contributions (and/or Nondeductible Employee Contributions) made to the Plan.

•	Employer Profit Sharing Contributions These contributions are discretionary. Your entitlement to an Employer Profit Sharing Contribution is not dependent upon making Elective Deferrals.
•	Nonelective Contributions These contributions may be made by your Employer in lieu of Matching Contributions. Nonelective Contributions may only be made as Safe Harbor CODA Contributions or to SIMPLE 401(k) Plans.
•	Qualified Nonelective Contributions and Qualified Matching Contributions These contributions may be made by your Employer to satisfy special nondiscrimination rules which apply to the Plan. These contributions are fully vested when made and are subject to the same restrictions on withdrawals applicable to Elective Deferrals. These types of contributions are available under a 401(k) Plan, at the Employer’s discretion.
•	Nondeductible Employee Contributions Some 401(k) plans allow Participants to make after-tax contributions to the Plan which accrue earnings on a tax-deferred basis. These contributions are called Nondeductible Employee Contributions.

Refer to the SPD to determine the kinds of contributions available under your Plan.

Elective Deferrals

How much may I defer into the 401(k) plan?

If you have met the eligibility requirements for making Elective Deferrals, your deferral contributions to this and any other qualified plans maintained by the Employer, may not exceed the following amount for each year:

$11,000 for 2002 $12,000 for 2003 $13,000 for 2004 $14,000 for 2005 $15,000 for 2006 and thereafter

These amounts are indexed for cost-of-living adjustments and may be adjusted in increments of $500 beginning after 2006.

Are Catch-up Contributions available under your Plan?

Unless otherwise indicated in the Elective Provisions section of this SMM, all Employees who are eligible to make Elective Deferrals under your Plan and who have attained age 50 before the close of the Plan Year are eligible to make Catch-up Contributions, not to exceed the applicable dollar amount for the year. In addition, certain limits, as required by law, must be met prior to being eligible to make a Catch-up Contribution. See your Plan Administrator for additional information.

Matching Contributions

Your Plan may provide for Matching Contributions. If so, the SPD and the Elective Provisions section of this SMM provides specific information about Matching Contributions unique to your Plan.

What must I do to share in an Employer Matching Contribution?

You may receive Matching Contributions if you put Elective Deferrals, Catch-up Contributions, and/or Nondeductible Employee Contributions into the Plan.

To share in the Matching Contribution, you must be a Participant in the Plan. Some plans require that you work a minimum number of hours to share in the Matching Contribution. Refer to the SPD to determine if an hourly requirement applies to your Plan.

A nonstandardized plan may require you to be working for the Employer on the last day of the Plan Year to share in the Matching Contribution. Refer to the SPD to determine if this requirement applies to your Plan.

Plans may waive hourly and/or last day requirements under certain circumstances such as death, disability, etc. Refer to the SPD to determine if and when such requirements are waived.

The amount of your Matching Contribution will be based upon the formula described in the SPD.

EXAMPLE: Your annual Compensation is $15,000. You agree to make an Elective Deferral of 10% of your Compensation. Under the terms of the Plan, assume your Employer has selected a Matching Contribution formula that will match your Elective Deferrals on the basis of 50 cents for each dollar you contribute. Your Elective Deferral will be $1,500 for the Plan Year and the Matching Contribution will be $750.

Are highly compensated Participants eligible to receive Matching Contributions?

Yes. However, additional limitations may exist on the Matching Contribution amounts. The Internal Revenue Code and tax rules define highly compensated employee for these purposes. If these limits apply to you, your Plan Administrator will provide additional information about them. The additional limitations described above do not apply to SIMPLE 401(k) plans.

DISTRIBUTION OF BENEFITS AND VESTING

Which vesting schedule will be used to determine my vested benefit?

You will become vested according to the vesting schedule(s) disclosed in your SPD and this SMM.

If the SPD previously provided to you by your Employer specified a seven-year vesting schedule for Matching Contributions, you will become fully vested in such contributions after six years, rather than seven. If the SPD previously provided to you by your Employer specified no vesting until five years of service had been completed, you will become fully vested after three years of service.

Vesting Schedule for Top-Heavy Plans

A top-heavy plan is one in which more than 60% of the value of the Plan assets is credited to the accounts of certain officers, shareholders and highly paid Participants. These individuals are called Key Employees.

The top-heavy vesting schedule will not apply if the vesting schedule selected by your Employer provides for faster vesting. For example, if the Employer has selected the 100% vesting schedule (under which all Participants are 100% vested at all times) and the Plan becomes top heavy, that vesting schedule selected by your Employer will remain in effect because it provides for more rapid vesting.

Refer to the SPD to determine the top-heavy vesting schedule.

NOTE: The top-heavy requirements do not apply to SIMPLE 401(k) plans and Safe Harbor CODA plans.

When may I withdraw money from the Plan?

Certain events must occur before you may withdraw money from the Plan. Benefits may be withdrawn if any of the following occur:

Termination of employment after attaining Normal Retirement Age

Normal Retirement Age under the Plan is specified in the SPD.

Termination of employment after satisfying any Early Retirement Age Requirement

The Early Retirement Age conditions, if any, are specified in the SPD.

Terminating the Plan by your Employer

If your Plan is a 401(k) plan, there are several other circumstances under which you may withdraw Elective Deferrals

Your Plan may also allow you to take Elective Deferrals out of the Plan upon attainment of age 59 1/2 or if you have a severe financial hardship. Generally, the only financial needs that are considered to meet the financial hardship requirements are deductible medical expenses for you or your immediate family, purchase of your principal residence, payment of tuition and related educational fees for the next 12 months of post-secondary education for you or your immediate family, or to prevent eviction from your home or foreclosure upon your principal residence. Check with your Plan Administrator to determine if any other financial needs meet the financial hardship requirements under your Plan. A hardship distribution can not exceed the amount of your immediate and heavy financial need. You must have obtained all distributions and all nontaxable loans from all Plans maintained by your Employer prior to qualifying for a hardship distribution. Your Elective Deferrals (and Nondeductible Employee Contributions, if applicable) will be suspended for 6 months after receipt of a hardship distribution. If you receive a hardship distribution of Elective Deferrals in calendar year 2001, you are prohibited from making Elective Deferrals (and Nondeductible Employee Contributions, if applicable) for 6 months after receipt of the hardship distribution or until January 1, 2002, if later, unless otherwise indicated in the Elective Provisions section of this SMM. Hardship distributions are subjected to a 10% penalty tax if received before you reach age 59 1/2. Refer to your SPD to determine if you may take distributions of Elective Deferrals in any of the preceding circumstances.

NOTE: Nonelective and basic or enhanced matching contributions under the Safe Harbor CODA Contribution provisions are subject to the same distribution restrictions as Elective Deferrals except the Safe Harbor CODA Contributions specified here may not be distributed under the hardship distribution provisions.

How will my benefits be paid to me?

Payments from the Plan that are Eligible Rollover Distributions may be taken in two ways. You may have all or any portion of your Eligible Rollover Distribution either (1) paid in a Direct Rollover to an Eligible Retirement Plan or (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment, because the Plan Administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

Provided along with this SMM is an updated Qualified Retirement Plan Distribution Notice. This notice contains information about your options at the time of distribution. This information will, among other things, further define what an Eligible Rollover Distribution is. The updated Qualified Retirement Plan Distribution Notice is effective for distributions made after the later of December 31, 2001, or the effective date of the Plan.

If your vested Individual Account (i.e., the amount of money in the Plan you are entitled to) is no more than $5,000, your benefits will be paid either directly to you or as a Direct Rollover to a Traditional IRA, in a single payment. When determining the vested value of your Individual Account, rollover contributions may be disregarded for this purpose effective the later of January 1, 2002, or the effective date of the Plan.

Once I become eligible to receive benefits, when will they be distributed to me?

If you terminate employment and the value of your Individual Account (disregarding rollover contributions, unless otherwise noted in the Elective Provisions section of this SMM), is no more than $5,000, the Plan Administrator will direct that your benefits be paid as soon as administratively practicable after you become eligible to receive them.

If the value of your Individual Account is more than $5,000, your benefits will not be paid until you submit a request to the Plan Administrator for payment. The Plan Administrator will provide you with the proper request forms. Once you have returned the completed request to the Plan Administrator, payment will be made as soon as administratively practicable after the Plan Administrator received your request.

ELECTIVE PROVISIONS

PLAN FUNDING AND ADMINISTRATION

Other Contributions

You can complete a Direct Rollover of Eligible Rollover Distributions from the following type(s) of plans:

|_|	A qualified retirement plan, not including Nondeductible Employee Contributions.

|X|	A qualified retirement plan, including Nondeductible Employee Contributions.

|X|	A 403(b) plan, not including Nondeductible Employee Contributions.

|X|	An eligible 457(b) plan maintained by a state governmental entity.

You can complete an indirect rollover of Eligible Rollover Distributions from the following type(s) of plans:

|X|	A qualified retirement plan.

|X|	A 403(b) plan.

|X|	An eligible 457(b) plan maintained by a state governmental entity.

You can make a rollover contribution of pre-tax amounts from a Traditional IRA.

|X|	Yes

|_|	No

The above transactions shall be available the later of January 1, 2002, or the effective date of your Plan.

Catch-up Contributions

Will you be permitted (if eligible) to make Catch-up Contributions?

|X|	Yes, after the later of December 312001sr the effective date of your Plan.

|_|	No

Matching Contributions and Catch-up Contributions

Will Matching Contributions be made with regard to Catch-up Contributions?

|X|	Yes

|_|	No

If “yes” is selected, the Matching Contribution formula identified in your SPD will be followed.

DISTRIBUTION OF BENEFITS AND VESTING

Suspension of Elective Deferrals Following Hardship Distribution

If you receive a hardship distribution of Elective Deferrals during the 2001 calendar year,

|X|	You are prohibited from making Elective Deferrals (and Nondeductible Employee Contributions, if applicable) under your Plan for 6 months after you receive the distribution or until January 1, 2002, if later.

|_|	You are prohibited from making Elective Deferrals (and Nondeductible Employee Contributions, if applicable) under your Plan for 12 months after you receive the distribution.

Rollovers Disregarded in Involuntary Cash-Outs

Will rollover contributions be included when determining whether the value of your Individual Account is less than $5,000?

|_|	Yes

|X|	No

If “no” is selected, see your Plan Administrator if special effective dates pertain.

The following updated Qualified Retirement Plan Distribution Notice is provided within this Summary of Material Modifications for purposes of satisfying certain electronic delivery options available to Plan Administrators. You may refer to this Distribution Notice prior to future receipt of a distribution from the Plan.

Qualified Retirement Plan
DISTRIBUTION NOTICE
Important Information About Your Qualified Retirement Plan Distribution

INTRODUCTION	As a participant in your employer’s qualified retirement plan, you have accumulated a vested account balance. You may receive your vested account balance only if you incur a triggering event. You may incur a triggering event if:
•	you quit working for your employer,
•	you attain the normal retirement age indicated in the plan,
•	you become disabled,
•	your employer terminates the plan,
•	your plan permits in-service distributions, or
•	you incur a hardship (only applicable to certain plans).

However, you must refer to your Summary Plan Description to identify the specific triggering events which apply under your plan.

NOTE: Generally, payments from your employer’s qualified retirement plan must be delayed for a minimum of 30 days after you receive this notice, to allow you time to consider your distribution options. Although you are entitled to consider your distribution options for a period of 30 days, you may waive this 30 day notice requirement. If you are subject to the Retirement Equity Act (REA) notice requirements and you waive the 30 day notice requirement, your employer must wait seven days from the date you received this notice before commencing distributions.

The law dictates the optional forms that your payments may take. The law also specifies how the different types of payments will be taxed. This notice summarizes your distribution options and illustrates the financial effect and the tax consequences of each distribution option.

PART ONE of this notice describes the plan payment options available to you. PART TWO describes your beneficiary(ies) payment options. PART THREE contains a special tax notice, required by the IRS, that explains the tax treatment of your plan payment and describes the direct rollover option for eligible rollover distributions.

NOTE: The payment amounts indicated in this notice are only examples. The calculations for the Qualified Joint and Survivor Annuity are based on standard mortality tables using a five percent interest rate and a payment age of 65. Actual payment amounts will vary depending upon the entity from which you purchase your annuity. You may obtain financial projections based upon your account balance by submitting a request, in writing, to the plan administrator (usually the employer).

PART ONE — PAYMENT OPTIONS FOR PLAN PARTICIPANTS

IMPORTANT NOTICE TO PARTICIPANT	Read the following message before reviewing your options.
Of the four options listed below, some may not be available to you. If the plan administrator has placed a checkmark in the box immediately above “Waiver Election” on the distribution form, the plan is known as a “REA safe harbor” plan, and no existing plan assets are subject to the REA annuity requirements. In that case, Option I listed below is not available to you, and Option II may be available to you only under limited circumstances.

DISTRIBUTION OPTIONS	If your vested account balance is $5,000 or less at the time of distribution, the plan administrator is required to pay your distribution to you in a single cash payment. If the amount exceeds $1,000 and is an eligible rollover distribution and you do not instruct the plan administrator otherwise, your vested account balance may be directly rolled into a Traditional IRA. You may subsequently transfer the distribution to another Traditional IRA. If your vested account balance exceeds $5,000, you must consent to the form of payment.

I.	QUALIFIED JOINT AND SURVIVOR ANNUITY

The law requires that your vested account balance be paid to you in the form of a Qualified Joint and Survivor Annuity if you are married, or a Single Life Annuity if you are not married. If you wish to receive your vested account balance using a different distribution option (described below), you must waive the Qualified Joint and Survivor Annuity (the Single Life Annuity if you are not married) and your spouse must consent to the annuity waiver.

Unless properly waived, you will receive your vested account balance in the form of a Qualified Joint and Survivor Annuity (the Single Life Annuity if you are not married).

A.	Qualified Joint and Survivor Annuity Defined

If you are married, a Qualified Joint and Survivor Annuity is a series of periodic payments to you during your lifetime and to your spouse upon your death. The periodic payment amount your spouse receives will be a set percentage of the periodic payment amount you received during your lifetime. To determine the percentage your spouse would receive (i.e., survivor annuity), contact the plan administrator.

If you are not married, a Qualified Joint and Survivor Annuity is a series of annuity payments over your life.

B.	Waiving the Qualified Joint and Survivor Annuity

If you wish to receive your vested account balance using one of the other options listed in Section II through IV of this form, you (and, if you are married, your spouse) must waive the Qualified Joint and Survivor Annuity. You can waive the Qualified Joint and Survivor Annuity by completing a distribution form. You can obtain this form from your plan administrator. After waiving the Qualified Joint and Survivor Annuity by signing the distribution form, you may receive your vested account balance using one of the other distribution methods explained below.

C.	Financial Effect of a Qualified Joint and Survivor Annuity

As stated above, a Qualified Joint and Survivor Annuity will provide periodic payments to you during your lifetime and, if you are married, to your spouse after your death. Your spouse will generally receive smaller periodic payments than you received while you were alive. For example, assume a participant retires with a $10,000 vested account balance. A Qualified Joint and Survivor Annuity would provide him or her with the following payments.

Lifetime Monthly Particiant Benefit	% of Survivor Annuity*	Monthly Survivor Benefit
$63.40	100%	$63.40
$66.30	75%	$49.72
$67.30	66.67%	$44.86
$69.40	50%	$34.70

* These estimates are derived from standard mortality tables using a participant with a 65 year old spouse beneficiary beginning payments at age 65. To determine the survivor annuity percentage, contact the plan administrator.

II.	ANNUITY CONTRACT

If the plan is a REA safe harbor plan, or the Qualified Joint and Survivor Annuity is properly waived, you may purchase an annuity contract with your vested account balance. This distribution option allows you to choose the type of annuity contract you wish to purchase. However, if the plan is a REA safe harbor plan, you cannot elect payments in the form of a life annuity.

A.	Annuity Contract Defined

You may use your vested account balance to purchase a term certain annuity, a single life annuity (not available for REA safe harbor plans) or any other form of annuity. A term certain annuity would distribute dollars to you and your beneficiary for a specified number of years. A single life annuity would distribute dollars to you for your lifetime and would cease distributions after your death.

B.	Financial Effect and Tax Consequences of the Annuity

If you elect to use your vested account balance to purchase a single life annuity, you will receive payments as long as you are alive. For example, a participant who is age 65 with a $10,000 vested account balance will receive $76.60 per month while he or she is alive.

III.	LUMP SUM PAYMENT

If you properly waive the Qualified Joint and Survivor Annuity or if this is a REA safe harbor plan and no existing plan assets are subject to the REA annuity requirements, you may request a single sum payment.

A.	Lump Sum Payment Defined

A Lump Sum Payment is the payment of your entire vested account balance.

B.	Financial Effect and Tax Consequences of a Lump Sum Payment

Generally a Lump Sum Payment is included in your income and taxed in the year of the distribution. Most Lump Sum Payments are eligible rollover distributions and would, therefore, be subject to the 20 percent withholding rules unless directly rolled over to another plan or Traditional IRA. See Part Three, “Special Tax Notice Regarding Plan Payments” for more information.

IV.	INSTALLMENT PAYMENTS

If the Qualified Joint and Survivor Annuity is properly waived or if this is a REA safe harbor plan, you may elect to receive your vested account balance in installment payments. Installment payments for a period of less than 10 years are generally eligible rollover distributions and would, therefore, be subject to the 20 percent withholding rules unless directly rolled over to another plan or Traditional IRA. See Part Three, “Special Tax Notice Regarding Plan Payments” for more information.

A.	Installment Payments Defined

Installment payments are payments distributed to you in any amount you choose at intervals that you determine within limits set by the trustee or custodian. For example, the payments could be paid to you annually, semiannually, quarterly, or monthly. The payment schedule you choose cannot be longer than your single life expectancy or, if you have a beneficiary named, the joint life expectancy of you and your beneficiary.

B.	Financial Effect and Tax Consequences of Installment Payments

Generally, each installment payment will be included in your income in the year in which you receive it. For example, a participant who elects to receive $500 per month will include $6,000 ($500 x 12 months) in income each tax year.

PART TWO — PAYMENT OPTIONS FOR BENEFICIARIES OF DECEASED PLAN PARTICIPANTS

IMPORTANT NOTICE TO BENEFICIARY	If you are the designated beneficiary of a deceased participant’s vested account balance, you are eligible to receive a distribution. The form of the benefit depends on several factors including the type of plan and the amount in the participant’s account.

I.	PARTICIPANT’S ACCOUNT BALANCE

If the participant’s vested account balance was $5,000 or less the plan administrator is required to pay your distribution to you in a single cash payment. If the participant’s account balance exceeded $1,000 and is an eligible rollover distribution and you do not instruct the plan administrator otherwise, the vested account balance may be directly rolled into a Traditional IRA. You may subsequently transfer the distribution to another Traditional IRA. If the participant’s vested account balance exceeded $5,000, you must consent to the form of payment.

II.	TYPE OF PLAN

NOTE: THE PLAN ADMINISTRATOR CAN TELL YOU WHICH TYPE OF PLAN THIS IS.

A.	REA Safe Harbor Plans (Profit Sharing or 401(k) Plans only)

You may select either Option III or IV listed above. However, if you select the installment payment method described in Option IV, the payment schedule you choose cannot be longer than your life single expectancy.

B.	All other plans

If the plan participant died before distributions commenced and you are a spouse beneficiary, distributions from the plan must be paid to you (if applicable) in the form of a qualified preretirement survivor annuity, unless the annuity requirement was properly waived. A participant waives the annuity requirement by completing a “Designation of Beneficiary” form and obtaining your written consent to the waiver. If the participant did not execute the required waivers, then his or her account balance will be paid to you (the deceased participant’s spouse) in the form of a preretirement survivor annuity unless the plan specifically permits you to elect to receive payments in a form other than a qualified preretirement survivor annuity. If you are a nonspouse beneficiary of a deceased participant who was married, you will not receive any payment from the plan unless the participant properly waived the requirement that his or her spouse be the beneficiary.

If the qualified preretirement survivor annuity was properly waived by the participant and/or his or her spouse (if applicable), then you may receive the entire vested account balance in a Lump Sum Payment as explained in Part One, Option III, of this notice. The rollover option described below is available only if you are the spouse of the deceased participant. The other distribution option available to you as a beneficiary is explained in Part One, Option IV, “Installment Payments.” However, the payment schedule you choose cannot be longer than your single life expectancy.

PART THREE — SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

SUMMARY	This notice explains how you can continue to defer federal income tax on your retirement savings, and contains important information you will need before you decide how to receive your plan benefits.

NOTE: Your employer has received an IRS opinion letter that this plan is qualified.

This notice is provided to you by your plan administrator because all or part of the payment that you will soon receive from the plan may be eligible for rollover by you or your plan administrator to a Traditional IRA or an eligible employer plan. A rollover is a payment by you or the plan administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an Education IRA). An “eligible employer plan” includes a plan qualified under Section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; an annuity plan described under Section 403(a) of the Code; a tax-sheltered annuity described under Section 403(b) of the Code; and a deferred compensation plan, described under Section 457(b) of the Code, maintained by a governmental employer (governmental 457(b) plan).

An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a Traditional IRA or split your rollover amount between the employer plan in which you will participate and a Traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse’s consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

If you have additional questions after reading this notice, you may contact your plan administrator.

There are two ways you maybe able to receive a plan payment that is eligible for rollover: (1) certain payments can be made directly to a Traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit (“direct rollover”); or (2) the payment can be paid to you.

If you choose a direct rollover the following will result.

•	Your payment will not be taxed in the current year and no income tax will be withheld.

•	You choose whether your payment will be made directly to your Traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not Traditional IRAs.

•	The taxable portion of your payment will be taxed later when you take it out of the Traditional IRA or the eligible employer plan. Depending on the type of plan, the subsequent distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this plan.

If you choose to have a plan payment that is eligible for rollover paid to you, the following will result.

•	You will receive only 80 percent of the taxable amount of the payment, because the plan administrator is required to withhold 20 percent of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

•	The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you also may have to pay an additional 10 percent tax.

•	You can roll over the payment by paying it to your Traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the Traditional IRA or the eligible employer plan.

•	If you want to roll over 100 percent of the payment to a Traditional IRA or an eligible employer plan, you must find other money to replace the 20 percent of the taxable portion that was withheld. If you roll over only the 80 percent that you received, you will be taxed on the 20 percent that was withheld and that is not rolled over.

MORE INFORMATION	I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER
Payments from the plan may be “eligible rollover distributions.” This means that they can be rolled over to a Traditional IRA or an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your plan administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

A.	AFTER-TAX CONTRIBUTIONS

If you made after-tax contributions to the plan, these contributions may be rolled into either a Traditional IRA or to certain employer plans that accept rollovers of after-tax contributions. The following rules apply.

1.	Rollover into a Traditional IRA. You can roll over your after-tax contributions to a Traditional IRA either directly or indirectly. Your plan administrator should be able to tell you how much of your payment is taxable and how much is after-tax.

If you roll over after-tax contributions to a Traditional IRA, it is your responsibility to keep track of, and report to the IRS on the applicable forms, the amount of these after-tax contributions. This will enable the nontaxable amount of any future distributions from the Traditional IRA to be determined.

Once you roll over your after-tax contributions to a Traditional IRA, those amounts CANNOT later be rolled over to an employer plan.

2.	Rollover into an Employer Plan. You can roll over after-tax contributions from an eligible employer plan that is qualified under Section 401(a) or 403(a) of the Code to another such plan using a direct rollover if the plan receiving the rollover provides separate accounting for such amounts, including separate accounting for the after-tax contributions and earnings on those contributions. You CANNOT roll over such after-tax contributions to a governmental 457(b) plan. If you want to roll over your after-tax contributions to an employer plan that accepts such rollovers, you cannot have the after-tax contributions paid to you first. You must instruct the plan administrator of this plan to make a direct rollover on your behalf Also, you cannot first roll over after-tax contributions to a Traditional IRA and then roll over such contributions into an eligible employer plan.

B.	The following are types of payments that cannot be rolled over.

PAYMENTS SPREAD OVER LONG PERIODS

You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for.

•	your lifetime (or a period measured by your life expectancy), or

•	your lifetime and your beneficiary’s lifetime (or a period measured by your joint life expectancies), or

•	a period of ten years or more.

REQUIRED MINIMUM PAYMENTS

Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a “required minimum payment” that must be paid to you. Special rules apply if you own more than five percent of your employer.

HARDSHIP DISTRIBUTIONS

A hardship distribution cannot be rolled over.

ESOP DIVIDENDS

Cash dividends paid to you on employer stock held in an employee stock ownership plan cannot be rolled over.

CORRECTIVE DISTRIBUTIONS

A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

LOANS TREATED AS DISTRIBUTIONS

The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the plan administrator of this plan if distribution of your loan qualifies for rollover treatment.

The plan administrator of this plan should be able to tell you if your payment includes amounts which cannot be rolled over.

II.	DIRECT ROLLOVER

A direct rollover is a direct payment of the amount of your plan benefits to a Traditional IRA or an eligible employer plan that will accept it. You can choose a direct rollover of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a direct rollover until you later take it out of the Traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any portion of your plan benefits for which you choose a direct rollover. This plan might not let you choose a direct rollover if your distributions for the year are less than $200.

A.	DIRECT ROLLOVER TO A TRADITIONAL IRA

You can open a Traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a Traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a Traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a Traditional IRA to receive the payment. However, in choosing a Traditional IRA, you may wish to make sure that the Traditional IRA you choose will allow you to move all or a part of your payment to another Traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on Traditional IRAs (including limits on how often you can roll over between IRAs).

B.	DIRECT ROLLOVER TO A PLAN

If you are employed by a new employer that has an eligible employer plan, and you want a payment from your previous employer’s plan directly rolled over to your new employer’s plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer’s plan does not accept a rollover, you can choose a direct rollover to a Traditional IRA. If your new employer’s plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of the receiving plan before making your decision.

C.	DIRECT ROLLOVER OF A SERIES OF PAYMENTS

If you receive a payment that can be rolled over to a Traditional IRA or an eligible employer plan, and it is paid in a series of payments for less than ten years, your choice to make or not make a direct rollover of the first payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

D.	CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER

The tax treatment of any payment from the eligible employer plan or Traditional IRA receiving your direct rollover might be different than if you received your benefit in a taxable distribution directly from the plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a tax-sheltered annuity described under Section 403(b) of the Code, a deferred compensation plan described under Section 457(b) of the Code, or a Traditional IRA in a direct rollover, your benefit will no longer be eligible for that special treatment. See the sections below entitled “Additional 10 percent Tax If You Are Under Age 59 1/2” and “Special Tax Treatment If You Were Born Before January 1, 1936.”

III.	PAYMENT PAID TO YOU

If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20 percent federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a Traditional IRA or an eligible employer plan. If you do not roll it over, special tax rules may apply.

A.	INCOME TAX WITHHOLDING

1.	Mandatory Withholding

If any portion of your payment can be rolled over under Part I above and you do not elect to make a direct rollover, the plan is required by law to withhold 20 percent of the taxable amount. This amount is sent to the IRS as income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see “Sixty-Day Rollover Option” below) you must report the full $10,000 as a payment from the plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

2.	Voluntary Withholding

If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the plan administrator for the election form and related information.

3.	Sixty-Day Rollover Option

If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a Traditional IRA or an eligible employer plan. If you decide to roll over, you must contribute the amount of the payment you received to a Traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the Traditional IRA or the eligible employer plan.

You can roll over up to 100 percent of your payment that can be rolled over under Part I above, including an amount equal to the 20 percent of the taxable portion that was withheld. If you choose to roll over 100 percent, you must find other money within the 60-day period to contribute to the Traditional IRA or the eligible employer plan, to replace the 20 percent that was withheld. On the other hand, if you roll over only the 80 percent of the taxable portion that you received, you will be taxed on the 20 percent that was withheld.

Example: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a Traditional IRA or eligible employer plan. To do this, you roll over the $8,000 you received from the plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the Traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

B.	ADDITIONAL 10 PERCENT TAX IF YOU ARE UNDER AGE 59 1/2

If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10 percent of the taxable portion of the payment. The additional 10 percent tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary’s lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Section 404(k) of the Code, (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10 percent tax.

The additional 10 percent tax will not apply to distributions from a governmental 457(b) plan, except to the extent the distribution is attributable to an amount you rolled over to that plan (adjusted for investment returns) from another type of eligible employer plan or IRA. Any amount rolled over from a governmental 457(b) plan to another type of eligible employer plan or to a Traditional IRA will become subject to the additional 10 percent tax if it is distributed to you before you reach age 59 1/2, unless one of the exceptions applies.

C.	SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936

If you receive a payment that can be rolled over under Part I and you do not roll it over to a Traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a “lump sum distribution,” it may be eligible for special tax treatment. (See also “Employer Stock or Securities” below.) A lump sum distribution is a payment, within one year, of your entire balance under the plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

1.	Ten-Year Averaging

If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using “10-year averaging” (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

2.	Capital Gain Treatment

If you receive a lump sum distribution and you were born before January 1, 1936, and if you were a participant in the plan before 1974, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the plan taxed as long-term capital gain at a rate of 20 percent.

There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this plan from a 403(b) tax-sheltered annuity contract or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from a governmental 457 plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from this plan. If you roll over your payment to a Traditional IRA, a tax-sheltered annuity described under Section 403(b) of the Code, or a governmental 457(b) plan, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a Traditional IRA, a tax-sheltered annuity, described under Section 403(b) of the Code, or a governmental 457(b) plan, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

D.	EMPLOYER STOCK OR SECURITIES

There is a special rule for a payment from the plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to “after-tax” employee contributions, if any. Under this special rule, you may have the option of not paying tax on the “net unrealized appreciation” of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the plan. For example, if employer stock was contributed to your plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a Traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a Traditional IRA or another eligible employer plan.

If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20 percent withholding amount will be based on the entire taxable amount paid to you (including the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

E.	REPAYMENT OF PLAN LOANS

If your employment ends and you have an outstanding loan from the plan, your employer may reduce (or “offset”) your balance in the plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a Traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or are treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the plan, the 20 percent withholding amount will be based on the entire taxable amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

IV.	SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are “alternate payees.” You are an alternate payee if your interest in the plan results from a “qualified domestic relations order,” which is an order issued by a court, usually in connection with a divorce or legal separation.

If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a direct rollover to a Traditional IRA or to an eligible employer plan, or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a Traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself

If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10 percent tax described in Part Three Section III above, even if you are younger than age 59 1/2.

If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part Three Section III above. If you receive a payment because of the employee’s death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had five years of participation in the plan.

HOW TO OBTAIN ADDITIONAL INFORMATION	This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the plan administrator or a professional tax advisor before you take a payment of your benefits from the plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS’s Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORM.